                                                                   EXHIBIT 99.12
================================================================================

                           SECOND AMENDED AND RESTATED
                          CREDIT AND GUARANTY AGREEMENT

                          DATED AS OF SEPTEMBER 8, 1999
                  AS AMENDED AND RESTATED AS OF APRIL 25, 2001
           AND AS FURTHER AMENDED AND RESTATED AS OF OCTOBER 15, 2002

                                      AMONG

                          WILLIAMS COMMUNICATIONS, LLC
                                   AS BORROWER

                                       AND

                        THE GUARANTORS REFERRED TO HEREIN

                                       AND

                         THE LENDERS REFERRED TO HEREIN

                                       AND

                              BANK OF AMERICA, N.A.
                             AS ADMINISTRATIVE AGENT

                                       AND

                              JP MORGAN CHASE BANK
                  (FORMERLY KNOWN AS THE CHASE MANHATTAN BANK)
                              AS SYNDICATION AGENT

                                       AND

                            SALOMON SMITH BARNEY INC.
                                       AND
                               MERRILL LYNCH & CO.
                           AS CO-DOCUMENTATION AGENTS

================================================================================

                                TABLE OF CONTENTS

                                                                                                               PAGE
INTRODUCTORY STATEMENT...........................................................................................1

ARTICLE 1             DEFINITIONS................................................................................2

ARTICLE 2             THE LOANS.................................................................................31

         Section 2.1.      Loans................................................................................31

         Section 2.2.      Interest Rate Type of the Loans......................................................31

         Section 2.3.      Total Revolving Letter of Credit Commitment..........................................31

         Section 2.4.      Letters of Credit....................................................................31

         Section 2.5.      Repayment of Loans; Evidence of Debt.................................................40

         Section 2.6.      Interest.............................................................................41

         Section 2.7.      Commitment Fees and Other Fees.......................................................42

         Section 2.8.      Termination and/or Reduction of the Total Revolving Letter of Credit Commitment......42

         Section 2.9.      Prepayments..........................................................................43

         Section 2.10.     Default Interest; Alternate Rate of Interest.........................................46

         Section 2.11.     Continuation and Conversion of Loans.................................................47

         Section 2.12.     Reimbursement of Lenders.............................................................48

         Section 2.13.     Change in Circumstances..............................................................49

         Section 2.14.     Change in Legality...................................................................52

         Section 2.15.     United States Withholding............................................................52

         Section 2.16.     Interest Adjustments.................................................................55

         Section 2.17.     Provisions Regarding Payments and Application of Payments............................55

ARTICLE 3             REPRESENTATIONS AND WARRANTIES OF the LOAN PARTIES........................................56

         Section 3.1.      Existence and Power..................................................................56

         Section 3.2.      Authority and No Violation...........................................................57

         Section 3.3.      Governmental Approval................................................................58

         Section 3.4.      Binding Agreements...................................................................58

         Section 3.5.      No Material Adverse Effect...........................................................58

         Section 3.6.      Financial Information................................................................59

         Section 3.7.      Loan Parties, Subsidiaries and Joint Ventures and Partnerships.......................60

         Section 3.8.      Patents, Trademarks, Copyrights and Other Rights.....................................60

         Section 3.9.      Title to Properties..................................................................61

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                                               PAGE
         Section 3.10.     Litigation; Judgments................................................................62

         Section 3.11.     Federal Reserve Regulations..........................................................62

         Section 3.12.     Investment Company Act...............................................................63

         Section 3.13.     Taxes................................................................................63

         Section 3.14.     Compliance with ERISA................................................................63

         Section 3.15.     Agreements...........................................................................64

         Section 3.16.     Disclosure...........................................................................64

         Section 3.17.     Environmental Matters................................................................65

         Section 3.18.     Compliance with Laws.................................................................66

         Section 3.19.     Real Property........................................................................66

         Section 3.20.     Mortgages............................................................................67

         Section 3.21.     Existing Loans; Existing Hedging Agreements..........................................67

         Section 3.22.     Organizational Documents.............................................................67

         Section 3.23.     Insurance............................................................................68

ARTICLE 4             CONDITIONS PRECEDENT TO THE ISSUANCE OF EACH LETTER OF CREDIT, AND TO CERTAIN
                      AMENDMENTS TO AN OUTSTANDING LETTER OF CREDIT.............................................68

ARTICLE 5             AFFIRMATIVE COVENANTS.....................................................................69

         Section 5.1.      Financial Statements and Other Information...........................................69

         Section 5.2.      Existence; Compliance with Laws......................................................74

         Section 5.3.      Maintenance of Properties............................................................74

         Section 5.4.      Notice of Material Events............................................................74

         Section 5.5.      Insurance............................................................................75

         Section 5.6.      Books and Records....................................................................76

         Section 5.7.      Observance of Agreements; Audit Rights...............................................77

         Section 5.8.      Taxes and Charges; Obligations in the Ordinary Course of Business....................77

         Section 5.9.      Environmental Laws...................................................................77

         Section 5.10.     Subsidiaries.........................................................................78

         Section 5.11.     Real Property Assets.................................................................79

         Section 5.12.     Further Assurances; Security Interests...............................................80

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                                               PAGE
         Section 5.13.     Liens................................................................................81

         Section 5.14.     Lender Meetings......................................................................81

         Section 5.15.     Use of Proceeds of Loans.............................................................81

         Section 5.16.     Deposit Accounts; Securities Accounts; Other.........................................81

ARTICLE 6             NEGATIVE COVENANTS........................................................................82

         Section 6.1.      Limitations on Indebtedness..........................................................82

         Section 6.2.      Limitations on Liens.................................................................85

         Section 6.3.      Limitation on Guaranties.............................................................88

         Section 6.4.      Limitations on Investments...........................................................89

         Section 6.5.      Restricted Payments; Certain Payments of Indebtedness; Disqualified Stock............91

         Section 6.6.      Merger, Sale of Assets, Purchases, etc...............................................92

         Section 6.7.      Sale Leaseback Transactions..........................................................95

         Section 6.8.      Limitation on Capital Expenditures...................................................95

         Section 6.9.      Minimum Consolidated EBITDA..........................................................96

         Section 6.10.     Minimum Gross Margin from the Voice Business.........................................97

         Section 6.11.     Fixed Charge Coverage Ratio..........................................................97

         Section 6.12.     Transactions with Affiliates.........................................................97

         Section 6.13.     Restrictive Agreements...............................................................98

         Section 6.14.     Amendment of Material Documents......................................................98

         Section 6.15.     Line of Business; Changes in Business................................................98

         Section 6.16.     Joint Ventures or Partnerships.......................................................99

         Section 6.17.     Receivables..........................................................................99

         Section 6.18.     ERISA Compliance.....................................................................99

         Section 6.19.     Hazardous Materials.................................................................100

         Section 6.20.     Use of Proceeds of Loans............................................................100

         Section 6.21.     Fiscal Year; Fiscal Quarter.........................................................100

         Section 6.22.     Deposit Accounts; Securities Accounts...............................................100

         Section 6.23.     Key Employee Retention Program; Other Programs for Senior Management................100

ARTICLE 7             EVENTS OF DEFAULT........................................................................101

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                                               PAGE
ARTICLE 8             GUARANTY.................................................................................105

         Section 8.1.      Guaranty............................................................................105

         Section 8.2.      No Impairment of Guaranty, etc......................................................106

         Section 8.3.      Continuation and Reinstatement, etc.................................................106

         Section 8.4.      Limitation on Guaranteed Amount, etc................................................107

         Section 8.5.      Stay of Acceleration................................................................107

ARTICLE 9             CASH COLLATERAL..........................................................................108

         Section 9.1.      Cash Collateral Account.............................................................108

         Section 9.2.      Investment of Funds.................................................................108

         Section 9.3.      Grant of Security Interest..........................................................108

         Section 9.4.      Remedies............................................................................109

ARTICLE 10            THE AGENTS AND THE ISSUING BANKS.........................................................109

         Section 10.1.     Administration by the Administrative Agent..........................................109

         Section 10.2.     Application of Proceeds.............................................................111

         Section 10.3.     Right of Set-Off; Sharing of Set-offs; Defaulting Lender............................112

         Section 10.4.     Notice to the Lenders...............................................................113

         Section 10.5.     Liability of the Administrative Agent, the Other Agents and the Issuing Banks.......113

         Section 10.6.     Reimbursement and Indemnification...................................................115

         Section 10.7.     Rights of the Agents and Issuing Banks..............................................115

         Section 10.8.     Independent Investigation by Lenders................................................116

         Section 10.9.     Delegation to Sub-Agents............................................................116

         Section 10.10.    Agreement of the Lenders............................................................116

         Section 10.11.    Notice of Transfer..................................................................116

         Section 10.12.    Relations Among Lenders.............................................................116

         Section 10.13.    Resignation of an Agent; Successor Administrative Agent.............................117

         Section 10.14.    Lender Payments.....................................................................117

         Section 10.15.    Syndication Agent and Co-Documentation Agents.......................................118

ARTICLE 11            MISCELLANEOUS............................................................................118

         Section 11.1.     Notices.............................................................................118

         Section 11.2.     Survival of Agreement, Representations and Warranties, etc..........................120

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                                               PAGE
         Section 11.3.     Successors and Assigns; Syndications; Loan Sales; Participations....................120

         Section 11.4.     Expenses; Documentary Taxes.........................................................125

         Section 11.5.     Indemnity...........................................................................126

         Section 11.6.     CHOICE OF LAW.......................................................................127

         Section 11.7.     WAIVER OF JURY TRIAL................................................................128

         Section 11.8.     WAIVER WITH RESPECT TO DAMAGES......................................................128

         Section 11.9.     No Waiver...........................................................................128

         Section 11.10.    Extension of Payment Date...........................................................129

         Section 11.11.    Amendments, etc.....................................................................129

         Section 11.12.    Severability........................................................................130

         Section 11.13.    SERVICE OF PROCESS..................................................................130

         Section 11.14.    Headings............................................................................131

         Section 11.15.    Execution in Counterparts...........................................................131

         Section 11.16.    Subordination of Intercompany Indebtedness, Receivables and Advances................132

         Section 11.17.    Confidentiality.....................................................................132

         Section 11.18.    Entire Agreement....................................................................133

         Section 11.19.    Enforcement of Rights; No Obligation to Marshall Assets.............................133

         Section 11.20.    Reproduction of Documents...........................................................133

         Section 11.21.    Acknowledgment by the Lenders with Regard to Hedging Agreements.....................133

         Section 11.22.    Change in GAAP......................................................................134

Schedules

1           Schedule of Outstanding Loans and Revolving Letter of Credit
            Commitments

1A          Guarantors

3.1(a)      List of jurisdictions where the Borrower is qualified

3.1(b)      List of jurisdictions where Holdings is qualified

3.1(c)      List of jurisdictions where Old WCG is qualified

3.1(d) List of jurisdictions where each Loan Party (other than the Borrower, Holdings and Old WCG) is qualified

3.3(c)      Governmental Approvals

3.5(a)      Material Adverse Effects

3.7(a)      Loan Parties and Subsidiaries of Loan Parties

3.7(b) Beneficial Interests in Persons other than a Loan Party or a Subsidiary of a Loan Party

3.7(c) Joint Ventures and Partnerships in which a Loan Party is a general or limited partner

3.8         Proprietary Rights

3.9(a)      Title to Properties

3.10        Litigation

3.14(a)     Reportable Events under ERISA

3.15        Material Agreements

3.17        Environmental Matters

3.19(a)     Owned Real Property Assets (other than Rights of Way)

3.19(b)     Leased Real Property Assets (other than Rights of Way)

3.21(b)     Existing Hedging Agreements

6.1         Existing Indebtedness

6.2         Existing Liens

6.4         Existing Investments

6.4A Existing Cash Equivalent Investments to be replaced no later than November 1, 2002

6.6(i)      Non-Core Assets

6.12        Existing Affiliate Agreements

6.13        Restrictive Agreements

Exhibits

A                 Form of L/C Certificate

B                 Form of Conversion/Continuation Certificate

C                 Form of Assignment and Acceptance

D                 Form of Contribution Agreement

E                 Form of Instrument of Assumption and Joinder

F                 Form of Excess Cash Flow Certificate

G                 Form of Note

H                 Form of Security Agreement

         SECOND AMENDED AND RESTATED CREDIT AND GUARANTY AGREEMENT, dated as of September 8, 1999, as amended and restated as of April 25, 2001, and as further amended and restated as of October 15, 2002 (as this agreement may be further amended, amended and restated, supplemented or otherwise modified, renewed or replaced from time to time, the "Credit Agreement"), among (i) WILLIAMS COMMUNICATIONS, LLC, a Delaware limited liability company (the "Borrower"); (ii) the Guarantors referred to herein; (iii) the Lenders referred to herein; (iv) BANK OF AMERICA, N.A., as administrative agent for the Lenders; (v) JP MORGAN CHASE BANK, (formerly known as The Chase Manhattan Bank), as syndication agent for the Lenders; and (vi) SALOMON SMITH BARNEY INC. and MERRILL LYNCH & CO., each as co-documentation agent for the Lenders.

                             INTRODUCTORY STATEMENT

         This Credit Agreement amends and restates in its entirety each of the following agreements:

         (i) that certain Amended and Restated Credit Agreement dated as of September 8, 1999 among Williams Communications, LLC, as Borrower, Williams Communications Group, Inc., as Guarantor, the Lenders party thereto, Bank of America, N.A., as Administrative Agent, The Chase Manhattan Bank (now known as JP Morgan Chase Bank, as Syndication Agent, Salomon Smith Barney Inc. and Lehman Brothers, Inc., as Joint Lead Arrangers and Joint Bookrunners with respect to the Incremental Facility referred to therein and Salomon Smith Barney Inc., Lehman Brothers, Inc., and Merrill Lynch & Co., Inc., as Co-Documentation Agents (as such agreement has heretofore been amended, the "Existing Credit Agreement"); and

         (ii) that certain Subsidiary Guarantee dated as of September 8, 1999 entered into by those certain Subsidiaries of the Borrower and/or Holdings that are a party thereto (as such guarantee has heretofore been amended or supplemented, the "Existing Subsidiary Guarantee)").

         All terms not otherwise defined above or in this Introductory Statement, are as defined in Article 1 hereof or as defined elsewhere herein.

         As contemplated by that certain Plan of Reorganization (as such term is defined in Amendment No. 9), the Existing Credit Agreement and the Existing Subsidiary Guarantee (among other documents) are to be amended and restated. The Borrower has requested that the Agents and the Required Lenders enter into Amendment No. 9 to amend and restate the Existing Credit Agreement and the Existing Subsidiary Guarantee as set forth in this Credit Agreement.

         To provide assurance for the repayment of the Loans hereunder and the other Obligations of the Borrower hereunder, the Borrower will, among other things, provide or cause to be provided to the Administrative Agent, for the benefit of the Secured Parties, the following (each as more fully described herein):

         (i) a guaranty of the Obligations by each of the Guarantors pursuant to Article 8 hereof;

         (ii) a security interest in the Collateral from each of the Loan Parties pursuant to the Security Agreement; including, without limitation, a pledge, of all the Equity Interests of the Borrower and all the Equity Interests of the other Loan Parties owned by a Loan Party; and

         (iii) one or more Mortgages from the applicable Loan Parties with respect to certain Real Property Assets.

         Subject to the terms and conditions set forth herein, the Administrative Agent is willing to act as administrative agent for the Lenders, the Syndication Agent is willing to act as syndication agent for the Lenders, each Co-Documentation Agent is willing to act as co-documentation agent for the Lenders, each Issuing Bank is willing to issue Letters of Credit as provided herein, each Lender is willing to continue and combine the outstanding loans under the Existing Credit Agreement as provided herein, and the Revolving Letter of Credit Lenders are willing to participate in Letters of Credit to the Borrower as provided herein, in an aggregate amount at any one time outstanding not in excess of such Revolving Letter of Credit Lender's Revolving Letter of Credit Commitment hereunder.

         Accordingly, the parties hereto hereby agree as follows:

                                   ARTICLE 1

                                   DEFINITIONS

         For the purposes hereof unless the context otherwise requires, all references to Sections, Exhibits and Schedules shall be deemed references to Sections of, and Exhibits and Schedules to, this Credit Agreement, the following terms shall have the meanings set forth herein, all accounting terms not otherwise defined herein shall have the respective meanings accorded to them under GAAP, and all terms defined in the UCC and not otherwise defined herein shall have the respective meanings accorded to them therein. Whenever the context may require, any pronoun shall include the masculine, feminine and neuter forms. Unless the context otherwise requires, any of the following terms may be used in the singular or the plural, depending on the reference:

         "Administration Fee Letter" shall mean that certain letter agreement dated as of October 15, 2002 between the Borrower and the Administrative Agent relating to the administration fees payable to the Administrative Agent, as such agreement may be amended, amended and restated, supplemented or otherwise modified, renewed or replaced from time to time.

         "Administrative Agent" shall mean Bank of America, N.A., in its capacity as administrative agent for the Lenders hereunder, or such successor Administrative Agent as may be appointed pursuant to Section 10.13 hereof.

         "Affiliate" shall mean with respect to any Person (including, without limitation, a Loan Party), any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, a Person shall be deemed to be "controlled by" another Person if such latter Person possesses, directly or indirectly, either
(i) the power to vote 10% or more of any class of voting securities or other equity interests of such controlled Person or (ii) the power to direct or cause the direction of the management and policies of such controlled Person whether by contract or otherwise.

         "Agents" shall mean, collectively, the Administrative Agent, the Syndication Agent and each of the Co-Documentation Agents; provided, that the term "Agents" shall not include any Agent (other than the Administrative Agent) that has resigned in accordance with Section 10.13 hereof.

         "Aircraft" shall mean (i) that certain Cessna model 750 Citation X aircraft with manufacturer's serial number 750-0121 and United States nationality and registration marks N358WC; and (ii) that certain Cessna model 560XL Citation Excel aircraft with manufacturer's serial number 560-5129 and United States nationality and registration marks N359WC.

         "Aircraft Lessor" shall have the meaning given to such term in the definition of "Existing Sale Leaseback Transaction" set forth in this Article 1.

         "Amendment No. 9" shall mean that certain Amendment No. 9 dated as of October 15, 2002 to the Existing Credit Agreement.

         "Amendment No. 9 Closing Date" shall mean October 15, 2002.

         "Applicable Interest Margin" shall mean:

         (i) in the case of Base Rate Loans, at any time prior to July 1, 2004, 3.50% per annum;

         (ii) in the case of Base Rate Loans, at any time on or after July 1, 2004, 4.50% per annum;

         (iii) in the case of Eurodollar Loans, at any time prior to July 1, 2004, 4.50% per annum; and

         (iv) in the case of Eurodollar Loans, at any time on or after July 1, 2004, 5.50% per annum.

         "Applicable Law" shall mean all provisions of statutes, rules, regulations and orders of the United States, any state thereof or municipality therein, or of any foreign governmental body, or of any regulatory agency, in each case, applicable to the Person in question or any assets of such Person, and all orders and decrees of all courts and arbitrators in proceedings or actions in which the Person in question is a party or by which such Person or any asset of such Person is bound.

         "Approved Bank" shall have the meaning given to such term in the definition of "Cash Equivalents" set forth in this Article 1.

         "Assignment and Acceptance" shall mean an agreement substantially in the form of Exhibit C hereto, executed by the assignor, the assignee and the other parties as contemplated hereby or thereby.

         "Australian Security Agreement" shall mean that certain First Equitable Mortgage of Shares between CGA as "Mortgagor" thereunder in favor of the Administrative Agent (for the benefit of the Secured Parties) as "Mortgagee", as such agreement may be amended, amended and restated, supplemented or otherwise modified, renewed or replaced from time to time.

         "Authorized Officer" shall mean, with respect to the Borrower or any Guarantor, the chief executive officer, president, vice president, chief financial officer, chief accounting officer, secretary or treasurer of such entity or of the managing member or general partner of such entity (if such entity is a limited liability company or a partnership).

         "Bank Credit Termination Date" shall mean the date on which (i) all of the then outstanding Obligations have been paid in full in cash, (ii) the Revolving Letter of Credit Commitments have been permanently terminated in their entirety, (iii) all Letters of Credit shall have expired or been terminated or canceled or the Borrower shall have obtained a letter of credit from an Approved Bank for the benefit of each Issuing Bank in the face amount equal to 105% of the current amount of such Issuing Bank's L/C Exposure, which letter of credit shall be reasonably acceptable in all respects to such Issuing Bank, and (iv) all Lender Hedging Agreements shall have expired or been terminated or canceled or the related Hedging Obligations collateralized in a manner reasonably satisfactory to the applicable Hedging Counterparty(ies).

         "Bankruptcy Code" shall mean the Bankruptcy Reform Act of 1978, as heretofore and hereafter amended, as codified at 11 U.S.C. Section 101 et seq.

         "Base Rate" shall mean, for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Rate in effect for such day plus 1/2 of 1%. For purposes hereof, "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate in effect at its principal office in Dallas, Texas, which rate may not be the lowest rate of interest charged by the Administrative Agent to its customers. "Federal Funds Rate" shall mean, for any day, the rate per annum equal to the weighted average (rounded upwards, if necessary, to the next 1/100th of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, on such day, as published on the next succeeding Business Day by the Federal Reserve Bank of New York; provided that if such rate is not so published for any day that is a Business Day, the Federal Funds Rate for such day shall be the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rate quotations for such day for such transactions received by the Administrative Agent from three (3) Federal funds brokers of recognized standing selected by the Administrative Agent. If the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Rate for any reason, including (without limitation) the inability or failure of the Administrative Agent to obtain quotations in accordance with the terms hereof, the Base Rate shall be determined without regard to clause (b) of the first sentence of this definition until the circumstances giving rise to such inability no longer exist. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Rate, respectively.

         "Base Rate Loan" shall mean a Loan based on the Base Rate in accordance with the provisions of Article 2 hereof.

         "Board" shall mean the Board of Governors of the Federal Reserve System of the United States of America.

         "Borrower" shall have the meaning given to such term in the initial paragraph of this Credit Agreement.

         "Borrowing" shall mean a group of Loans of a single Interest Rate Type and as to which a single Interest Period is in effect on a single day.

         "Business Day" shall mean any day other than a Saturday, Sunday or other day on which commercial banks are required or permitted to close in New York, New York or Dallas, Texas; provided, however, that when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in Dollar deposits on the London Interbank Market.

         "Capital Expenditures" shall mean, with respect to any Person for any period, the sum of (i) the aggregate amount of all expenditures by such Person during that period which, in accordance with GAAP, are or should be included in "additions to property, plant and equipment", "capital expenditures" or similar items reflected in the statement of cash flows of such Person for such period, and (ii) to the extent not covered by clause (i) hereof, the aggregate amount of all expenditures in the reasonable judgment of such Person required to be capitalized in accordance with GAAP by such Person to acquire, by purchase or otherwise, the business, property or fixed assets of, or stock or other evidence of beneficial ownership of, any other Person, including, without limitation, IRUs.

         "Capital Lease", as applied to any Person, shall mean any lease of (or other arrangement conveying the right to use) any property (whether real, personal or mixed) by that Person as lessee which, in accordance with GAAP, is or is required to be accounted for as a capital lease on the balance sheet of that Person.

         "Cash Collateral Account" shall have the meaning given to such term in
Section 9.1 hereof.

         "Cash Equivalents" shall mean (i) marketable securities issued, or directly and fully guaranteed or insured, by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) in each case, having a maturity of not more than twenty-four (24) months from the date of acquisition; (ii) deposit accounts with any Lender, or a bank which has a long-term debt rating of AA or better by S&P, or Aa or better by Moody's (an "Approved Bank") at the time of the initial deposit in the account; (iii) time deposits, certificates of deposit, acceptances or prime commercial paper issued by, or repurchase obligations for underlying securities of the types described in clause (i) entered into with, an Approved Bank at the time acquired, issued or entered into (as applicable and whichever is latest), in each case, having a maturity of not more than twenty-four (24) months from the date of acquisition;
(iv) commercial paper with a rating of A-1 by S&P or P-1 by Moody's and, in each case, having a maturity of not more than twelve (12) months from the date of acquisition; or (v) investments in money market funds which invest primarily in the foregoing obligations.

         "CGA" shall mean CG Austria, Inc., a Delaware corporation.

         "CGI" shall mean CG Investment Company, LLC, a Delaware limited liability company.

         "Change in Control" shall mean the happening of any of the following:

         (i) Holdings shall cease to own directly, 100% of the Equity Interests of the Borrower; or

         (ii) any event or series of events shall occur after the Amendment No. 9 Closing Date, pursuant to, or by, which any "person" or "group" (as such terms are used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan and excluding any Permitted Investor) shall become the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have "beneficial ownership" of all securities that such person or group has the right to acquire (such right, an "Option Right"), whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 35% or more of the Equity Interests of Holdings entitled to vote for members of the Board of Directors of Holdings, on a fully-diluted basis (and taking into account all such Equity Interests that such "person" or "group" has the right to acquire pursuant to any Option Right); or

         (iii) at any time, a majority of the members of the Board of Directors of Holdings shall cease to be composed of individuals (i) who were members of the Board of Directors of Holdings on the Amendment No. 9 Closing Date, (ii) whose election or nomination to the Board of Directors of Holdings was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of the Board of Directors of Holdings or
                  (iii) whose election or nomination to the Board of Directors of Holdings was approved by individuals referred to in clauses
                  (i) and (ii) above constituting at the time of such election or nomination at least a majority of the Board of Directors of Holdings.

         "Co-Documentation Agent" shall mean Salomon Smith Barney Inc. and/or Merrill Lynch & Co., each in its capacity as a co-documentation agent for the Lenders hereunder.

         "Code" shall mean the Internal Revenue Code of 1986, as heretofore and hereafter amended, as codified at 26 U.S.C. Section 1 et seq., and the rules and regulations promulgated thereunder, or any successor provision thereto.

         "Collateral" shall have the meaning given to such term in the Security Agreement.

         "Commitment Fee" and "Commitment Fees" shall have the meanings given to such terms in Section 2.7 hereof.

         "Condemnation Event" shall mean any condemnation or other taking, or temporary or permanent requisition of any property, any interest therein or right appurtenant thereto, in each case as the result of the exercise of any right of condemnation or eminent domain. A sale or other transfer to a Governmental Authority in lieu of, or in anticipation of, condemnation shall be deemed to be a Condemnation Event.

         "Condemnation Proceeds" shall mean, with respect to any Condemnation Event, all awards or payments received by a Loan Party by reason of such Condemnation Event, including, without limitation, all amounts received with respect to any transfer in lieu of, or in anticipation of, such Condemnation Event or in settlement of any proceeding relating to such Condemnation Event; but excluding any such award and other payment so received as and to the extent that, pursuant to any lease, mortgage or other contractual obligation applicable to such Loan Party and not prohibited by the terms and provisions of this Credit Agreement, such Loan Party is contractually obligated (i) to pay such award or other payment to a Person (other than a Loan Party or any of its Subsidiaries) or (ii) to expend or apply such award or other payment (or allow another Person to expend or apply) any such awards or other payments towards the cost of repair or restoration of the affected property or asset.

         "Consolidated Capital Expenditures" shall mean the Capital Expenditures of Holdings, the Borrower and the other Loan Parties, determined on a consolidated basis in accordance with GAAP.

         "Consolidated EBITDA" shall mean, for any period, for Holdings, the Borrower and the other Loan Parties on a consolidated basis, Consolidated Net Income for such period, plus, without duplication, to the extent deducted in computing Consolidated Net Income, the sum for such period of (i) amortization and depreciation expense, (ii) Consolidated Interest Expense, (iii) federal, state, local, foreign and other income tax expense, (iv) minority interest losses, (v) the non-cash portion of any extraordinary after-tax losses or charges (if any), (vi) any other non-cash losses or non-cash charges, and (vii) solely for determining Consolidated EBITDA for any period which includes the fiscal quarter ending September 30, 2002 or the fiscal quarter ending December 31, 2002, restructuring charges incurred in such quarter provided, that for purposes of this definition, the aggregate amount of restructuring charges that may be added back (whether such charges were incurred in the fiscal quarter ending September 30, 2002 or the fiscal quarter ending December 31, 2002) shall be capped at $100,000,000; and minus, without duplication, to the extent added in computing Consolidated Net Income, the sum for such period of (a) any interest income, (b) the non-cash portion of any extraordinary gains (if any),
(c) any gains from asset sales, other than managed services sales in the ordinary course of business, (d) any benefit from income taxes during such period, (e) minority interest gains, (f) any other non-cash income or non-cash gains, and (g) the amortization of proceeds from the sale of lit fiber capacity IRUs or dark fiber IRUs, all of the foregoing as determined for such period in conformity with GAAP.

         "Consolidated Interest Expense" shall mean, for any period, the gross interest expense, whether paid or accrued (and including, without limitation, the interest component of Capital

Lease obligations amortized during such period) of Holdings, the Borrower and the other Loan Parties on a consolidated basis for such period, including, without limitation or duplication, (a) interest expense in respect of the Loans and all other outstanding Indebtedness, (b) amortization of the discount or issuance cost of any Indebtedness (including, without limitation, any original issue discount attributable to any issuance of debt securities), (c) commissions, discounts and other fees and charges payable in connection with letters of credit, (d) net expense in connection with all Interest Rate Protection Agreements (including amortization of any discount), (e) non-cash interest accruals and (f) preferred stock dividends and other distributions in respect of preferred stock held by a Person other than Holdings, the Borrower or one of the Borrower's wholly owned Subsidiaries which is a Loan Party, all as determined in conformity with GAAP.

         "Consolidated Net Income" shall mean, for any period for which such amount is being determined, the net income or loss of Holdings, the Borrower and the other Loan Parties, during such period determined on a consolidated basis for such period taken as a single accounting period in accordance with GAAP, provided, that there shall be excluded (i) the income (or loss) of any Person (other than a Loan Party) in which Holdings or any of the other Loan Parties has an equity investment or comparable interest, except to the extent of the amount of dividends or other distributions actually paid to Holdings or any other Loan Party by such Person during such period, and (ii) the income (or loss) of any Person accrued prior to the date it becomes a Loan Party or is merged into or consolidated with Holdings or any other Loan Party or the Person's assets are acquired by Holdings or any other Loan Party.

         "Consolidated Subsidiaries" shall mean all Subsidiaries of a Person which are required or permitted to be consolidated with such Person for financial reporting purposes in accordance with GAAP.

         "Contribution Agreement" shall mean the contribution agreement, in the form of Exhibit D hereto executed by each of the Loan Parties, which agreement shall provide for a right of contribution among the Guarantors and the Borrower if any of the Guarantors is called upon to perform under its Guaranty hereunder, as such agreement may be amended, amended and restated, supplemented or otherwise modified, renewed or replaced from time to time.

         "Control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have correlative meanings.

         "Control Agreement" shall have the meaning given to such term in the Security Agreement.

         "Controlled Deposit Account" shall have the meaning given to such term in the Security Agreement.

         "Controlled Securities Account" shall have the meaning given to such term in the Security Agreement.

         "Conversion/Continuation Certificate" shall mean a certificate substantially in the form of Exhibit B hereto, to be delivered by the Borrower to the Administrative Agent in connection with a continuation or a conversion of a Loan pursuant to Section 2.11 hereof.

         "Credit Agreement" shall have the meaning given to such term in the initial paragraph of this agreement.

         "Credit Exposure" shall mean, with respect to any Lender, an amount equal to (i) the aggregate principal amount of outstanding Loans owed to such Lender hereunder, plus (ii) such Lender's pro rata share of any L/C Exposure (if applicable) based on its Revolving Letter of Credit Percentage, plus (iii) the unused amount of the Revolving Letter of Credit Commitment of such Lender then in effect.

         "Currency Agreement" shall mean any foreign exchange contract, currency swap agreement, futures contract, option contract, synthetic cap or other similar agreement designed to protect a Loan Party against fluctuations in currency values or reduce the effect of any such fluctuations.

         "Debtor Relief Laws" shall mean the Bankruptcy Code and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States of America or other applicable jurisdictions from time to time in effect affecting the rights of creditors generally.

         "Declaration of Trust" shall mean the Declaration of Trust dated as of October 15, 2002 among Holdings, Old WCG and Wilmington Trust Company, as trustee, as such document may be amended, amended and restated, supplemented or otherwise modified, renewed or replaced from time to time.

         "Default" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

         "Defaulting Lender" shall mean, at any time, any Lender which shall not have theretofore made available to the Administrative Agent or an Issuing Bank, as applicable, any amounts required to be made by such Lender hereunder or which has otherwise failed to pay any obligation owing by such Lender pursuant to this Credit Agreement or any other Loan Document.

         "Deposit Account" shall have the meaning given to such term in the Security Agreement.

         "Disqualified Stock" shall mean, with respect to any Person, any Equity Interest of such Person which, by its terms, or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable, or upon the happening of any event (i) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, (ii) is convertible, exchangeable or exercisable for Indebtedness or any Equity Interest that would constitute Disqualified Stock, or (iii) is redeemable at the option of the holder thereof, in whole or in part, in each case on or prior to the first anniversary of the Maturity Date.

         "Dollars" and "$" shall mean lawful money of the United States of America.

         "Domestic Subsidiary" shall mean a Subsidiary that is organized under the laws of the United States of America, a State thereof, or the District of Columbia.

         "Eligible Assignee" shall mean (i) a Lender, (ii) an Affiliate of a Lender, (iii) a Related Fund, (iv) a commercial bank having total assets in excess of $1,500,000,000, or (v) a finance company, insurance company, savings and loan association, savings bank, other financial institution, investing company or fund, which in the case of any entity listed in this clause (v), is acceptable to the Administrative Agent (such acceptance not to be unreasonably withheld), and which in the ordinary course of its business extends or invests in commercial loans and/or letter of credit facilities and whose becoming an assignee would not constitute a prohibited transaction under Section 4975 of ERISA.

         "Environment" shall mean any environmental media, including, without limitation, all surface or subsurface water, groundwater, water vapor, surface or subsurface soil, geologic strata and formations, air, fish, wildlife, microorganisms and all other natural resources.

         "Environmental Claim" shall mean any and all administrative, statutory, judicial or other actions, suits, orders, claims, inquiries, demands, liens, notices, notices of violations, investigations, complaints, requests for information, proceedings, or other communication (written or oral), whether criminal or civil, pursuant to or relating to any applicable Environmental Law by any Person (including, but not limited to, any Governmental Authority, private person and citizens' group) based upon, alleging, asserting, or claiming any actual or potential (i) violation of or liability under any Environmental Law, (ii) violation of any Environmental Permit, or (iii) liability for investigatory costs (including, without limitation, all studies, samplings and testing), cleanup costs, monitoring costs, removal and abatement costs, remedial costs, response costs, natural resource damages, damages, property damage, personal injuries, fines, judgments, losses, expenses (including, without limitation, any attorney or consultant fees and expenses, investigation expenses and laboratory and litigation costs), or penalties, of whatever kind, known or unknown, contingent or otherwise, which are threatened or asserted, arising out of, based on, resulting from, or related to the presence, Release, or threatened Release into the Environment, of any Hazardous Materials at any location, including, but not limited to, any Premises or any location other than any Premises to which Hazardous Materials or materials containing Hazardous Materials were sent for handling, storage, treatment, or disposal by a Loan Party or a Subsidiary of a Loan Party.

         "Environmental Clean-up Site" shall mean any location which is listed or proposed for listing on the National Priorities List, the Comprehensive Environmental Response, Compensation and Liability Information System, or on any similar state list of sites requiring investigation or cleanup, or which is the subject of any Environmental Claim or other pending or threatened action, suit, proceeding, monitoring or investigation related to or arising from any alleged violation of any Environmental Law, or at which there has been a Release, or a threatened or suspected Release of a Hazardous Material.

         "Environmental Laws" shall mean any and all federal, state, local or municipal or foreign laws, rules, orders, regulations, statutes, ordinances, codes, policies, directives, common law doctrines, decrees or requirements of any Governmental Authority regulating, relating to, or imposing liability or standards of conduct concerning, any Hazardous Material or environmental protection or health and safety, as now or at any time hereafter in effect, including without limitation, the Clean Water Act also known as the Federal Water Pollution Control Act ("FWPCA"), 33 U.S.C.
Section 1251 et seq., the Clean Air Act ("CAA"), 42 U.S.C. Sections 7401 et seq., the Federal Insecticide, Fungicide and Rodenticide Act ("FIFRA"), 7 U.S.C. Sections 136 et seq., the Surface Mining Control and Reclamation Act ("SMCRA"), 30 U.S.C. Sections 1201 et seq., the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C. Section 9601 et seq., the Superfund Amendment and Reauthorization Act of 1986 ("SARA"), Public Law 99-499, 100 Stat. 1613, Hazardous Materials Transportation Act, 49 U.S.C. Sections 1801 et seq., Toxic Substances Control Act, 15 U.S.C. Sections 2601 et seq., the Emergency Planning and Community Right to Know Act ("ECPCRKA"), 42 U.S.C.
Section 11001 et seq., the Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C. Section 6901 et seq., the Occupational Safety and Health Act as amended ("OSHA"), 29 U.S.C. Section 651 et seq., together, in each case, with any amendment thereto, and the rules and regulations adopted and promulgated thereunder and all substitutions thereof.

         "Environmental Permit" shall mean any federal, state, local, provincial, or foreign permits, identification numbers, registrations, licenses, orders, approvals, consents or authorizations (including, without limitation, any filings or reports, notifications or assessments) required by any Governmental Authority under or in connection with any Environmental Law and shall include, without limitation, any and all orders, consent orders, directives or binding agreements issued or entered into by a Governmental Authority under any applicable Environmental Law.

         "Equity Interests" shall mean with respect to any Person, (i) any and all shares of capital stock (including, without limitation, preferred stock), partnership interests, membership interests, beneficial interests in a trust or any other equity ownership interest (as applicable) in such Person and (ii) any and all warrants, options, participations, rights to purchase or other equivalents, interests or similar rights (however designated) in or with respect to any of the foregoing described in clause (i) applicable to such Person.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as heretofore and hereafter amended, as codified at 29 U.S.C. Section 1001 et seq., and the rules and regulations promulgated thereunder, or any successor provision thereto.

         "ERISA Affiliate" shall mean each Person (as defined in Section 3(9) of ERISA) which is treated as a single employer with any Loan Party under Section 414(b), (c), (m) or (o) of the Code.

         "Escrow Agreement" shall mean that certain Escrow Agreement entered into as of the 15th day of October, 2002 among Holdings, The Williams Companies, Inc., a Delaware corporation, Leucadia and The Bank of New York, as Escrow Agent, as such agreement may be amended, supplemented, replaced or otherwise modified from time to time in accordance with its terms.

         "Escrow Release" shall mean the release of the Escrowed Property (as defined in the Escrow Agreement) pursuant to, and in accordance with, paragraph 4 of the Escrow Agreement.

         "Eurodollar Loan" shall mean a Loan based on the LIBO Rate in accordance with the provisions of Article 2 hereof.

         "Event of Default" shall have the meaning given to such term in Article 7 hereof.

         "Excess Cash Flow" shall mean for any fiscal year (all as determined as of December 31st of such year), an amount equal to (i) the aggregate amount of cash and Cash Equivalents held on such date by Holdings, the Borrower and the other Loan Parties (other than Old WCG), on a consolidated basis, minus (ii) an amount equal to fifty percent (50%) of the amount by which Consolidated Capital Expenditures permitted by Section 6.8(a) hereof for such fiscal year (pursuant to the chart set forth in such Section 6.8(a) and without regard to any carryover amount) exceeded the actual amount of Consolidated Capital Expenditures made or incurred by the Loan Parties in such fiscal year; and minus
(iii) the applicable cash threshold set forth below for such fiscal year:

                  Fiscal Year                     Cash Threshold
                  -----------                     --------------
                      2002                        $ 425,000,000
                      2003                        $ 450,000,000
                      2004                        $ 575,000,000
                      2005                        $ 350,000,000

         If the amount determined pursuant to the foregoing calculation for any fiscal year is a negative number, then "Excess Cash Flow" for such fiscal year shall be equal to zero (0).

         "Existing Credit Agreement" shall have the meaning given to such term in the Introductory Statement of this Credit Agreement.

         "Existing International Joint Ventures" shall mean PowerTel, Silica Networks, S.A. and Telefonica Manquehue, S.A.

         "Existing Loans" shall mean all loans outstanding on the Amendment No. 9 Closing Date under the Existing Credit Agreement, regardless of whether such loans are Term Loans or Incremental Term Loans (or Incremental Tranche A Term Loans) (all such terms being used in this definition as defined in the Existing Credit Agreement).

         "Existing Sale Leaseback Transaction" shall mean the transactions described in the Transaction Documents (as such term is defined in that certain Intercreditor Agreement dated as of September 13, 2001 by and among WHBC, WTC, Williams Communications Aircraft, LLC (the "Aircraft Lessor"), the Borrower, The Williams Companies, Inc., the Administrative Agent and the Co-Arrangers (as defined therein)), including, but not limited to: (i) the Master Lease Agreement, as amended, dated as of September 13, 2001, among WHBC, WTC, the Borrower and Holdings, (ii) the Agreement of Purchase and Sale dated as of September 13, 2001, among WTC, as seller, WHBC, as purchaser, and the Borrower, as guarantor,
(iii) two (2) Aircraft Dry Leases numbered N358WC and N359WC, each dated as of September 13, 2001, among the Aircraft Lessor and the Borrower, as lessee, and
(iv) the Guaranty dated as of September 13, 2001 of the Borrower in favor of WHBC, in each case as such agreement, lease or guaranty may be amended, amended and restated, supplemented or otherwise modified, renewed or replaced from time to time.

         "Existing Subsidiary Guarantee" shall have the meaning given to such term in the Introductory Statement of this Credit Agreement.

         "Federal Funds Rate" shall have the meaning given to such term in the definition of "Base Rate" set forth in this Article 1.

         "Financial Officer" shall mean the chief financial officer, principal accounting officer, vice president of finance, treasurer or controller of Holdings, the Borrower or other Loan Party, as the case may be.

         "Foreign Subsidiary" shall mean any Subsidiary that is not a Domestic Subsidiary.

         "FTI" shall mean FTI Consulting and its predecessors and successors.

         "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time, consistently applied (except for accounting changes in response to FASB releases, or other authoritative pronouncements); provided, however, that for purposes of determining compliance with any financial covenant set forth in Article 6 hereof, GAAP shall mean generally accepted accounting principles in the United States of America as in effect on the Amendment No. 9 Closing Date, applied on a basis consistent with the application used in the financial statements referred to in clause (a)(i) of Section 3.6 hereof.

         "Governmental Authority" shall mean the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of, or pertaining to, government.

         "Guarantors" shall mean Holdings, Old WCG, those entities listed on
Schedule 1A hereto and any other direct or indirect Subsidiary of a Loan Party acquired or created after the date hereof, which Subsidiary becomes a signatory to this Credit Agreement as a Guarantor as required by Section 5.10 hereof.

         "Guaranty" shall mean, as to any Person, any direct or indirect obligation of such Person guaranteeing, intending to guarantee, or having the economic effect of guaranteeing, or otherwise providing credit support for, any Indebtedness, Capital Lease, dividend or other monetary obligation ("primary obligation") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, by contract, as a general partner or otherwise, including, without limitation, any obligation of such Person, whether or not contingent, (a) to purchase or pay any such primary obligation or to purchase any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or for the purchase of any property constituting direct or indirect security or (ii) to maintain working capital or equity capital or any other financial statement condition or liquidity of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, or (c) to purchase or lease property, securities or services from the primary obligor or other Person, in each case, primarily for the purpose of assuring the performance of the primary obligor of any such primary obligation or assuring the owner of any such primary obligation of the repayment of such primary obligation. The amount of any Guaranty shall be deemed to be an amount equal to (x) the stated or determinable amount of the primary obligation in respect of which such Guaranty is made (or, if the amount of such primary obligation is not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder)) or (y) the stated maximum liability under such Guaranty, whichever is less.

         "Hazardous Materials" shall mean petroleum, petroleum hydrocarbons or petroleum products, petroleum by-products, radioactive materials, asbestos or asbestos-containing materials, gasoline, diesel fuel, pesticides, radon, urea formaldehyde, lead or lead-containing materials, polychlorinated biphenyls; and any other chemicals, materials, pollutants, contaminants, substances or wastes in any amount or concentration which are now or hereafter become defined as or included in the definition of "hazardous substances," "hazardous materials," "hazardous wastes," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," "infectious waste," "pollutants," "regulated substances," "solid wastes," or "contaminants" or words of similar import, under any Environmental Law.

         "Hedging Agreement" shall mean any Interest Rate Protection Agreement or Currency Agreement and shall include, without limitation, any Lender Hedging Agreement.

         "Hedging Counterparty" shall mean any Lender or affiliate of a Lender which has entered into a Lender Hedging Agreement.

         "Hedging Obligations" shall mean all the obligations of the Borrower and/or the other Subsidiary Loan Parties to Hedging Counterparties under Lender Hedging Agreements.

         "Holdings" shall mean WilTel Communications Group, Inc., a Nevada corporation.

         "Indebtedness" shall mean (without duplication), at any time and with respect to any Person, (i) indebtedness and/or other obligations of such Person for borrowed money (whether by loan or the issuance and sale of debt securities); (ii) obligations of such Person for the deferred purchase price of property or services (other than amounts classified as current accounts payable arising in the ordinary course of business and payable in accordance with customary trading terms in the ordinary course of business not to exceed one hundred eighty (180) days after the applicable account payable is accrued in accordance with GAAP); (iii) all indebtedness of such Person evidenced by a note, bond, debenture or similar instrument; (iv) indebtedness of others which such Person has directly or indirectly assumed; (v) indebtedness of others secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) a Lien on assets of such Person, whether or not such Person shall have assumed such indebtedness (provided, that if such Person has not assumed such indebtedness of another

Person then the amount of indebtedness of such Person pursuant to this clause
(v) for purposes of this Credit Agreement shall be equal to the lesser of the amount of the indebtedness of the other Person or the fair market value of the assets of such Person which secures such other indebtedness); (vi) obligations, contingent or otherwise of such Person in respect of letters of credit, letters of guaranty, acceptance facilities, or drafts or similar instruments issued or accepted by banks and other financial institutions for the account of such Person; (vii) any Guaranty by such Person of any obligation of another Person which obligation is of a type described in the other clauses of this definition of "Indebtedness"; (viii) obligations of such Person under Capital Leases (provided that obligations under any particular Capital Lease in respect of fiber optic cable capacity arising in connection with an exchange of capacity transaction shall constitute Indebtedness only to the extent of the amount of such Person's liability in respect thereof net (but not less than zero) of such Person's right to receive payments in connection with such exchange of capacity transaction); (ix) all obligations of such Person under any Hedging Agreement or Specified Security Hedging Transaction; and (x) deferred payment obligations of such Person resulting from the adjudication or settlement of any litigation. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness expressly provide that such Person is not liable therefor. For purposes of this Credit Agreement, on any date of determination, the Indebtedness in respect of a Hedging Agreement or a Specified Security Hedging Transaction entered into by any Person shall be equal to the amount set forth in such Person's financial records (maintained in accordance with GAAP) for such Hedging Agreement or Specified Security Hedging Transaction, which amount shall be the marked to market amount on the applicable determination date.

         "Indemnified Party" shall have the meaning given to such term in
Section 11.5 hereof.

         "Initial Date" shall mean (i) in the case of Bank of America, N.A., in its capacity as the Administrative Agent, an Issuing Bank and a Lender hereunder, September 8, 1999; (ii) in the case of JP Morgan Chase Bank, in its capacity as the Syndication Agent, an Issuing Bank and a Lender hereunder, September 8, 1999; (iii) in the case of each other Agent, the date on which it became an Agent under the Existing Credit Agreement; (iv) in the case of each Lender that was an original signatory to the Existing Credit Agreement, September 8, 1999; and (v) in the case of each Lender that was not an original signatory to the Existing Credit Agreement, the effective date of the Assignment and Acceptance pursuant to which it became a Lender.

         "Instrument of Assumption and Joinder" shall mean an Assumption and Joinder Agreement substantially in the form of Exhibit E hereto.

         "Intellectual Property" shall have the meaning given to such term in the Security Agreement.

         "Intellectual Property Security Agreement Supplement" shall have the meaning given to such term in the Security Agreement.

         "Intercreditor Agreement (Mortgaged Property)" shall mean that certain Intercreditor and Subordination Agreement (Mortgaged Property) dated as of October 15, 2002 by and between WHBC and the Administrative Agent, and consented to by the Loan Parties as of the Amendment No. 9 Closing Date (as such agreement may be amended, amended and restated, supplemented or otherwise modified, renewed or replaced from time to time), relating to, among other things, the subordination of the Liens of the Administrative Agent (for the benefit of the Secured Parties) in the Mortgaged Property (as defined therein).

         "Intercreditor Agreement (PowerTel Collateral)" shall mean that certain Intercreditor and Subordination Agreement (PowerTel Collateral) dated as of October 15, 2002 by and between WHBC and the Administrative Agent, and consented to by the Loan Parties as of the Amendment No. 9 Closing Date (as such agreement may be amended, amended and restated, supplemented or otherwise modified, renewed or replaced from time to time), relating to, among other things, the subordination of the Liens of WHBC in the Equity Interests of WilTel Communications Pty. Limited owned by CGA and certain related collateral.

         "Interest Deficit" shall have the meaning given to such term in Section
2.16 hereof.

         "Interest Payment Date" shall mean (i) as to any Eurodollar Loan, the last Business Day of each month during each Interest Period with respect to such Eurodollar Loan, and the last day of each such Interest Period, and (ii) as to any Base Rate Loan, the last Business Day of each month and the date on which such Base Rate Loan is converted to a Eurodollar Loan pursuant to, and in accordance with, Section 2.11 hereof.

         "Interest Period" shall mean as to any Eurodollar Loan, the period commencing on the date such Loan is continued or converted or the last day of the preceding Interest Period and ending on the numerically corresponding day (or if there is no corresponding day, then the last day) in the calendar month that is one, two or three months thereafter as the Borrower may elect; provided, however, that (i) if any Interest Period would end on a day which shall not be a Business Day, such Interest Period shall be extended to the next succeeding Business Day, unless such next succeeding Business Day would fall in the next calendar month, in which case, such Interest Period shall end on the next preceding Business Day, (ii) no Interest Period may be selected which would end later than the Maturity Date, (iii) interest shall accrue from and including the first day of such Interest Period to, but excluding, the last date of such Interest Period, and (iv) no Interest Period may be selected which would result in the aggregate amount of Eurodollar Loans having Interest Periods ending after any date on which an installment of principal of the Loans is scheduled to mature, being in excess of the aggregate principal installments scheduled to mature after such date.

         "Interest Rate Protection Agreement" shall mean any interest rate swap agreement, interest rate cap agreement, synthetic cap, collar or floor or other financial agreement or arrangement designed to protect a Loan Party against fluctuations in interest rates or to reduce the effect of any such fluctuations.

         "Interest Rate Type" shall have the meaning given to such term in
Section 2.2 hereof.

         "Investment" shall mean any Equity Interest of any Person, any loan, advance, evidence of Indebtedness, contribution of capital, extension of credit or commitment therefor (including, without limitation, the Guaranty of loans made to others and Guaranties of other obligations, but excluding any current trade or customer account receivable for goods sold or services provided and arising in the ordinary course of business and payable in accordance with customary trading terms in the ordinary course of business, not to exceed one hundred eighty (180) days after the date the applicable receivable is accrued in accordance with GAAP), any investment or other interest in any Person, any purchase or other acquisition of (i) any Equity Interest of another Person or
(ii) a line of business, or all or substantially all of the assets, of any Person or any commitment to make any such purchase or acquisition.

         "IRU" shall mean (i) an indefeasible right of use with respect to dark fiber or lit fiber capacity, or (ii) any other transaction in which a Person (the "Purchasing Entity") obtains the right to use telecommunications network assets or capacity of any type from another Person (the "Selling Entity") and the asset that is the subject to such transaction (upon consummation of the transaction) becomes an asset of the Purchasing Entity and ceases to be an asset of the Selling Entity for financial reporting purposes in accordance with GAAP.

         "Issuing Bank" shall mean each of Bank of America, N.A. and/or JP Morgan Chase Bank, each in its capacity as an issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.4(l) hereof. Each such Issuing Bank may, in its discretion, arrange for Letters of Credit to be issued by an affiliate of the Issuing Bank, in which case, the term "Issuing Bank" shall include, with respect to Letters of Credit issued by such affiliate, such affiliate.

         "Joint Venture" shall mean any Person (other than a wholly owned Subsidiary of a Loan Party) in which an Equity Interest is, at the time any determination is being made, owned or controlled by a Loan Party as permitted by this Credit Agreement.

         "Key Employee Retention Program" shall mean the program established by Old WCG and the Borrower for the retention, stay, severance or similar employee benefit for, or related to, the senior executives and other specified employees, in order to accommodate, motivate and create appropriate incentives for such executives and such other specified employees to complete the Chapter 11 Reorganization of Old WCG and to retain key executives and employees who remain in the employ of the Borrower through the restructuring, as such program was amended as of July 26, 2002, or is hereafter amended in accordance with the terms and provisions of this Credit Agreement.

         "L/C Cash Collateral Account" shall mean Account No. 12331-10471 styled "BOA, NA LC Collateral Acct under the Williams Communications LLC Agrmt" or any other account hereafter designated by the Borrower and the Administrative Agent as an "LC Collateral Account" related to this Credit Agreement, in any case, which account shall be in the name and under the sole dominion and control of the Administrative Agent and shall be maintained with the Administrative Agent (for the benefit of the Secured Parties).

         "L/C Certificate" shall mean a certificate, substantially in the form of Exhibit A hereto, to be delivered by the Borrower to the Administrative Agent in connection with the issuance of each Letter of Credit or the amendment, renewal or extension of any outstanding Letter of Credit (as applicable).

         "L/C Disbursements" shall have the meaning given to such term in
Section 2.17(b) hereof.

         "L/C Exposure" shall mean, at any time, the amount expressed in Dollars of the aggregate face amount of all drafts which may then or thereafter be presented by beneficiaries under all Letters of Credit then outstanding plus (without duplication), the face amount of all drafts which have been presented or accepted under all Letters of Credit but have not yet been paid, or have been paid, but not reimbursed. The L/C Exposure of any Revolving Letter of Credit Lender at any time shall be such Revolving Letter of Credit Lender's Revolving Letter of Credit Percentage of the total L/C Exposure at such time.

         "Lender" and "Lenders" shall mean the Persons whose names appear in the signature pages of Amendment No. 9 and any assignee of a Lender pursuant to
Section 11.3 hereof, and their respective successors.

         "Lender Hedging Agreement" shall mean a Hedging Agreement entered into by and between a Lender (or an affiliate of a Lender) and the Borrower or a Subsidiary Loan Party.

         "Lending Office" shall mean, with respect to any Lender, the branch or branches (or affiliate or affiliates) from which such Lender's Eurodollar Loans or Base Rate Loans, as the case may be, are made or maintained, and for the account of which all payments of principal of, and interest on, such Lender's Eurodollar Loans or Base Rate Loans are made, as notified by such Lender to the Administrative Agent from time to time.

         "Letter of Credit" shall mean a standby letter of credit issued by an Issuing Bank pursuant to Section 2.4 hereof.

         "Letter of Credit Fees" shall mean the fees payable in respect of Letters of Credit pursuant to Section 2.4 hereof.

         "Leucadia" shall mean Leucadia National Corporation, a New York corporation.

         "LIBO Rate" shall mean, with respect to any Eurodollar Loan for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Base Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

         As used in this definition, the term "LIBO Base Rate" shall mean, for such Interest Period:

         (x) the rate appearing on Page 3750 of the Telerate Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to Dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two

                  Business Days prior to the commencement of such Interest Period, as the rate for Dollar deposits with a maturity comparable to such Interest Period; or

         (y) in the event that such rate is not available at such time for any reason, the rate (rounded upwards, if necessary, to the next 1/16 of 1%) at which Dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

         As used in this definition, the term "Statutory Reserve Rate" shall mean, for any day during such Interest Period, a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages in effect on such day (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject with respect to the LIBO Rate or a eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

         "Lien" shall mean any mortgage, deed of trust, hypothecation, pledge, security interest, encumbrance, lien or charge of any kind whatsoever (including, without limitation, any conditional sale or other title retention agreement, any lease in the nature of security, and with respect to any equity interest or other security, any purchase option, call or similar right of a third party with respect to such equity interest or other security).

         "Loan Documents" shall mean (i) this Credit Agreement, (ii) any Note,
(iii) any Letter of Credit, (iv) any Mortgage (including, without limitation, the Second Mortgage), (v) the Security Agreement, (vi) any Securities Account Control Agreement, any Deposit Account Control Agreement, any Issuer Control Agreement, the Patent Security Agreement, the Trademark Security Agreement, the Copyright Security Agreement, and any Intellectual Property Security Agreement Supplement (as each of the foregoing terms listed in this clause (vi) is defined in the Security Agreement), (vii) any Instrument of Assumption and Joinder,
(viii) the Australian Security Agreement, (ix) any other documents or agreements delivered by a Loan Party to the Administrative Agent granting or purporting to grant to the Administrative Agent (on behalf of one or more Secured Parties) a Lien on any property of any Person to secure any of the Obligations or any guarantee of any of the Obligations, (x) the Intercreditor Agreement (PowerTel Collateral) and the Intercreditor Agreement (Mortgaged Property), (xi) the Contribution Agreement, (xii) the Administration Fee Letter, (xiii) any agreement which is required to be or is otherwise executed on or prior to the Amendment No. 9 Closing Date by any Loan Party in connection with the effectiveness of this Credit Agreement or any of the documents listed above (including, without limitation, Amendment No. 9), and
(xiv) any other document, agreement or instrument which is required to be or is otherwise executed after the Amendment No. 9 Closing Date by any Loan Party in connection with this Credit Agreement or any of the documents listed above and which is expressly designated as a "Loan Document".

         "Loan Party" shall mean the Borrower, Holdings, Old WCG or any Subsidiary Loan Party, as applicable, and "Loan Parties" shall mean collectively, the Borrower, Holdings, Old WCG and the Subsidiary Loan Parties hereunder.

         "Loans" shall have the meaning given to such term in Section 2.1 hereof.

         "Margin Stock" shall be as defined in Regulation U of the Board.

         "Material Adverse Effect" shall mean any event, development, condition or circumstance that (a) has a material adverse effect on the business, assets, properties, performance, operations or condition (financial or otherwise) of Holdings and its Subsidiaries taken as a whole, of the Loan Parties taken as a whole, or of the Borrower, (b) materially impairs the ability of Holdings, the Borrower or any other Loan Party to perform any of its respective material obligations under any Loan Document to which it is or will be a party, (c) materially and adversely affects the rights or remedies of, or benefits available to, the Administrative Agent, the Lenders or any other Secured Party, under any Loan Document, or (d) materially and adversely affects the Liens granted to the Administrative Agent (for the benefit of Secured Parties) or materially impairs the validity or enforceability thereof in either case with respect to a material portion of the Collateral or the Mortgaged Real Property Assets; provided, however, that any event, development, condition or circumstance will be deemed to have a "Material Adverse Effect" if such event, development, condition or circumstance when taken together with all other events, developments, conditions and circumstances occurring or in existence at such time (including all other events, developments, conditions and circumstances which, but for the fact that a representation, warranty or covenant is subject to a "Material Adverse Effect" exception, would cause such representation or warranty contained herein to be untrue or such covenant to be breached) would result in a "Material Adverse Effect", even though, individually, such event, development, condition or condition would not do so.

         "Material Agreement" shall mean (a) each agreement listed in subpart
(iii) of Schedule 3.15 hereto, (b) any agreement entered into by a Loan Party that evidences, governs or secures Material Indebtedness of such Loan Party, and
(c) any other agreement entered into by a Loan Party that (i) evidences a firm revenue commitment to one or more Loan Parties to make payments to any such Loan Parties in excess of $50,000,000 during any fiscal year of such Loan Party prior to the Maturity Date, (ii) the breach or termination of which by any Loan Party could reasonably be expected to result in liabilities of, or damages payable by, any Loan Party in excess of $25,000,000 during any fiscal year of such Loan Party prior to the Maturity Date, or (iii) the breach or termination of which could reasonably be expected to be a Material Adverse Effect.

         "Material Indebtedness" shall mean Indebtedness (other than the Loans and Letters of Credit) of any one or more of the Loan Parties and/or Subsidiaries of a Loan Party in an aggregate principal amount exceeding $15,000,000.

         "Maturity Date" shall mean September 8, 2006.

         "Moody's" shall mean Moody's Investors Service, Inc. or if such company shall cease to issue ratings, another nationally recognized statistical rating company selected in good faith by mutual agreement of the Administrative Agent and the Borrower.

         "Mortgage" shall mean any mortgage, deed of trust, deed to secure debt or such equivalent document now existing or hereafter entered into, that is executed and delivered by one or more of the Loan Parties to the Administrative Agent (for the benefit of the Secured Parties) and in each case, as such document may be amended, amended and restated, supplemented or otherwise modified, renewed or replaced from time to time. The term "Mortgage" shall include, without limitation, the Second Mortgage.

         "Mortgageable Leased Property/Right of Way" shall have the meaning given to such term in Section 5.11(a) hereof.

         "Mortgaged Real Property Assets" shall mean those Real Property Assets of the Loan Parties on which a Lien has been granted (and has not been released or terminated pursuant to, and in accordance with, the terms of the Loan Documents) by the applicable Loan Parties to the Administrative Agent (for the benefit of the Secured Parties).

         "Multiemployer Plan" shall mean a plan described in Section 4001(a)(3) of ERISA to which any Loan Party or ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the five preceding plan years, made or accrued an obligation to make contributions.

         "Net Cash Proceeds" shall mean (a) the aggregate cash proceeds received by a Loan Party (including, without limitation, as applicable, all cash proceeds received by way of (i) deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, (ii) any cash received in respect of any non-cash proceeds, but only as and when received and (iii) cash payments received in respect of receivables retained by a Loan Party as part of any sales consideration, but only as and when received), minus
(b) reasonable and customary brokerage commissions, underwriting discounts and other reasonable and customary fees and direct expenses (including reasonable and customary fees and expenses of counsel, accountants, financial advisors and investment bankers actually paid by the applicable Loan Party) paid by a Loan Party to third parties (other than Affiliates) related to such transaction, minus (c) to the extent applicable, with respect to any sale or other disposition of assets permitted hereunder, payments made to retire Indebtedness (other than the Loans) secured by a Lien on any assets being sold or otherwise disposed of where payment of such Indebtedness is required in connection with such sale or disposition, minus (d) any income, franchise, transfer or other tax liability of any Loan Party arising from the applicable transaction; provided, that such taxes are payable in cash in the current year or in the next succeeding year with respect to the current year as a direct result of the applicable transaction, and minus (e) to the extent applicable, with respect to any sale or other disposition of assets permitted hereunder, reasonable reserves for customary indemnity obligations and purchase price adjustments.

         "Network Segment" means (i) with respect to the Borrower's and the Subsidiary Loan Parties' intercity network, the through-portion of such network between two local networks and (ii) with respect to a local network of the Borrower and the Subsidiary Loan Parties, the entire through-portion of such network, excluding the spurs which branch off the through-portion.

         "Non-Core Assets" means those assets listed on Schedule 6.6(i) hereto.

         "Note" shall have the meaning given to such term in Section 2.5(h) hereof.

         "NPV Amount" shall mean, with respect to any lease and at any date at which the amount thereof is to be determined, an amount equal to the present values (discounted, in the case of payments which are not due and payable within twelve (12) months following the date of determination, on a quarterly basis by a rate of interest equal to 4% per annum) of all fixed or specified rental payments which are contractually obligated to be paid by any Loan Party pursuant to the applicable lease.

         "Obligations" shall mean:

         (a) all obligations whether, direct or indirect, contingent or absolute, of every type or description and at any time existing, of the Borrower or any other Loan Party to make due and punctual payment of (i) principal of, and all interest on, the Loans, the Commitment Fees, the Letter of Credit Fees, reimbursement obligations in respect of Letters of Credit, costs and attorneys' fees and all other monetary obligations of the Borrower to any of the Agents, any Issuing Bank or any Lender under or in respect of this Credit Agreement, any Note, any other Loan Document or the Administration Fee Letter (including, without limitation, interest accruing at the then applicable rate provided in this Credit Agreement after the maturity of any of the Loans, and Post-Petition Interest accruing or payable at the then applicable rate provided for in this Credit Agreement) and (ii) any and all Hedging Obligations (including, without limitation, a conditional obligation to make a future payment under an outstanding Lender Hedging Agreement) provided that in the case of any Hedging Obligation, (x) the Borrower and/or Subsidiary Loan Party (as applicable) shall have been permitted to enter into the applicable Lender Hedging Agreement pursuant to this Credit Agreement and (y) the Administrative Agent shall have received written notice of the applicable Lender Hedging Agreement (1) in the case of a Lender Hedging Agreement in existence on the Amendment No. 9 Closing Date, within ten (10) Business Days after the Amendment No. 9 Closing Date and
(2) in the case of any Lender Hedging Agreement entered into after the Amendment No. 9 Closing Date, within ten (10) Business Days after the execution of such Lender Hedging Agreement; and

         (b) all other obligations of the Borrower or any other Loan Party pursuant to this Credit Agreement or any other Loan Document.

         "Old WCG" shall mean Williams Communications Group, Inc., a Delaware corporation.

         "Option Right" shall have the meaning given to such term in the definition of "Change in Control" set forth in this Article 1.

         "OTC Documents" shall mean, collectively, the OTC Notes, the OTC Mortgage, the OTC Pledge Agreements and the OTC Purchase and Sale Agreement.

         "OTC Mortgage" shall mean the Mortgage With Power of Sale, Security Agreement, Assignment of Leases, Rents and Profits, Financing Statement and Fixture Filing dated as of October 15, 2002 by WTC in favor of WHBC, as such document may be amended, restated, renewed, replaced, restructured, supplemented or otherwise modified from time to time.

         "OTC Notes" shall mean the promissory notes issued by WTC, Holdings and the Borrower, as "makers" to WHBC each dated October 15, 2002 in the original principal amount of $100,000,000 and $44,800,000 (such principal amount is subject to increase by reason of the accretion of interest on such note to the maturity date thereof, provided that the maximum principal amount of such note shall not exceed $74,360,295.30 prior to the maturity date thereof), respectively, as such notes may be amended, restated, renewed, replaced, restructured, supplemented or otherwise modified from time to time.

         "OTC Pledge Agreements" shall mean (i) that certain Pledge Agreement dated as of October 15, 2002 made by CGA to WHBC; and (ii) that certain Second Equitable Mortgage of Shares between CGA as "Mortgagor" thereunder in favor of WHBC as "Mortgagee", in each case, as either such agreement may be amended, restated, replaced, restructured, supplemented or otherwise modified from time to time.

         "OTC Purchase and Sale Agreement" means the Real Property Purchase and Sale Agreement dated as of July 26, 2002, among WHBC, as "Seller", WTC as "Purchaser", the Borrower, Holdings and Williams Aircraft Leasing, LLC, a Delaware limited liability company, as amended by that certain First Amendment to the Real Property Purchase and Sale Agreement thereto dated as of October 15, 2002, by and among The Williams Companies, Inc., WHBC, WTC, the Borrower, Holdings, Williams Aircraft Leasing, LLC and Williams Aircraft, Inc., a Delaware corporation, as such agreement may be further amended, restated, supplemented or otherwise modified from time to time.

         "OTC Real Property Assets" shall mean the Real Property Assets subject to the OTC Mortgage as escrowed pursuant to the Escrow Agreement or if applicable, as such document has been amended, restated, renewed, replaced, restructured, supplemented or otherwise modified in accordance with the terms of this Credit Agreement.

         "Participation Agreement" shall have the meaning given to such term in
Section 11.3(g) hereof.

         "Participant Register" shall have the meaning given to such term in
Section 11.3(g) hereof.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation or any successor thereto.

         "Percentage" shall mean with respect to any Lender, the percentage of the Total Credit Exposure represented by such Lender's Credit Exposure.

         "Perfection Certificate" shall mean a certificate in the form of Exhibit B to the Security Agreement.

         "Permitted Encumbrances" shall mean Liens permitted under Section 6.2 hereof.

         "Permitted Holdings Activities" shall mean, with respect to Holdings,
(i) the acquisition from the Borrower and the ownership of certain real property located at 4485 E. Sahara Avenue, Las Vegas, Nevada 89104 and the lease/sublease of one or more portions of such real property to the Borrower, a Subsidiary Loan Party or an unaffiliated third party and the receipt of rental and other payments associated therewith, subject to the provisions of Section 6.15(b)(ii) hereof; (ii) the lease or acquisition of furniture and equipment by Holdings in Nevada necessary to maintain a place or places of business; (iii) the management of the real and personal property described in clauses (i) and (ii) above and retention of associated services and utilities; (iv) the employment or engagement of all necessary staff and other administrative personnel for the management of such real and personal property described in clauses (i) and (ii) above; (v) the acquisition and ownership of any Proprietary Right and the license of all or any portion thereof to the Borrower, a Subsidiary of a Loan Party or a third party and the receipt of royalties, fees or other payments associated therewith, subject to the provisions of Section 6.15(b)(ii) hereof;
(vi) the establishment of one or more Deposit Accounts which shall be Controlled Deposit Accounts except as otherwise permitted by Section 5.16 hereof; (vii) activities that Holdings must perform under applicable law, any applicable securities exchange regulations or in order to protect, register, maintain or extend any Proprietary Rights; and (viii) such other activities as are necessary, in the opinion of the Borrower, for maintaining a place of business in Nevada.

         "Permitted Investor" shall mean so long as the unwind has not occurred as contemplated by paragraph 5 of the Escrow Agreement, Leucadia and any of its affiliates.

         "Permitted Strategic Disposition" shall mean the disposition by the Borrower or any other Loan Party of the assets described in the Strategic Asset Disposition Letter.

         "Permitted Telecommunications Asset Disposition" shall mean the sale, transfer, lease or other disposition of or an interest in (including, without limitation, pursuant to a dark fiber IRU):

         (A) optical fiber cable and/or conduit (and any related equipment, technology or software not then used in a Network Segment of the Borrower's and/or the Subsidiary Loan Parties' communications network); provided, that after giving effect to such sale, transfer, lease or disposition, the Borrower and the Subsidiary Loan Parties would retain the right to use at least the minimum retained capacity set forth below:

         (i) with respect to any Network Segment constructed by, for or on behalf of, the Borrower or any Subsidiary or Affiliate, either
                  (x) 24 optical fibers per route mile on such Network Segment as deployed at the time of the applicable Permitted Telecommunications Asset Disposition or (y) 12 optical fibers and one empty conduit per route mile on such Network Segment as deployed at the time of the applicable Permitted Telecommunications Asset Disposition; and

         (ii) with respect to any Network Segment purchased or leased from third parties, the lesser of (x) 50% of the optical fibers per route mile originally purchased or leased on such Network Segment, (y) 24 optical fibers per route mile on such Network Segment as deployed at the time of the applicable Permitted Telecommunications Asset Disposition and (z) 12 optical fibers and one empty conduit per route mile on such Network Segment as deployed at the time of the applicable Permitted Telecommunications Asset Disposition; or

         (B) a single strand fiber used in a Network Segment of the Borrower's and/or the Subsidiary Loan Parties' communications network; provided, that after giving effect to such disposition, the Borrower and the Subsidiary Loan Parties would not eliminate all capacity between the endpoint cities connected by any fiber of the Borrower and/or the Subsidiary Loan Parties.

         "Person" shall mean any natural person, corporation, partnership, limited liability partnership, limited liability company, trust, joint venture, association, company, estate, unincorporated organization or government or any agency or political subdivision thereof.

         "Plan" shall mean an employee pension benefit plan within the meaning of Section 3(2) of ERISA, other than a Multiemployer Plan, maintained or contributed to by any Loan Party or any ERISA Affiliate, or otherwise pursuant to which any Loan Party could have liability.

         "Pledged Collateral" shall have the meaning given to such term in the Security Agreement.

         "Pledgor" shall mean any Loan Party that has any right, title, or interest in and to any Pledged Collateral.

         "Post-Petition Interest" shall mean interest accruing after the filing of any petition in bankruptcy, or the commencement of any case, proceeding or action relating to the bankruptcy, reorganization or insolvency of the Borrower or any other Loan Party (or interest that would accrue but for the operation of applicable bankruptcy, reorganization or insolvency laws), whether or not a claim for post-filing or post-petition interest is allowed or allowable as a claim in any such case, proceeding or action.

         "PowerTel" shall mean PowerTel, Limited, an Australian corporation.

         "Premises" shall mean any real property currently or formerly owned, leased or operated by any Loan Party or any Subsidiary of any Loan Party, including, but not limited to, all soil, surface water, or groundwater thereat.

         "Prepayment Date" shall have the meaning given to such term in Section 2.9(l) hereof.

         "Prime Rate" shall have the meaning given to such term in the definition of "Base Rate" set forth in this Article 1.

         "Proprietary Rights" shall have the meaning given to such term in
Section 3.8 hereof.

         "Purchasing Lender" shall have the meaning given to such term in
Section 2.13(e).

         "Real Property Assets" shall mean as of any time, (i) all parcels of real property, owned or leased at such time directly or indirectly by any Loan Party, together with in each case, all buildings, improvements, appurtenant fixtures, and easements and other property and rights incidental to the ownership or lease (as applicable) of such parcel of real property or any of the foregoing and (ii) all Rights of Way.

         "Recovery Event" means (a) the receipt of any Condemnation Proceeds in excess, for any single event, of $1,000,000, or (b) the receipt of proceeds of any insurance (other than business interruption insurance) required to be maintained pursuant to this Credit Agreement or any other Loan Document on account of each separate loss, damage or injury in excess of $1,000,000 to any tangible property of the Borrower or any other Loan Party.

         "Register" shall have the meaning given to such term in Section
11.3(e).

         "Regulation D" shall mean Regulation D of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

         "Regulation U" shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

         "Related Fund" shall mean, with respect to any Lender that is a fund that invests in the type of credit extended hereunder, any other fund that (i) invests in such type of credit and (ii) is advised or managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor for a period of not less than 120 days immediately prior to the proposed assignment to such fund hereunder.

         "Related Parties" shall mean, with respect to any Person, such Person's affiliates and the respective directors, officers, employees, representatives, trustees, agents, advisors (including, without limitation, investment advisors) of, and any professionals retained by, such Person or such Person's affiliates.

         "Release" shall mean any discharging, disposing, emitting, leaking, pumping, pouring, emptying, injecting, escaping, leaching, dumping or spilling of any Hazardous Material through, on, above, under or into the Environment.

         "Reportable Event" shall mean any reportable event as defined in
Section 4043(c) of ERISA.

         "Required Lenders" shall mean at any time, Lenders having aggregate Credit Exposure representing more than fifty percent (50%) of the Total Credit Exposure at such time.

         "Required Revolving Lenders" shall mean at any time, (i) Revolving Letter of Credit Lenders having L/C Exposure representing more than fifty percent (50%) of the total L/C Exposure then outstanding or (ii) if no Letters of Credit are then outstanding, Revolving Letter of Credit Lenders having aggregate Revolving Letter of Credit Commitments representing more than fifty percent (50%) of the Total Revolving Letter of Credit Commitment.

         "Requirements" shall mean all present and future laws, statutes, codes, ordinances, orders, judgments, decrees, injunctions, directives, rules, regulations and requirements of every Governmental Authority having jurisdiction over any Real Property Asset and all restrictive covenants applicable to any Real Property Asset.

         "Restricted Payment" shall mean (i) any distribution, dividend or other direct or indirect payment (whether in cash, securities or other property) on account of shares of any class of stock of, partnership interest in, or any other Equity Interest of, a Loan Party or any Subsidiary or Affiliate of a Loan Party, (ii) any purchase, redemption or other acquisition, re-acquisition or retirement, cancellation or termination by a Loan Party of any shares of any class of its own capital stock or any of its other Equity Interest(s) (as applicable) or Equity Interest(s) of another Loan Party or any Affiliate, now or hereafter outstanding, (iii) any payment (whether in cash, securities or other property) made to retire, or obtain the surrender of, any outstanding warrants, puts or options or other rights to purchase or otherwise acquire shares of any class of stock of, or any other Equity Interest in, a Loan Party or any Subsidiary or other Affiliate of a Loan Party, now or hereafter outstanding,
(iv) any payment by a Loan Party of principal of, premium, if any, or interest on, or any redemption, purchase, retirement, defeasance, sinking fund or similar payment with respect to, any Indebtedness now or hereafter outstanding which Indebtedness is subordinated to any of the Obligations, and (v) any other transaction the economic effect of which is similar to any of the transactions described in the foregoing clauses (i) through (iv).

         "Revolving Letter of Credit Commitment" shall mean with respect to a Lender, the commitment, if any, of such Lender to participate in Letters of Credit hereunder through the Revolving Letter of Credit Commitment Termination Date up to an aggregate amount, at any one time, not in excess of the amount set forth (i) opposite such Lender's name under the column entitled "Revolving Letter of Credit Commitment" in the Schedule of Outstanding Loans and Revolving Letter of Credit Commitments appearing in Schedule 1 hereto, or (ii) in any applicable Assignment and Acceptance(s) to which it may be a party, as the case may be, as such amount may be reduced from time to time in accordance with the terms of this Credit Agreement or modified from time to time in accordance with the terms of this Credit Agreement.

         "Revolving Letter of Credit Commitment Termination Date" shall mean the earlier of September 7, 2005, and the date on which the Total Revolving Letter of Credit Commitment shall terminate in accordance with Section 2.8 or Article 7 hereof.

         "Revolving Letter of Credit Lender" shall mean any Lender holding a Revolving Letter of Credit Commitment hereunder.

         "Revolving Letter of Credit Percentage" shall mean with respect to any Revolving Letter of Credit Lender, the percentage of the Total Revolving Letter of Credit Commitment represented by such Revolving Letter of Credit Lender's Revolving Letter of Credit Commitment.

         "Rights of Way" shall mean all rights of way, easements and all other similar rights granted to any of the Loan Parties with respect to any portion of a Network Segment (whether owned or leased), for the right to use and/or have access to and through real property that are or should be evidenced by instruments recorded in the appropriate real property records office where such real property is located.

         "S&P" shall mean Standard & Poor's Ratings Group (a division of The McGraw-Hill Companies, Inc.), together with its successors, or, if such company shall cease to issue ratings, another nationally recognized statistical rating company selected in good faith by mutual agreement of the Administrative Agent and the Borrower.

         "Sale Leaseback Transaction" shall mean any arrangement with any Person or Persons, whereby in contemporaneous or substantially contemporaneous transactions a Loan Party or a Subsidiary of a Loan Party sells essentially all of its right, title and interest in an asset and, in connection therewith, acquires, leases or licenses back the right to use all or a portion of such asset.

         "Second Mortgage" shall mean that certain Second Mortgage, Assignment of Leases and Rents, Security Agreement, Financing Statement and Fixture Filing made and entered into as of the 15th day of October, 2002 by WTC in favor of the Administrative Agent for the benefit of the Secured Parties, as such document may be amended, amended and restated, supplemented, restructured or otherwise modified, renewed or replaced from time to time.

         "Secured Parties" shall mean the Agents, the Issuing Banks, the Lenders, each Hedging Counterparty and each of their respective successors and assigns.

         "Securities Account" shall have the meaning given to such term in the Security Agreement.

         "Security Agreement" shall mean that certain Amended and Restated Security Agreement dated as of April 23, 2001, as amended and restated as of October 15, 2002, among Holdings, the Borrower, Old WCG and the Subsidiary Loan Parties that are parties thereto on the one hand, and the Administrative Agent on the other hand, substantially in the form of Exhibit H hereto, as such agreement may be amended, amended and restated, supplemented or otherwise modified, renewed or replaced from time to time.

         "Segment Reporting" shall mean, with respect to Holdings, reporting with respect to each of Holdings' and its Subsidiaries' business segments consistent with that provided to the Lenders with Holdings' audited financial statements for fiscal year 2001, or with respect to such business segments as may be agreed to by the Administrative Agent in writing (such agreement not to be unreasonably withheld).

         "Specified Indebtedness" shall have the meaning given to such term in
Section 6.5(b) hereof.

         "Specified Security" shall mean publicly traded equity securities of actual or prospective customers or vendors of the Borrower or one or more of the Subsidiary Loan Parties acquired by the Borrower or one or more of the Subsidiary Loan Parties (as applicable) in connection with (or pursuant to warrants, options or rights acquired in connection with) actual or prospective commercial agreements with such customers or vendors; provided that any Equity Interest of Holdings, the Borrower or any of their respective Affiliates shall not constitute "a Specified Security."

         "Specified Security Hedging Transactions" shall mean options, collars, forwards and other similar transactions (including, without limitation, prepaid forward transactions, collar/loan transactions and other similar transactions) with respect to any Specified Security entered into by the Borrower or any other Subsidiary Loan Party to monetize the value of, and/or hedge against changes in, the market price of such Specified Security.

         "Strategic Asset Disposition Letter" shall mean that certain letter executed by the Borrower and delivered to the Administrative Agent and the Lenders, which letter shall be dated as of the Amendment No. 9 Closing Date, and designated therein as the "Strategic Asset Disposition Letter".

         "Subsidiary" shall mean with respect to any Person, any corporation, limited liability company, association, joint venture, partnership or other business entity (whether now existing or hereafter organized) (a) of which at least a majority of the voting stock or other ownership interests having ordinary voting power for the election of directors (or the equivalent) is, at the time as of which any determination is being made, owned or controlled by such Person or one or more subsidiaries of such Person, or by such Person and one or more subsidiaries of such Person, or (b) which is otherwise Controlled, at the time as of which any determination is being made by such Person or one or more subsidiaries of such Person, or by such Person and one or more subsidiaries of such Person, or (c) which would be consolidated with such Person in such Person's financial statements if such financial statements were prepared in accordance with GAAP as of the date any determination is being made.

         "Subsidiary Loan Party" shall mean any Subsidiary of the Borrower that is or becomes a Guarantor hereunder.

         "Syndication Agent" shall mean JP Morgan Chase Bank (formerly known as The Chase Manhattan Bank), in its capacity as syndication agent for the Lenders hereunder.

         "Telecommunications Business" shall mean (i) the business of:

                  (a) transmitting, or providing services relating to the transmission of, voice, video or data through owned or leased transmission facilities or the right to use such facilities;

                  (b) constructing, acquiring, creating, developing, operating, managing or marketing communications networks, related network transmission equipment, software and other devices for use in a communications business;

                  (c) constructing, managing, designing or operating fiber optic telecommunications networks and leasing capacity on those networks to or from third parties;

                  (d) the sale, resale, installation or maintenance of communications systems or equipment (including without limitation, fiber or conduit); or

                  (e) outsourcing services with respect to any of the foregoing; and

         (ii)     activities reasonably related to any of the foregoing.

         "Term Lenders" shall mean, collectively, the Lenders holding the Loans hereunder.

         "Title Company" shall mean a title insurance company of recognized national standing which is acceptable to the Administrative Agent in its reasonable discretion.

         "Title Policy" shall mean, with respect to any Mortgaged Real Property Asset, a mortgagee policy of title insurance (ALTA or the equivalent) or marked "commitment" of title insurance insuring the Mortgage as a first priority Lien (exclusive of the Second Mortgage, which shall be insured as a second priority
Lien) on such Mortgaged Real Property Asset in favor of the Administrative Agent (for the benefit of the Secured Parties) free of all Liens other than Permitted Encumbrances or such Liens as may be noted on such policy of title insurance and which are acceptable to the Administrative Agent, which policy of title insurance shall be issued by a Title Company in such policy amounts, with such endorsements, and in form and substance reasonably satisfactory to the Administrative Agent, and shall contain no exceptions to coverage other than matters reasonably satisfactory to the Administrative Agent in its judgment reasonably exercised.

         "Total Credit Exposure" shall mean an amount equal to (i) the aggregate principal amount of all outstanding Loans hereunder, plus (ii) the then current amount of L/C Exposure, plus (iii) the amount of the unused Total Revolving Letter of Credit Commitment then in effect.

         "Total Revolving Letter of Credit Commitment" shall mean the aggregate amount of the Revolving Letter of Credit Commitments then in effect of all of the Revolving Letter of Credit Lenders, as such amount may be reduced or modified from time to time in accordance with the terms of this Credit Agreement.

         "Trailing Four Quarters" shall mean, with respect to any date of determination, the fiscal quarter then ended and the three (3) immediately preceding fiscal quarters considered as a single period.

         "UCC" shall mean the Uniform Commercial Code as in effect in the State of New York at the relevant time.

         "Voice Gross Margin" shall mean, for any period of determination, the revenue of the voice business unit of Holdings, the Borrower and the other Loan Parties for such period, minus the Voice Line Costs incurred in such period, in each case as determined on a consolidated basis in accordance with GAAP. As used herein, "Voice Line Costs" shall mean the off-net (i.e. third party) vendor costs which are incurred by Holdings, the Borrower or the other Loan Parties in providing voice services and which are primarily composed of the costs of acquiring origination and termination services.

         "WHBC" means Williams Headquarters Building Company, a Delaware corporation and a Subsidiary of The Williams Companies, Inc.

         "WTC" means Williams Technology Center, LLC, a Delaware limited liability company and a direct Subsidiary of the Borrower.

                                    ARTICLE 2

                                    THE LOANS

         Section 2.1. Loans. (a) The parties hereby agree that on the Amendment No. 9 Closing Date, the entire aggregate outstanding principal amount of the Existing Loans shall be continued and combined into a single tranche of loans (the "Loans") hereunder. The Borrower hereby confirms and acknowledges to the Agents and the Lenders that it is validly and justly indebted to the Lenders for the payment of all Existing Loans and the Loans without offset, defense, cause of action or counterclaim of any kind or nature whatsoever.

                  (b) On the Amendment No. 9 Closing Date, the Loans shall be held by each of the Lenders in such amounts as are set forth opposite the name of such Lender under the column entitled "Outstanding Loans" on Schedule 1 hereto.

                  (c) Once repaid, none of the Loans may be re-borrowed.

         Section 2.2. Interest Rate Type of the Loans. The Loans shall be comprised of one or more Base Rate Loans and/or one or more Eurodollar Loans (each such type of Loan, an "Interest Rate Type") (in each case, as such Loan may be continued or converted pursuant to the provisions of Section 2.11 hereof). The parties hereto hereby agree that (a) each Existing Loan that is an ABR Loan (as such term is defined in the Existing Credit Agreement) under the Existing Credit Agreement shall on the Amendment No. 9 Closing Date continue as a Base Rate Loan hereunder unless and until converted to a Eurodollar Loan in accordance with the provisions hereof, and (b) each Existing Loan that is a Eurodollar Loan (as such term is defined in the Existing Credit Agreement) under the Existing Credit Agreement shall on the Amendment No. 9 Closing Date continue as a Eurodollar Loan hereunder and its Interest Period shall end on the same date that it would have ended under the Existing Credit Agreement (unless converted prior to such date to a Base Rate Loan in accordance with the provisions hereof). Subject to Sections 2.13(d) and 2.15(g) hereof, each Lender may at its option fulfill its obligations hereunder with respect to any Eurodollar Loan by causing a foreign branch or affiliate to make such Loan; provided, that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms hereof and of any Note. Subject to the provisions of Section 2.10(b), Section 2.11 and Section 2.14, Loans of more than one Interest Rate Type may be outstanding at the same time.

         Section 2.3. Total Revolving Letter of Credit Commitment. The parties hereto hereby acknowledge and agree that on the Amendment No. 9 Closing Date, the Total Revolving Letter of Credit Commitment shall be $45,000,000 and shall only be available for the issuance of Letters of Credit pursuant to, and in accordance with, the terms and provisions of this Credit Agreement. No loans or advances shall be made pursuant to the Revolving Letter of Credit Commitments. On the Amendment No. 9 Closing Date, the Revolving Letter of Credit Commitment of each Lender shall be the amount set forth opposite the name of such Lender under the column entitled "Revolving Letter of Credit Commitment" on Schedule 1 hereto.

         Section 2.4. Letters of Credit. (a) The parties hereto hereby agree that any Letter of Credit (as such term is defined in the Existing Credit Agreement) issued and outstanding on the

Amendment No. 9 Closing Date under the Existing Credit Agreement shall, on and after the Amendment No. 9 Closing Date, be a Letter of Credit hereunder.

                           (i) Upon the terms and subject to the conditions
hereof and of Applicable Law, each Issuing Bank agrees, upon the request of the Borrower, to issue Letters of Credit (and to amend, renew or extend Letters of Credit previously issued under this Credit Agreement) payable in Dollars from time to time after the Amendment No. 9 Closing Date and prior to the Revolving Letter of Credit Commitment Termination Date; provided, however, that (A) the Borrower shall not request the issuance, amendment, renewal or extension of, and no Issuing Bank shall issue, amend, renew or extend, any Letter of Credit if, after giving effect thereto, the then current L/C Exposure would exceed an amount equal to the Total Revolving Letter of Credit Commitment minus the aggregate amount of cash deposits made, or pledged by, any of the Loan Parties to Persons other than the Administrative Agent, and (B) the Borrower shall not request the issuance, amendment, renewal or extension of, and no Issuing Bank shall issue, amend, renew or extend, any Letter of Credit having an expiration date (x) later than the fifth day prior to the Revolving Letter of Credit Commitment Termination Date or (y) more than one year after its date of issuance (or, in the case of any amendment, renewal or extension thereof, one year after such amendment, renewal or extension); provided, that a Letter of Credit may include customary "evergreen" provisions.

                           (ii) Immediately upon the issuance of each Letter of
Credit (or an amendment to a Letter of Credit increasing the amount thereof), each Revolving Letter of Credit Lender shall be deemed to, and hereby agrees to have, irrevocably purchased from the applicable Issuing Bank, a participation in such Letter of Credit in accordance with such Revolving Letter of Credit Lender's Revolving Letter of Credit Percentage. In furtherance of the foregoing, each Revolving Letter of Credit Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of such Issuing Bank, such Revolving Letter of Credit Lender's Revolving Letter of Credit Percentage of each payment made by such Issuing Bank with respect to such Letter of Credit which payment is not reimbursed by the Borrower on the date due as provided in
Section 2.4(e) or reimbursed from amounts held as cash collateral as provided in
Section 2.4(f), or of any reimbursement payment required to be refunded to the Borrower for any reason. Each Revolving Letter of Credit Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of any Default or Event of Default or the reduction or termination of the Revolving Letter of Credit Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

                  (b) Whenever the Borrower desires the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), it shall deliver to the Administrative Agent and the applicable Issuing Bank from whom the Borrower is requesting such Letter of Credit (or amendment, renewal or extension), a written notice no later than 1:00 p.m. (Eastern time) at least two (2) Business Days prior to the proposed date of issuance, amendment, renewal or extension (or such lesser time as is acceptable to the Administrative Agent and the applicable Issuing Bank). Such notice shall specify
(i) the outstanding Letter of Credit to be amended, renewed or extended, if applicable, (ii) the proposed date of issuance, amendment, renewal or extension (which shall be a Business Day), (ii) the face amount of the Letter of Credit, (iii) the expiration date of the Letter of Credit, (iv) the name and address of the beneficiary and (v) such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the applicable Issuing Bank in connection with any request for a Letter of Credit, the Borrower also shall submit a letter of credit application on such Issuing Bank's standard form. Any notice pursuant to this Section 2.4(b) shall be accompanied by a brief description of the underlying transaction and upon request of the applicable Issuing Bank or the Administrative Agent, the Borrower shall provide additional details regarding the underlying transaction. Concurrently with the giving of written notice of a request for the issuance of a Letter of Credit, the Borrower shall specify a precise description of the documents and the verbatim text of any certificate to be presented by the beneficiary of such Letter of Credit which, if presented by such beneficiary prior to the expiration date of the Letter of Credit, would require the applicable Issuing Bank to make payment under the Letter of Credit; provided, however, that an Issuing Bank, in its reasonable discretion, may require customary changes in any such documents and certificates to be presented by the beneficiary. Any Letter of Credit shall be issued solely for general corporate purposes in the ordinary course of the Borrower's and the Subsidiary Loan Parties' respective businesses. Upon the issuance, amendment, renewal or extension of a Letter of Credit, the applicable Issuing Bank shall notify the Administrative Agent and the other Issuing Bank of such issuance, amendment, renewal or extension (as applicable). Promptly after receipt of such notice, the Administrative Agent shall notify each Revolving Letter of Credit Lender of the issuance, amendment, renewal or extension (as applicable) and the amount of such Revolving Letter of Credit Lender's respective participation in the applicable Letter of Credit.

                  (c) Unless otherwise expressly agreed to by the applicable Issuing Bank and the Borrower when a Letter of Credit is issued, each Letter of Credit shall be subject to (i) the rules of the "International Standby Practices 1998" published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance (the "ISP") and (ii) as to matters not addressed by the ISP, the law of the State of New York (or, if the applicable Issuing Bank so elects, the law of the jurisdiction in which the office from which it issues its Letters of Credit is located). Each Issuing Bank shall be entitled to honor any drafts and accept any documents presented to it by the beneficiary of such Letter of Credit in accordance with the terms of such Letter of Credit and believed by such Issuing Bank in good faith to be genuine. No Issuing Bank shall have any duty to inquire as to the accuracy or authenticity of any draft or other drawing documents which may be presented to it, but shall be responsible only to determine in accordance with customary commercial practices that the documents which are required to be presented before payment or acceptance of a draft under any Letter of Credit have been delivered and that they substantially comply on their face with the requirements of such Letter of Credit.

                  (d) If an Issuing Bank shall make payment on any draft presented under a Letter of Credit (regardless of whether a Default, Event of Default or acceleration has occurred and/or is continuing), the applicable Issuing Bank shall give notice of such payment to the Borrower, the Administrative Agent and the Revolving Letter of Credit Lenders; provided, that any failure to give or any delay in giving such notice shall not relieve the Borrower of its obligations pursuant to Section 2.4(e) below, and each Revolving Letter of Credit Lender hereby authorizes and requests the applicable Issuing Bank to advance for its account, pursuant to the terms hereof, its share of such payment based upon its participation in such Letter of Credit.

                  (e) The Borrower is absolutely, unconditionally and irrevocably obligated to reimburse all amounts drawn under each Letter of Credit. If any draft is presented under a Letter of Credit, then the Borrower shall reimburse the applicable Issuing Bank for such draft by paying to the Administrative Agent, in immediately available funds, in Dollars, the full amount of such draft, (i) not later than 1:00 p.m., Dallas, Texas time, on the Business Day that the Borrower receives notice of the applicable payment by the Issuing Bank; provided that such notice is received by the Borrower prior to 9:30 a.m., Dallas, Texas time on such date, or (ii) if such notice is not received by the Borrower by 9:30 a.m., Dallas, Texas time, then not later than 1:00 p.m., Dallas, Texas time on the Business Day immediately following the day that the Borrower receives such notice. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the applicable Issuing Bank or, to the extent that Revolving Letter of Credit Lenders have made payments pursuant to Section 2.4(f) below to reimburse the Issuing Bank, then to such Revolving Letter of Credit Lenders and the applicable Issuing Bank as their interests may appear. If an Issuing Bank shall make any payment with respect to a Letter of Credit, then, unless the Borrower shall reimburse such payment in full on the date such payment is made, the unpaid amount thereof shall bear interest, for each day from and including the date such payment is made to, but excluding, the date that the Borrower reimburses such payment, at the rate per annum then applicable to Base Rate Loans hereunder; provided that, if the Borrower fails to reimburse such payment when due pursuant to this Section 2.4(e), then the Borrower shall pay interest at a rate per annum equal to 2% in excess of the rate then in effect for Base Rate Loans hereunder during the period from the date the reimbursement was due to, but excluding, the date the Issuing Bank receives full reimbursement from the Borrower. Interest accrued pursuant to this paragraph shall be for the account of the applicable Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Letter of Credit Lender pursuant to Section 2.4(f) below to reimburse the applicable Issuing Bank shall be for the account of such Revolving Letter of Credit Lender to the extent of such payment. The Borrower agrees that an Issuing Bank may reimburse itself for any drawing under a Letter of Credit from the balance in any account of the Borrower maintained with such Issuing Bank. In the event of any such reimbursement, the applicable Issuing Bank shall (and hereby agrees to) promptly notify the Borrower after such reimbursement; provided, that any failure to provide such notice shall not affect the validity or enforceability of any such reimbursement.

                  (f) In the event the Borrower fails to reimburse the Administrative Agent (for the benefit of the applicable Issuing Bank) for the full amount of any draft paid by such Issuing Bank under any Letter of Credit in accordance with Section 2.4(e) above, then the Administrative Agent shall apply amounts held by it as cash collateral for outstanding Letters of Credit to reimburse the applicable Issuing Bank in full for the amount of any draft paid by such Issuing Bank under such Letter of Credit. In the event that (1) the Borrower has failed to reimburse an Issuing Bank in full for any draft paid by such Issuing Bank under a Letter of Credit, and (2) if for any reason, there is insufficient cash collateral held by the Administrative Agent to pay in full such draft, then (A) the Administrative Agent shall notify each Revolving Letter of Credit Lender of the applicable payment with respect to a Letter of Credit, the payment due from the Borrower in respect thereof, and such Revolving Letter of Credit Lender's

Revolving Letter of Credit Percentage thereof; (B) each Revolving Letter of Credit Lender hereby agrees that it will promptly reimburse the applicable Issuing Bank for such draft by paying to the Administrative Agent, in immediately available funds in Dollars an amount equal to the unreimbursed amount of the draft multiplied by such Revolving Letter of Credit Lender's Revolving Letter of Credit Percentage, and (C) the Administrative Agent shall promptly pay to the applicable Issuing Bank the amounts so received by it from the Revolving Letter of Credit Lenders. If any such reimbursement is not made by any Revolving Letter of Credit Lender in immediately available funds on the same day on which the Issuing Bank shall have made payment on any such draft, such Revolving Letter of Credit Lender shall pay interest thereon to the Issuing Bank at a rate per annum equal to the Issuing Bank's cost of obtaining overnight funds in the Federal Funds market for the first three (3) days following the time when such Revolving Letter of Credit Lender fails to make the required reimbursement, and thereafter at a rate per annum equal to the Base Rate plus the Applicable Interest Margin for Base Rate Loans. Any payment made by a Revolving Letter of Credit Lender pursuant to this Section 2.4(f) to reimburse the applicable Issuing Bank for any payment with respect to a Letter of Credit shall not constitute a loan to the Borrower and shall not relieve the Borrower of its obligation to reimburse the Issuing Bank pursuant to the provisions of this Section 2.4.

                  (g) (i) The Borrower agrees to pay the following amounts to each Issuing Bank with respect to Letters of Credit issued by it hereunder:

                           (A) with respect to the issuance, amendment, renewal,
                  extension, transfer or other transaction related to a Letter of Credit and each drawing made thereunder, documentary and processing charges in accordance with such Issuing Bank's standard schedule for such charges in effect at the time of such issuance, amendment, renewal, extension, transfer, drawing or other transaction, as the case may be (all such charges shall be payable within ten (10) days after demand therefor); and

                           (B) a fronting fee payable directly to such Issuing
                  Bank, for its own account, in the amount of $500 with respect to each issuance of a Letter of Credit by such Issuing Bank and in the amount of $250 with respect to each renewal of an existing Letter of Credit issued by such Issuing Bank; such fee shall be due and payable to such Issuing Bank on the date of issuance or renewal of the applicable Letter of Credit.

                           (ii) The Borrower agrees to pay to the Administrative
Agent for the account of each Revolving Letter of Credit Lender, a participation fee with respect to such Revolving Letter of Credit Lender's participations in Letters of Credit for each day, which fee shall accrue at a rate equal to the Applicable Interest Margin for Eurodollar Loans hereunder for such day on the amount of such Revolving Letter of Credit Lender's L/C Exposure on such day. Such participation fee shall be calculated in the same manner as interest on a Eurodollar Loan, shall accrue daily and be due and payable in arrears on and through the last Business Day of each month (commencing the last Business Day of October, 2002) prior to the Revolving Letter of Credit Commitment Termination Date or the expiration of the last outstanding Letter of Credit (whichever is later) and on the later of the Revolving Letter of Credit Commitment Termination Date and the expiration of the last outstanding Letter of Credit; provided, however, that any such fees accruing after the Revolving Letter of Credit Commitment Termination Date shall be payable on demand. For any day from the occurrence and during the continuance of an Event of Default pursuant to Section 7(b) or 7(c) hereof, such fees shall be increased to an amount equal to 2% plus the Applicable Interest Margin for Eurodollar Loans hereunder multiplied by the amount of the applicable Revolving Letter of Credit Lender's L/C Exposure on such day; provided, however, that if such Event of Default is waived by the applicable Lenders in accordance with the terms of this Credit Agreement then the provisions of this sentence shall be deemed waived from and after the effective date of the applicable waiver; and

                           (iii) Promptly upon receipt by an Issuing Bank or the
Administrative Agent (as applicable) of any amount described in clause (ii) of this Section 2.4(g), or any amount described in Section 2.4 owed by the Borrower and previously reimbursed to the Issuing Bank by the Revolving Letter of Credit Lenders, the applicable Issuing Bank or the Administrative Agent (as appropriate) shall distribute to each Revolving Letter of Credit Lender its participation fee or its pro rata share of such amount based on the amount paid by such Revolving Letter of Credit Lender with respect to, the applicable Letter(s) of Credit (as applicable). Amounts payable under clause (i)(A) and
(i)(B) of this Section 2.4(g) to an Issuing Bank shall be paid directly to such Issuing Bank and shall be for its own account.

                  (h) If by reason of (i) any change in Applicable Law after the Initial Date, or in the interpretation or administration thereof (including, without limitation, any request, guideline or policy not having the force of law) by any Governmental Authority charged with the interpretation or administration thereof, or (ii) compliance by the Issuing Bank or any Revolving Letter of Credit Lender with any direction, request or requirement (whether or not having the force of law) issued after the Initial Date by any Governmental Authority or monetary authority, including, without limitation, any change whether or not proposed or published prior to the Initial Date and any modifications to Regulation D occurring after the Initial Date: or

                           (A) the Issuing Bank or any Revolving Letter of
                  Credit Lender shall be subject to any tax, levy, impost, duty, fee, charge, deduction or withholding of any nature with respect to any Letter of Credit or to any variation thereof, or to any penalty with respect to the maintenance or fulfillment of its obligations under this Section 2.4, whether directly or by such being imposed on or suffered by the Issuing Bank or any Revolving Letter of Credit Lender (other than withholding tax imposed by the United States of America or any other tax, levy, impost, duty, fee, charge, deduction or withholding (1) that is measured with respect to the overall net income of the Issuing Bank or such Revolving Letter of Credit Lender or of a Lending Office of the Issuing Bank or such Revolving Letter of Credit Lender, and that is imposed by the United States of America, or by the jurisdiction in which the Issuing Bank or such Revolving Letter of Credit Lender is incorporated, or in which such Issuing Bank, Revolving Letter of Credit Lender or Lending Office is located, managed or controlled or in which the Issuing Bank or such Revolving Letter of Credit Lender has its principal office or a presence which is not otherwise connected with, or required by, this transaction (or any political subdivision or taxing authority thereof or therein) or (2) that is imposed solely by reason of the Issuing Bank or such Revolving Letter of Credit Lender failing to make a declaration of, or otherwise to establish, nonresidence or to make any other claim for exemption, or otherwise to comply with any certification, identification, information, documentation or reporting requirements prescribed under the laws of the relevant jurisdiction, in those cases where the Issuing Bank or such Revolving Letter of Credit Lender may properly make the declaration or claim or so establish nonresidence or otherwise comply (including, without limitation, any failure to provide a form or other statement in accordance with Section 2.15(a)) or any variation or penalty with respect to any such other tax, levy, impost, duty, fee, charge, deduction or withholding described in this parenthetical);

                           (B) the basis of taxation of any fee or amount
                  payable hereunder with respect to any Letter of Credit or any participation therein shall be changed;

                           (C) any reserve, deposit or similar requirement is or
                  shall be applicable, imposed or modified in respect of any Letter of Credit issued by the Issuing Bank or participations therein purchased by any Revolving Letter of Credit Lender; or

                           (D) there shall be imposed on the Issuing Bank or any
                  Revolving Letter of Credit Lender any other condition regarding its obligations under this Section 2.4, any Letter of Credit or any participation therein;

and the result of the foregoing is to directly or indirectly increase from the conditions that exist on the Initial Date the cost to the Issuing Bank or any Revolving Letter of Credit Lender of issuing, making or maintaining any Letter of Credit or of purchasing or maintaining any participation therein, or to reduce the amount receivable in respect thereof by the Issuing Bank or any Revolving Letter of Credit Lender, then and in any such case, the Issuing Bank or such Revolving Letter of Credit Lender may, at any time, notify the Borrower, and the Borrower shall pay on demand such amounts as the Issuing Bank or such Revolving Letter of Credit Lender may specify to be necessary to compensate the Issuing Bank or such Revolving Letter of Credit Lender for such additional cost or reduced receipt. Sections 2.13(b), (c) and (d) shall in all instances apply to the Issuing Bank and any Revolving Letter of Credit Lender with respect to the Letters of Credit issued hereunder or participations therein. The determination by the Issuing Bank or any Revolving Letter of Credit Lender, as the case may be, of any amount due pursuant to this Section 2.4 as set forth in a certificate setting forth the calculation thereof in reasonable detail shall, in the absence of manifest error, be final, conclusive and binding on all of the parties hereto.

                  (i) Prior to, and as a condition precedent to, the issuance, amendment, renewal or extension of any Letter of Credit, the Borrower shall deliver to, and maintain with, the Administrative Agent cash collateral in an amount equal to 105% of the aggregate amount of L/C Exposure (including, without limitation, any L/C Exposure with respect to any Letter of Credit then being requested). Such cash collateral shall be deposited in the L/C Cash Collateral Account for the benefit of the Secured Parties. Each such deposit shall be held by the Administrative Agent (for the benefit of the Secured Parties) as collateral for the payment and performance of the obligations of the Borrower under this Credit Agreement. The L/C Cash

Collateral Account shall be under the sole dominion and control (including, without limitation, the exclusive right of withdrawal) of the Administrative Agent. Any interest earned on the deposits in the L/C Cash Collateral Account shall accumulate in such account. In accordance with Section 2.4(f) above, any amounts delivered pursuant to this Section 2.4(i) may be applied to reimburse an Issuing Bank for the amount of any drawings honored under Letters of Credit issued by such Issuing Bank and any costs associated with such Letters of Credit; provided, however, that if prior to the Revolving Letter of Credit Commitment Termination Date, Letters of Credit shall terminate, expire or be returned by the beneficiary, or interest shall accumulate in the L/C Cash Collateral Account, so that the amount of the cash collateral held by the Administrative Agent in the L/C Cash Collateral Account shall exceed 105% of the then current L/C Exposure, then such excess shall first be applied to pay any Obligations then due and owing and then; provided no Default or Event of Default has occurred and is then continuing, the remainder shall be returned to the Borrower. In the event that a Default or Event of Default has occurred and is continuing (and until all Defaults and Events of Defaults have been cured or waived), all cash collateral then held by the Administrative Agent in the L/C Cash Collateral Account shall be held as security first for Obligations relating to Letters of Credit and may be applied in payment of such Obligations; and only when all such Obligations have been paid in full in cash or the Required Revolving Letter of Credit Lenders otherwise consent, then such cash collateral shall be held as security for other Obligations and may be applied to pay such other Obligations.

                  (j) Notwithstanding the termination of the Total Revolving Letter of Credit Commitment, the obligations of the Borrower under this Section
2.4 shall remain in full force and effect until the Administrative Agent, the Issuing Banks and the Revolving Letter of Credit Lenders shall have been irrevocably released from their obligations with regard to any and all Letters of Credit.

                  (k) The obligations of the Borrower to reimburse the Issuing Banks and the Revolving Letter of Credit Lenders for drawings and other payments made under or with respect to any Letter of Credit shall be absolute, unconditional and irrevocable, and shall be paid and performed strictly in accordance with the terms of this Credit Agreement under all circumstances, including, without limitation: (i) any lack of validity or enforceability of any Letter of Credit, this Credit Agreement, or any term or provision therein or herein; (ii) the existence of any claim, setoff, defense or other right which the Borrower may have at any time against a beneficiary of any Letter of Credit or against any Issuing Bank or any of the Revolving Letter of Credit Lenders, whether in connection with this Credit Agreement, the transactions contemplated herein or any unrelated transaction; (iii) payment by any Issuing Bank against any draft, demand, certificate or other document presented under any Letter of Credit which proves to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; (iv) payment by any Issuing Bank of any Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit (including, without limitation, payment by any Issuing Bank in accordance with its usual practices and procedures, subsequent to the expiry date of a Letter of Credit, as long as the applicable Issuing Bank has obtained the consent of the Borrower thereto and has not been notified in writing by the Administrative Agent or a Revolving Letter of Credit Lender of the occurrence of the Revolving Letter of Credit Commitment Termination Date);
(v) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against any of the Borrower's obligations hereunder; or (vi) the fact that any Event of Default shall have occurred and be continuing (it being understood that any such payment by the Borrower shall be without prejudice to, and shall not constitute a waiver of, any rights the Borrower might have or might acquire against any party as a result of the payment by any Issuing Bank of any draft or the reimbursement by the Borrower thereof). None of the Administrative Agent, the other Agents, the Lenders, the Issuing Banks, or any of the foregoing's Related Parties, shall have any liability or responsibility by reason of, or in connection with, the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss, or delay in transmission or delivery of any draft, notice or other communication under, or relating to, any Letter of Credit (including, without limitation, any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of an Issuing Bank; provided that the foregoing shall not be construed to excuse an Issuing Bank from liability to the Borrower or the other Loan Parties to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower and the other Loan Parties to the extent permitted by Applicable Law) suffered by the Borrower or the other Loan Parties that are caused by the Issuing Bank's failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto hereby expressly agree that, except in the case of gross negligence or willful misconduct on the part of an Issuing Bank (as determined by a final order or judgment of a court of competent jurisdiction), each Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties hereto hereby agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, an Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation (regardless of any notice or information to the contrary) or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

                  (l) An Issuing Bank may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of an Issuing Bank. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to this Section
2.4. From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of an Issuing Bank under this Credit Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term "Issuing Bank" shall be deemed to refer to such successor, to any other Issuing Bank, to any previous Issuing Bank, or collectively, to such successor, all other Issuing Banks and all previous issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Credit Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue any additional Letters of Credit or to amend, renew or extend any outstanding Letters of Credit issued by it. After the replacement of an Issuing Bank hereunder, the provisions of this Section 2.4 shall inure to the benefit of such replaced Issuing Bank, its sub-agents and its Related Parties as to any actions taken or omitted to be taken by it while it was an Issuing Bank or acting on behalf of an Issuing Bank under this Credit Agreement.

                  (m) In the event of any inconsistency between the terms and conditions of this Credit Agreement, on the one hand, and the terms and conditions of any letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, an Issuing Bank relating to any Letter of Credit, on the other hand, the terms and conditions of this Credit Agreement shall control.

         Section 2.5. Repayment of Loans; Evidence of Debt. (a) The Loans shall be payable as follows (subject to acceleration as provided in Article 7 hereof; and subject to adjustment for the application of prepayments (if any) of the Loans made pursuant to Section 2.9 hereof, as provided in such Section 2.9):

                                                                       Amount of
Date Installment of Principal is Due                               Principal Payment
------------------------------------                               -----------------
June 30, 2005..............................................           $   9,375,000
September 30, 2005.........................................           $  73,125,000
December 31, 2005..........................................           $  73,125,000

March 31, 2006.............................................           $  73,125,000
June 30, 2006..............................................           $  73,125,000
Maturity Date..............................................           $  73,125,000

         The Loans shall be subject to mandatory prepayment as provided in
Section 2.9 hereof. The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of the Lenders holding the Loans (i) the amortization payments provided for above on the dates when due, and (ii) on the Maturity Date, the then aggregate unpaid principal amount of all Loans plus all other unpaid amounts then owing in respect of the Loans.

                  (b) All repayments of Loans under this Section 2.5 shall, as regards Interest Rate Type, be applied first to Base Rate Loans, and then to Eurodollar Loans in the order of the scheduled expiry of Interest Periods with respect thereto (i.e., those Eurodollar Loans with Interest Periods which end sooner would be paid before those with Interest Periods which end later.)

                  (c) All repayments of Loans shall be accompanied by accrued interest (to the date of repayment) on the amount being repaid.

                  (d) All amounts received by the Administrative Agent from or on behalf of the Borrower as a payment of principal of, or interest on, the Loans shall be applied among the Lenders holding the Loans on a pro rata basis in accordance with the outstanding Loans owed to each such Lender.

                  (e) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of the Borrower to such Lender resulting from the Loans made by such Lender, including, without limitation, the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

                  (f) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each outstanding Loan hereunder, the Interest Rate Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.

                  (g) The entries made in the accounts maintained pursuant to paragraph (e) or (f) of this Section 2.5 shall be prima facie evidence of the existence and amounts of the obligations recorded therein and shall be conclusive absent manifest error; provided, however, that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans and other Obligations hereunder in accordance with the terms of this Credit Agreement.

                  (h) No promissory notes evidencing Loans or Revolving Letter of Credit Commitments hereunder will be issued unless a Lender requests the Loans made by it or Revolving Letter of Credit Commitment held by it be evidenced by a promissory note. In such event, the Borrower shall promptly prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns permitted by Section 11.3), in substantially the form of Exhibit G hereto (any such note being referred to herein as a "Note"). Thereafter, the Loans or Revolving Letter of Credit Commitment evidenced by such Note and interest thereon (as applicable) shall at all times (including after assignment pursuant to Section 11.3 hereof) be represented by one or more Notes payable to the order of the payee named therein.

         Section 2.6. Interest. (a) Subject to Section 2.10 hereof, in the case of a Base Rate Loan, interest shall be payable at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 365/366 days, as the case may be, during such times as the Base Rate is based upon the Prime Rate, and over a year of 360 days at all other times) equal to the Base Rate plus the Applicable Interest Margin for Base Rate Loans. Interest shall be payable in arrears on each Base Rate Loan on each Interest Payment Date, and on the Maturity Date; provided, that (i) interest accrued pursuant to Section 2.10(a) shall be payable on demand, and (ii) in the event of any repayment or prepayment of any Base Rate Loan, accrued interest on the principal amount being repaid or prepaid shall be payable on the date of such repayment or prepayment. The Administrative Agent shall determine the Base Rate applicable to the Base Rate Loans hereunder and such determination shall be conclusive absent manifest error.

                  (b) Subject to Section 2.10 hereof, in the case of a Eurodollar Loan, interest shall be payable at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to the LIBO Rate plus the Applicable Interest Margin for Eurodollar Loans. Interest shall be payable on each Eurodollar Loan on each Interest Payment Date (regardless of the applicable Interest Period), and on the Maturity Date; provided, that

(i) interest accrued pursuant to Section 2.10(a) shall be payable on demand,
(ii) subject to the provisions hereof, including without limitation, Sections 2.9(l) and 2.12, in the event of any repayment or prepayment of any Eurodollar Loan, accrued interest on the principal amount being repaid or prepaid shall be payable on the date of such repayment or prepayment, and (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the Interest Period therefor, accrued interest on such Eurodollar Loan shall be payable on the effective date of such conversion. The Administrative Agent shall determine the applicable LIBO Rate for each Interest Period as soon as practicable on the date when such determination is to be made in respect of such Interest Period; and such determination shall be conclusive absent manifest error.

                  (c) Interest in respect of any Loan hereunder shall accrue from and including the date of such Loan, to but excluding, the date on which such Loan is paid or, if applicable, converted to a Loan of a different Interest Rate Type.

         Section 2.7. Commitment Fees and Other Fees. (a) The Borrower agrees to pay to the Administrative Agent for the account of each Revolving Letter of Credit Lender, a fee for each day during the period in which the Total Revolving Letter of Credit Commitment remains in effect (but excluding the date on which the Total Revolving Letter of Credit Commitment terminates), at a rate equal to 1% per annum (computed on the basis of a year of 360 days and payable for the actual number of days elapsed) on the amount on such day by which such Revolving Letter of Credit Lender's Revolving Letter of Credit Commitment (as such Revolving Letter of Credit Commitment may be modified in accordance with the provisions of this Credit Agreement) exceeded the product of such Revolving Letter of Credit Lender's Revolving Letter of Credit Percentage and the L/C Exposure on such day.

                           The foregoing fee shall be referred to herein as the
"Commitment Fee" for a Revolving Letter of Credit Lender and collectively, for all the Revolving Letter of Credit Lenders, as the "Commitment Fees". Accrued Commitment Fees shall be payable in arrears on the last Business Day of each month in each year (commencing on the last Business Day of October, 2002) prior to the Revolving Letter of Credit Commitment Termination Date, on the date of any termination or reduction of the Total Revolving Letter of Credit Commitment and on the Revolving Letter of Credit Commitment Termination Date.

                  (b) The Borrower agrees to pay to the Administrative Agent any and all fees as and when such fees become due and payable under and pursuant to the Administration Fee Letter.

                  (c) All fees payable hereunder shall be paid on the dates due, in Dollars, in immediately available funds. Fees paid shall be fully earned on the due date and shall not be refundable under any circumstances.

         Section 2.8. Termination and/or Reduction of the Total Revolving Letter of Credit Commitment.

                  (a) Unless previously terminated, the Total Revolving Letter of Credit Commitment shall terminate on the Revolving Letter of Credit Commitment Termination Date.

                  (b) Upon at least three (3) Business Days' prior written, facsimile or telephonic notice (provided that any such telephonic notice is immediately confirmed in writing) to the Administrative Agent, the Borrower may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Total Revolving Letter of Credit Commitment. In the case of a partial reduction, each such reduction of the Total Revolving Letter of Credit Commitment shall be in a minimum aggregate principal amount of $5,000,000 or such greater amount which is an integral multiple of $1,000,000; provided, however, that the Total Revolving Letter of Credit Commitment may not be reduced to an amount less than the then current L/C Exposure. Each notice delivered by the Borrower pursuant to this Section 2.8(b) shall be irrevocable.

                  (c) Any partial reduction of the Total Revolving Letter of Credit Commitment hereunder shall be made among the Revolving Letter of Credit Lenders ratably in accordance with their respective Revolving Letter of Credit Percentages.

                  (d) Simultaneously with each termination or reduction of the Total Revolving Letter of Credit Commitment, the Borrower shall pay to the Administrative Agent for the benefit of the Revolving Letter of Credit Lenders, all accrued and unpaid Commitment Fees on the amount of the Total Revolving Letter of Credit Commitment so terminated or reduced through the date of such termination or reduction.

         Section 2.9. Prepayments. (a) Subject to the terms of Section 2.12 hereof, the Borrower shall have the right at its option at any time and from time to time to prepay (i) any Base Rate Loan, in whole or in part, upon at least one (1) Business Day's prior written, facsimile, or telephonic notice (provided that any such telephonic notice is immediately confirmed in writing) to the Administrative Agent received not later than 11:00 a.m. (Dallas, Texas time) on such day, in the principal amount of $5,000,000 or such greater amount which is an integral multiple of $1,000,000 if prepaid in part and (ii) any Eurodollar Loan, in whole or in part, upon at least three (3) Business Days' prior written, facsimile, or telephonic notice (provided that any such telephonic notice is immediately confirmed in writing) received not later than 11:00 a.m. (Dallas, Texas time) on such day, in the principal amount of $5,000,000 or such greater amount which is an integral multiple of $1,000,000 if prepaid in part. Each notice of prepayment shall specify the prepayment date, each Loan to be prepaid and the principal amount thereof, shall be irrevocable and shall commit the Borrower to prepay each such Loan in the amount and on the date stated therein.

                  (b) Following the end of each fiscal year of Holdings (commencing with the fiscal year ending December 31, 2002), the Borrower shall prepay Loans in an amount equal to 100% of the Excess Cash Flow for such fiscal year. Each prepayment pursuant to this Section 2.9(b) shall be made on or before the date on which financial statements are delivered pursuant to Section 5.1(a) with respect to the fiscal year for which Excess Cash Flow is being calculated (and in any event within ninety (90) days after the end of such fiscal year). Concurrently with the making of each prepayment pursuant to this Section 2.9(b), the Borrower shall deliver to the Administrative Agent, a certificate substantially in the form of Exhibit F hereto signed by a Financial Officer of Holdings setting forth in reasonable detail the calculation of Excess Cash Flow for the applicable fiscal year. Any prepayments from Excess Cash Flow with respect to fiscal years 2002, 2003 and 2004 shall be applied to reduce subsequent scheduled amortization payments pursuant to Section 2.5(a) hereof, in direct chronological order of maturity. All other prepayments from Excess Cash Flow pursuant to this
Section 2.9(b) shall be applied to reduce scheduled amortization payments pursuant to Section 2.5(a) hereof, in inverse chronological order of maturity.

                  (c) No later than one (1) Business Day after the receipt of any Net Cash Proceeds by any Loan Party from any of the following: (i) any refinancing of all or any portion of the outstanding Loans hereunder, (ii) any issuance by any Loan Party of any Indebtedness (other than Indebtedness permitted under Section 6.1 hereof, other than Section 6.1(b)), (iii) any other transaction similar to any of the foregoing which transaction generates Net Cash Proceeds to any Loan Party (including, without limitation, any Sale Leaseback Transaction, other than a Sale Leaseback Transaction permitted by Section 6.7 hereof), or (iv) any sale or other disposition of any asset of a Loan Party not permitted by the terms and provisions of this Credit Agreement, the Borrower shall prepay Loans in an amount equal to 100% of the Net Cash Proceeds received by a Loan Party. Each prepayment pursuant to this Section 2.9(c) shall be applied to reduce subsequent scheduled amortization payments pursuant to Section 2.5(a) hereof in inverse chronological order of maturity.

                  (d) No later than one (1) Business Day after the receipt of any Net Cash Proceeds by any Loan Party from any sale or other disposition of all or a portion of the assets described in the Strategic Asset Disposition Letter (other than assets sold in the ordinary course of business pursuant to Section 6.6(e) hereof, the assets listed in item 4 on Schedule 6.6(i) sold pursuant to Section 6.6(i) hereof and assets sold pursuant to Section 6.6(n) hereof which assets are non-core assets and are not essential to the business described in the Strategic Asset Disposition Letter), the Borrower shall prepay Loans in an amount equal to 100% of the Net Cash Proceeds received by a Loan Party; provided, however, that the Borrower shall not be required to make any prepayment of Loans pursuant to this Section 2.9(d) upon receipt of any such Net Cash Proceeds if the unwind has occurred as contemplated by paragraph 5 of the Escrow Agreement. Each prepayment pursuant to this Section 2.9(d) shall be applied to reduce subsequent scheduled amortization payments pursuant to Section 2.5(a) hereof in direct chronological order of maturity.

                  (e) No later than one (1) Business Day after the receipt of any Net Cash Proceeds by any Loan Party from any sale or other disposition of any asset pursuant to a Sale Leaseback Transaction permitted by Section 6.7(b) hereof, the Borrower shall prepay loans in an amount equal to 50% of the amount by which the Net Cash Proceeds received exceeds the NPV Amount for the lease entered into pursuant to the applicable Sale Leaseback Transaction (such NPV Amount to be determined as of the date the applicable Net Cash Proceeds are received). Each prepayment pursuant to this Section 2.9(e) shall be applied to reduce subsequent scheduled amortization payments pursuant to Section 2.5(a) hereof in direct chronological order of maturity.

                  (f) No later than one (1) Business Day after the receipt of any Net Cash Proceeds by any Loan Party from any of the following: (i) any purchase or other acquisition by a third party (other than by a Loan Party or a Permitted Investor) from a Loan Party of any Equity Interests issued by any Loan Party, (ii) the formation of a Joint Venture or (iii) any other transaction similar to any of the foregoing which transaction generates Net Cash Proceeds to any

Loan Party (but excluding any such similar transaction where a Permitted Investor is paying the Net Cash Proceeds), the Borrower shall prepay Loans in an amount equal to 50% of the Net Cash Proceeds received by such Loan Party. Each prepayment pursuant to this Section 2.9(f) shall be applied to reduce subsequent scheduled amortization payments pursuant to Section 2.5(a) hereof in direct chronological order of maturity.

                  (g) No later than three (3) Business Days following the receipt by the Borrower or any other Loan Party (or by the Administrative Agent as loss payee) of any payment of any proceeds of any Recovery Event (provided, that so long as no Event of Default shall have occurred and then be continuing, such proceeds received in connection with any Recovery Event (or any portion thereof) may be expended or irrevocably committed by the Borrower or any other Loan Party to repair or replace such property within twelve (12) months of such Recovery Event and the Borrower shall furnish to the Administrative Agent evidence reasonably satisfactory to the Administrative Agent of such expenditure or commitment and shall have certified to the Administrative Agent that such proceeds (or such proceeds together with other funds which are available to the Borrower and permitted to be used for such purpose pursuant to the terms hereof) are sufficient to repair or replace such property pending which the Administrative Agent shall hold such proceeds in an interest bearing deposit account), the Borrower shall prepay or, to the extent the Administrative Agent is loss payee under any insurance policy (if applicable), irrevocably direct the Administrative Agent to apply as a prepayment, an amount equal to 100% (or such lesser percentage which represents the remaining portion of such proceeds not expended or committed pursuant to the immediately preceding parenthetical phrase) of such proceeds received in connection with such Recovery Event; provided, that if an Event of Default shall have occurred and be continuing, all proceeds of any Recovery Event which would otherwise be payable to the Borrower pursuant to this Section 2.9(g) shall be paid to the Administrative Agent and applied pursuant to Section 10.2 hereof; provided, however, that with respect to tangible property subject to any Permitted Encumbrance, no such prepayment shall be required to the extent that this Section would require an application of proceeds of any Recovery Event that would violate or breach any of the provisions of the instruments or documents under which such Permitted Encumbrance arises or which governs the application of proceeds (including, without limitation, the OTC Documents as in effect on the Amendment No. 9 Closing Date or as thereafter amended, restated, renewed, replaced, restructured, supplemented or otherwise modified in accordance with the terms hereof).

                  (h) Any prepayments pursuant to this Section 2.9 not otherwise specifically provided for in this Section 2.9 shall be applied to reduce scheduled amortization payments pursuant to Section 2.5(a) hereof, in inverse chronological order of maturity.

                  (i) Concurrently with the making of any prepayment pursuant to
Section 2.9(c), 2.9(d), 2.9(e), 2.9(f) or 2.9(g), the Borrower and Holdings (or Old WCG, if applicable) shall deliver to the Administrative Agent, a certificate signed by a Financial Officer of the Borrower and a Financial Officer of Holdings (or Old WCG, if applicable) setting forth a reasonably detailed calculation of the amount of such prepayment.

                  (j) All prepayments of Loans under this Section 2.9 shall, as regards Interest Rate Type, be applied first to Base Rate Loans, and subject to
Section 2.9(l) hereof, then to Eurodollar Loans in the order of the scheduled expiry of Interest Periods with respect thereto (i.e.

those Eurodollar Loans with Interest Periods which end sooner would be paid before those with Interest Periods which end later).

                  (k) All prepayments under this Section 2.9 shall be accompanied by accrued but unpaid interest on the principal amount being prepaid to (but not including) the date of prepayment.

                  (l) If on any day on which Loans would otherwise be required to be prepaid pursuant to this Section 2.9, but for the operation of this
Section 2.9(l) (each a "Prepayment Date"), the amount of such required prepayment exceeds the then outstanding aggregate principal amount of Base Rate Loans and no Default or Event of Default exists or is continuing, then on such Prepayment Date, (i) the Borrower may deposit Dollars into the Cash Collateral Account in an amount equal to such excess, and only the outstanding Base Rate Loans which are of the type required to be prepaid shall be required to be prepaid on such Prepayment Date, and (ii) if the Borrower deposits Dollars into the Cash Collateral Account in accordance with the immediately preceding clause, then on the last day of each Interest Period after such Prepayment Date in effect with respect to a Eurodollar Loan, the Administrative Agent is irrevocably authorized and directed to apply funds from the Cash Collateral Account (and liquidate investments held in the Cash Collateral Account as necessary) to prepay such Eurodollar Loans for which the Interest Period is then ending to the extent funds are available in the Cash Collateral Account.

         Section 2.10. Default Interest; Alternate Rate of Interest. (a) In the event that, and for so long as, any Event of Default pursuant to Section 7(b) or 7(c) hereof shall have occurred and be continuing, the Borrower shall on demand from time to time pay interest, to the extent permitted by Applicable Law, on all Loans and overdue amounts outstanding up to (but not including) the date of actual payment of such Loan or overdue amount (after as well as before judgment)
(i) for all Eurodollar Loans, at 2% in excess of the higher of (x) the rate then in effect for Eurodollar Loans and (y) the rate then in effect for Base Rate Loans (it being understood by the parties hereto that no Eurodollar Loan may be continued into a subsequent Interest Period and no Base Rate Loan may be converted to a Eurodollar Loan, at any time when an Event of Default shall have occurred and then be continuing unless the Administrative Agent and the Required Lenders otherwise consent), (ii) for all Base Rate Loans, at 2% in excess of the rate then in effect for Base Rate Loans and (iii) for all other overdue amounts hereunder, at 2% in excess of the rate then in effect for Base Rate Loans; provided, however, that if such Event of Default is waived by the applicable Lenders in accordance with the terms of this Credit Agreement, then the provisions of this Section 2.10(a) shall also be deemed waived from and after the effective date of the applicable waiver.

                  (b) In the event, and on each occasion, that on or before the day on which the LIBO Rate for a Eurodollar Loan is to be determined as set forth herein, (i) the Administrative Agent shall have received notice from Lenders constituting Required Lenders of such determination (which determination, absent manifest error, shall be conclusive) that Dollar deposits in an amount equal to the principal amount of such Lender's Eurodollar Loan are not generally available in the London Interbank Market or that the rate at which such Dollar deposits are being offered will not adequately and fairly reflect the cost to such Lender of making or maintaining the principal amount of such Lender's Eurodollar Loan during the applicable Interest

Period or (ii) the Administrative Agent shall have determined that adequate and reasonable means do not exist for ascertaining the applicable LIBO Rate, the Administrative Agent shall, as soon as practicable thereafter, give written or facsimile notice of such determination by such Lenders or the Administrative Agent to the Borrower and the Lenders; and any request by the Borrower for a conversion to or continuation as a Eurodollar Loan pursuant to Section 2.11 hereof, made after receipt of such notice and until the circumstances giving rise to such notice no longer exist, shall be ineffective, in the case of a request for a conversion to a Eurodollar Loans and shall be deemed to be a request for a Base Rate Loan, in the case of a request for a continuation of a Eurodollar Loan.

         Section 2.11. Continuation and Conversion of Loans. The Borrower shall have the right (i) to convert any Eurodollar Loan or portion thereof to a Base Rate Loan, or to continue any Eurodollar Loan for a successive Interest Period, or (ii) to convert any Base Rate Loan or portion thereof to a Eurodollar Loan, subject to the following:

                  (a) at least three (3) Business Days prior to any conversion or continuation hereunder, the Borrower shall deliver to the Administrative Agent a notice with respect thereto in the form of a Conversion/Continuation Certificate executed on behalf of the Borrower by a Financial Officer of the Borrower; such notice shall be irrevocable and to be effective, must be received by the Administrative Agent on the day required not later than 11:00 a.m., Dallas, Texas time;

                  (b) unless the Administrative Agent and the Required Lenders otherwise consent, no Event of Default shall have occurred and be continuing at the time of any conversion to a Eurodollar Loan or continuation of a Eurodollar Loan into a subsequent Interest Period;

                  (c) the aggregate principal amount of Loans continued as, or converted to, Eurodollar Loans as part of the same continuation or conversion, shall be in a minimum amount of $10,000,000;

                  (d) if fewer than all Loans at the time outstanding shall be continued or converted, such continuation or conversion shall be made pro rata among the Lenders in accordance with the respective principal amount of such Loans held by the Lenders immediately prior to such continuation or conversion;

                  (e) no Base Rate Loan (or portion thereof) may be converted to a Eurodollar Loan and no Eurodollar Loan may be continued as a Eurodollar Loan if, after such conversion or continuation, and after giving effect to any concurrent prepayment of Loans, an aggregate of more than five (5) separate Eurodollar Loans would be outstanding hereunder with respect to a Lender (for purposes of determining the number of such Loans outstanding, Loans with different Interest Periods shall be counted as different Eurodollar Loans even if made on the same date);

                  (f) the Interest Period with respect to a new Eurodollar Loan effected by a continuation or conversion shall commence on the date of such continuation or conversion;

                  (g) if a Eurodollar Loan is converted to a Base Rate Loan other than on the last day of the Interest Period with respect thereto, the amounts required by Section 2.12 shall be paid upon such conversion;

                  (h) accrued interest on a Eurodollar Loan (or portion thereof) being converted to a Base Rate Loan shall be paid by the Borrower at the time of conversion; and

                  (i) each request for a continuation as, or conversion to, a Eurodollar Loan which fails to state an applicable Interest Period shall be deemed to be a request for an Interest Period of one month.

         Subject to the foregoing, in the event that the Borrower shall not deliver a notice to continue or convert any Eurodollar Loan as provided above, such Loan (unless repaid) shall automatically be converted to a Base Rate Loan at the expiration of the then current Interest Period. The Administrative Agent shall, after it receives a notice from the Borrower, promptly give the Lenders notice of any continuation or conversion and of such Lender's portion of each resulting Loan.

         Section 2.12. Reimbursement of Lenders. (a) The Borrower shall reimburse each Lender on demand for any loss incurred or to be incurred by such Lender in the re-employment of the funds released (i) by any prepayment or conversion (for any reason whatsoever) of a Eurodollar Loan if such Loan is prepaid or converted prior to the last day of the Interest Period for such Loan or (ii) in the event that after the Borrower delivers a notice of continuation or conversion under Section 2.11 in respect of a Eurodollar Loan, such Loan is not continued or converted on the first day of the Interest Period specified in the applicable notice for any reason other than a suspension or limitation under
Section 2.10(b) of the right of the Borrower to select a Eurodollar Loan. Such loss shall be the amount as reasonably determined by such Lender as the excess, if any, of (A) the amount of interest which would have accrued to such Lender on the amount so paid or not continued or converted at a rate of interest equal to the interest rate applicable to such Loan pursuant to Section 2.6 hereof (but excluding any Applicable Interest Margin), for the period from the date of such payment or failure to continue or convert to the last day (x) in the case of a payment prior to the last day of the Interest Period for such Loan, of the then current Interest Period for such Loan, or (y) in the case of a failure to continue or convert, of the Interest Period for such Loan which would have commenced on the date of such failure to continue or convert, over (B) the amount realized by such Lender in re-employing the funds received in prepayment or realized from the Loan not so continued or converted during the period referred to above. Each Lender shall deliver to the Borrower and to the Administrative Agent from time to time one or more certificates setting forth the amount of such loss (and in reasonable detail the manner of computation thereof) as determined by such Lender, which certificates shall be conclusive absent manifest error. The Borrower shall pay such Lender the amounts shown on such certificate within ten (10) days of the Borrower's receipt of such certificate.

                  (b) In the event the Borrower fails to prepay any Loan on the date specified in any prepayment notice delivered pursuant to Section 2.9(a), the Borrower on demand by any Lender, shall pay to the Administrative Agent for the account of such Lender any amounts required to compensate such Lender for any actual loss incurred by such Lender as a result of such failure to prepay, including, without limitation, any loss, cost or expenses incurred by reason of the acquisition of deposits or other funds by such Lender to fulfill obligations incurred in anticipation of such prepayment (but excluding any loss of anticipated profits). Each Lender shall deliver to the Borrower and to the Administrative Agent from time to time one or more certificates setting forth the amount of such loss (and in reasonable detail the manner of computation thereof) as determined by such Lender, which certificates shall be conclusive absent manifest error. The Borrower shall pay the Administrative Agent for the account of such Lender the amounts shown on such certificate within ten (10) days of the Borrower's receipt of such certificate.

         Section 2.13. Change in Circumstances. (a) In the event that after the Initial Date, any change in Applicable Law or in the interpretation or administration thereof (including, without limitation, any request, guideline or policy not having the force of law) by any Governmental Authority charged with the administration or interpretation thereof or, with respect to clauses (ii),
(iii) or (iv) below any changes in conditions, shall occur which shall:

                           (i) subject any Lender to, or increase the net amount
of, any tax, levy, impost, duty, charge, fee, deduction or withholding with respect to any Eurodollar Loan or to any penalty with respect to the maintenance or fulfillment of such Lender's obligations under this Credit Agreement with respect to Eurodollar Loans (other than withholding tax imposed by the United States of America or any political subdivision or taxing authority thereof or therein or any other tax, levy, impost, duty, charge, fee, deduction or withholding (or any penalty with respect thereto) (x) that is measured with respect to the overall net income of such Lender or of a Lending Office of such Lender, and that is imposed by the United States of America, or by the jurisdiction in which such Lender or Lending Office is incorporated, in which such Lender or Lending Office is located, managed or controlled or in which such Lender has its principal office or a presence not otherwise connected with, or required by, this transaction (or any political subdivision or taxing authority thereof or therein), or (y) that is imposed solely by reason of any Lender failing to make a declaration of, or otherwise to establish, nonresidence, or to make any other claim for exemption, or otherwise to comply with any certification, identification, information, documentation or reporting requirements prescribed under the laws of the relevant jurisdiction, in those cases where a Lender may properly make such declaration or claim or so establish nonresidence or otherwise comply) (including, without limitation, any failure to provide a form or other statement in accordance with Section 2.15(a) hereof); or

                           (ii) change the basis of taxation of any payment to
any Lender of principal of or interest on any Eurodollar Loan or other fees and amounts payable to any Lender hereunder, or any combination of the foregoing, other than withholding tax imposed by the United States of America or any political subdivision or taxing authority thereof or therein or any other tax, levy, impost, duty, charge, fee, deduction or withholding that is measured with respect to the overall net income of such Lender or of a Lending Office of such Lender, and that is imposed by the United States of America, or by the jurisdiction in which such Lender or Lending Office is incorporated, in which such Lending Office is located, managed or controlled or in which such Lender has its principal office or a presence not otherwise connected with, or required by, this transaction (or any political subdivision or taxing authority thereof or therein); or

                           (iii) impose, modify or deem applicable any reserve,
deposit or similar requirement against any assets held by, deposits with or for the account of, or loans or commitments by, an office of such Lender with respect to any Eurodollar Loan; or

                           (iv) impose upon such Lender or the London Interbank
Market any other condition with respect to the Eurodollar Loans made by such Lender or this Credit Agreement;

and the result of any of the foregoing shall be to increase the cost to such Lender of converting a Base Rate Loan to a Eurodollar Loan or maintaining any Eurodollar Loan hereunder (or of maintaining its obligation to do any of the foregoing) or to reduce the amount of any payment (whether of principal, interest or otherwise) received or receivable by such Lender in connection with any Eurodollar Loan hereunder, or to require such Lender to make any payment in connection with any Eurodollar Loan hereunder, then and in each case, the Borrower agrees to pay to the Administrative Agent for the account of such Lender, in accordance with, and as provided in, paragraph (c) below, such amounts as shall be necessary to compensate such Lender for such cost, reduction or payment.

                  (b) If at any time and from time to time after the Initial Date, any Lender shall have determined that the applicability of any law, rule, regulation or guideline regarding capital adequacy which is adopted after the Initial Date, or any change in any law, rule, regulation or guideline regarding capital adequacy or in the interpretation or administration of any of the foregoing by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or the compliance by any Lender (or any Lending Office of such Lender) or any Lender's holding company with any request or directive issued after the Initial Date regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company, if any, as a consequence of this Credit Agreement or the Loans made or Letters of Credit issued pursuant hereto to a level below that which such Lender or such Lender's holding company could have achieved but for such applicability, adoption, change or compliance (taking into consideration such Lender's policies and the policies of such Lender's holding company with respect to capital adequacy), then from time to time the Borrower agrees to pay to the Administrative Agent for the account of such Lender, in accordance with, and as provided in, paragraph (c) below, such additional amount or amounts as will compensate such Lender or such Lender's holding company for any such reduction suffered to the extent attributable to this Credit Agreement or the Loans made or Letters of Credit issued pursuant hereto.

                  (c) Each Lender shall deliver to the Borrower and to the Administrative Agent from time to time one or more certificates setting forth the amounts due to such Lender under paragraph (a) or (b) above, the changes as a result of which such amounts are due and the manner of computing such amounts in reasonable detail. Each such certificate shall be conclusive in the absence of manifest error. The Borrower shall pay to the Administrative Agent for the account of each such Lender the amounts shown as due on any such certificate within ten (10) Business Days after the Borrower's receipt of the same. No failure on the part of any Lender to demand compensation under paragraph (a) or
(b) above on any one occasion shall constitute a waiver of its right to demand such compensation on any other occasion. The protection of this Section 2.13 shall be available to each Lender regardless of any possible contention of the invalidity or inapplicability of any law, regulation or other condition which shall give rise to any demand by such Lender for compensation hereunder.

                  (d) Each Lender agrees that after it becomes aware of the occurrence of an event or the existence of a condition that (i) would cause it to incur any increased cost hereunder or render it unable to perform its agreements hereunder for the reasons specifically set forth in Section 2.4(h), this Section 2.13 or Section 2.14 or (ii) would require the Borrower to pay an increased amount under Section 2.4(h), this Section 2.13 or Section 2.14, it will use reasonable efforts to notify the Borrower in writing of such event or condition and, to the extent not inconsistent with such Lender's internal policies, will use its reasonable efforts to make, fund or maintain the affected Loans of such Lender, or if applicable, participate in Letters of Credit as required by Section 2.4, through another Lending Office of such Lender if as a result thereof the additional monies which would otherwise be required to be paid or the reduction of amounts receivable by such Lender hereunder in respect of such Loans, Letters of Credit or participations therein would be materially reduced, or such inability to perform would cease to exist, or the increased costs which would otherwise be required to be paid in respect of such Loans, Letters of Credit or participations pursuant to Section 2.4(h), this Section
2.13 or Section 2.14 would be materially reduced or the taxes or other amounts otherwise payable under Section 2.4(h), Section 2.13 or Section 2.14 would be materially reduced, and if, as determined by such Lender, in its sole discretion, the making, funding or maintaining of such Loans, Letters of Credit or participations therein through such other Lending Office would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any action taken by such Lender to comply with this Section 2.13(d), subject to receipt of a statement in reasonable detail setting forth such costs and expenses. The Borrower shall pay to the Administrative Agent for the account of such Lender the amounts shown as due on any such statement within ten (10) Business Days after the Borrower's receipt of the same.

                  (e) If the Borrower shall receive notice from any Lender that Eurodollar Loans are no longer available from such Lender pursuant to Section 2.14, that amounts are due to such Lender pursuant to paragraph (c) hereof, that any of the events designated in paragraph (d) hereof have occurred, or that an event has occurred that would cause the Borrower to pay any amount pursuant to clause (e) of Section 2.15, the Borrower may (at its sole cost, expense and effort, and subject in any such case to the payments required by this Credit Agreement, including, without limitation Section 2.12 hereof), upon at least five (5) Business Days' prior written or facsimile notice to such Lender and the Administrative Agent, but not more than thirty (30) days after receipt of notice from such Lender, identify to the Administrative Agent a lending institution ("Purchasing Lender") reasonably acceptable to the Borrower and the Administrative Agent (and the Issuing Banks if the Revolving Letter of Credit Commitment is being assigned) which will purchase (for an amount, in immediately available funds, equal to the principal amount of outstanding Loans payable to such Lender, plus all accrued but unpaid interest and fees payable to such Lender) the Revolving Letter of Credit Commitment (if applicable), the amount of outstanding Loans and participations in Letters of Credit (as applicable), from the Lender providing such notice, and such Lender shall thereupon assign its Revolving Letter of Credit Commitment (if applicable), its participations in Letters of Credit (if applicable) and any Loans owing to such Lender, and any Notes held by such Lender, to such Purchasing Lender pursuant to Section 11.3 hereof. A Lender shall not be required to make any assignment pursuant to this
Section 2.13(e) if (A) prior to such assignment, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment cease to apply, or (B) prior to such assignment, such Lender elects to withdraw its applicable request or notice, or (C) after such assignment, Eurodollar Loans would not be available from the Purchasing Lender or amounts payable to the Purchasing Lender pursuant to the various provisions set forth at the beginning of this Section 2.13(e), would not be materially less than the amounts payable to the Lender which is otherwise required to enter into the applicable assignment pursuant to this
Section 2.13(e).

         Section 2.14. Change in Legality. (a) Notwithstanding anything to the contrary contained elsewhere in this Credit Agreement, if any change after the date hereof in Applicable Law, guideline or order, or in the interpretation thereof by any Governmental Authority charged with the administration thereof, shall make it unlawful for any Lender to make or maintain any Eurodollar Loan or to give effect to its obligations as contemplated hereby with respect to a Eurodollar Loan, then, by written notice to the Borrower and the Administrative Agent, such Lender may (i) declare that Eurodollar Loans will not thereafter be made by such Lender hereunder and/or (ii) require that, subject to Section 2.12, all outstanding Eurodollar Loans made by it be converted to Base Rate Loans, whereupon all of such Eurodollar Loans shall automatically be converted to Base Rate Loans, as of the effective date of such notice as provided in paragraph (b) below. Such Lender's pro rata portion of any subsequent Eurodollar Loan shall, instead, be a Base Rate Loan unless such declaration is subsequently withdrawn.

                  (b) A notice to the Borrower by any Lender pursuant to paragraph (a) above shall be effective for purposes of clause (ii) thereof, if lawful, on the last day of the current Interest Period for each outstanding Eurodollar Loan; and in all other cases, on the date of receipt of such notice by the Borrower.

         Section 2.15. United States Withholding. (a) Prior to the Amendment No. 9 Closing Date, prior to the effective date set forth in the Assignment and Acceptance with respect to any Lender becoming a Lender after the Amendment No. 9 Closing Date, and from time to time after the Amendment No. 9 Closing Date (if requested by the Borrower or the Administrative Agent or required because, as a result of a change in law or a change in circumstances or otherwise, a previously delivered form or statement becomes obsolete, incomplete or incorrect in any material respect) each Lender organized under the laws of a jurisdiction outside the United States shall provide the Administrative Agent and the Borrower with complete, accurate and duly executed forms or other statements prescribed by the Internal Revenue Service of the United States certifying such Lender's exemption from, or entitlement to a reduced rate of, United States withholding taxes (including backup withholding taxes) with respect to all payments to be made to such Lender hereunder and under any other Loan Document.

                  (b) The Borrower or the Administrative Agent shall be entitled to deduct and withhold any and all present or future taxes or withholdings, and all liabilities with respect thereto, from payments to a Lender hereunder or under any other Loan Document, if and to the extent that the Borrower or the Administrative Agent in good faith determines that such deduction or withholding is required by the law of the United States, including, without limitation, any applicable treaty of the United States. In the event the Borrower or the Administrative Agent shall so determine that deduction or withholding of taxes is required, it shall advise the affected Lender as to the basis of such determination prior to actually deducting and withholding such taxes. In the event the Borrower or the Administrative Agent shall so deduct or withhold taxes from amounts payable hereunder, it (i) shall pay to, or deposit with, the appropriate taxing authority in a timely manner the full amount of taxes it has deducted or withheld; (ii) shall provide to each Lender from whom taxes were deducted or withheld, evidence of payment of such taxes to, or the deposit thereof with, the appropriate taxing authority and a statement setting forth the amount of taxes deducted or withheld, the applicable rate, and any other information or documentation reasonably requested by such Lender; and (iii) shall forward to each such Lender any official tax receipts or other documentation with respect to the payment or deposit of the deducted or withheld taxes as may be issued from time to time by the appropriate taxing authority. Unless the Borrower and the Administrative Agent have received forms or other documents satisfactory to them indicating that payments hereunder or under any Note hereunder are not subject to United States withholding tax or are subject to such tax at a rate reduced by an applicable tax treaty, the Borrower or the Administrative Agent may withhold taxes from such payments at the applicable statutory rate in the case of payments to or for any Lender organized under the laws of a jurisdiction outside the United States.

                  (c) Each Lender agrees (i) that as between it and the Borrower or the Administrative Agent, such Lender shall be the Person to deduct and withhold taxes, and to the extent required by Applicable Law, it shall deduct and withhold taxes on amounts that such Lender may remit to any other Person(s) by reason of any undisclosed transfer or assignment of an interest in this Credit Agreement to such other Person(s) pursuant to Section 11.3; and (ii) to indemnify the Borrower, the Administrative Agent and Related Parties of the Borrower or the Administrative Agent against, and to hold them harmless from, any tax, interest, additions to tax, penalties, reasonable counsel and accountants' fees, disbursements or payments arising from the assertion by any appropriate taxing authority of any claim against them relating to a failure to withhold taxes as required by law with respect to amounts described in clause
(i) of this paragraph (c) or arising from the reliance by the Borrower or the Administrative Agent on any form or other document furnished by such Lender and purporting to establish a basis for not withholding, or for withholding at a reduced rate, taxes with respect to payments hereunder or under any other Loan Document.

                  (d) Each assignee of a Lender's interest in this Credit Agreement in conformity with Section 11.3 shall be bound by this Section 2.15, so that such assignee will have all of the obligations and shall timely provide all of the forms and statements and all indemnities, representations and warranties required to be given by the assigning Lender under this Section 2.15.

                  (e) Notwithstanding the foregoing, in the event that any withholding taxes or additional withholding taxes shall become payable solely as a result of any change in any statute, treaty, ruling, determination or regulation occurring after the Initial Date in respect of any sum payable hereunder or under any other Loan Document to any Lender, any Issuing Bank or any of the Agents (i) the sum payable by the Borrower shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.15) such Lender or the applicable Agent (as the case may be) receives an amount equal to the sum it would have received had no such withholding deductions been made, (ii) the Borrower shall make such deductions, (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with Applicable Law and (iv) the Borrower shall forward to such Lender or the applicable Agent (as the case may be) the official tax receipts or other documentation pursuant to and as set forth in Section 2.15(b). In



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

addition, in the event of the change described above, the Borrower shall indemnify each Lender and each of the Agents for any additional withholding taxes paid by such Lender or such Agent, as the case may be, or any liability (including penalties and interest) arising therefrom or with respect thereto, whether or not such additional withholding taxes were correctly or legally asserted. For purposes of this Section 2.15(e), taxes shall include penalties, interest, additions to tax and expenses relating to taxes.

                  (f) In the event that a Lender or an Agent receives a refund of or utilizes a tax credit for taxes withheld or paid pursuant to this Section 2.15, which credit or refund is identifiable by such Lender or such Agent (as applicable) as being a result of taxes withheld or paid in connection with sums payable hereunder or under any other Loan Document, such Lender or such Agent (as applicable) shall promptly notify the Administrative Agent and the Borrower and shall promptly remit to the Borrower the amount of such refund or credit allocable to payments made hereunder or under any other Loan Document, net of all out-of-pocket expenses of the applicable Agent or Lender (including any tax on such refund or credit) and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, however, that the Borrower, upon request of such Lender or Agent, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the applicable Lender or Agent in the event such Lender or Agent is required to repay such refund to such Governmental Authority or such credit is disallowed. Nothing contained herein shall require any of the Agents or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Borrower or any other Person.

                  (g) Each Lender agrees that after it becomes aware of the occurrence of an event that would cause the Borrower to pay any amount pursuant to clause (e) of this Section 2.15, it will use reasonable efforts to notify the Borrower of such event and, to the extent not inconsistent with such Lender's internal policies, will use its reasonable efforts to maintain the affected Loans of such Lender through another Lending Office of such Lender if as a result thereof the additional monies which would otherwise be required to be paid by reason of Section 2.15(e) in respect of such Loans would be materially reduced, and if, as determined by such Lender, in its discretion, the maintaining of such Loans through such other Lending Office would not otherwise be disadvantageous to such Lender.

                  (h) For any period with respect to which a Lender has failed to provide the Borrower or the Administrative Agent with the appropriate form or statement pursuant to Section 2.15(a) (unless such failure is due to a change in treaty, statute, ruling, determination, law or regulation occurring subsequent to the date on which a form or statement originally was required to be provided), such Lender shall not be entitled to indemnification under Section 2.15(e); provided, however, that should a Lender, which is otherwise exempt from or subject to a reduced rate of withholding tax, become subject to taxes because of its failure to deliver a form or statement required hereunder, the Borrower shall take such steps as such Lender shall reasonably request to assist such Lender to recover such taxes.

                  (i) None of the Lenders or the Agents shall be obligated to contest a tax that is indemnified hereunder by the Borrower, unless in the sole discretion of the applicable Lender or Agent, there is a reasonable basis for such contest and such contest would not be disadvantageous to such Lender or Agent (as applicable) in any respect.

         Section 2.16. Interest Adjustments. If the provisions of this Credit Agreement or any Note hereunder would at any time require payment by the Borrower to a Lender of any amount of interest in excess of the maximum amount then permitted by Applicable Law, the applicable interest payments to that Lender in connection with the applicable Loan or other obligation shall be reduced to the extent and in such a manner as is necessary in order that such Lender shall not receive interest in excess of such maximum amount. If, as a result of the foregoing, a Lender shall receive interest payments hereunder with respect to a Loan or other obligation or under a Note in an amount less than the amount otherwise provided hereunder, such deficit (hereinafter called the "Interest Deficit") will, to the fullest extent permitted by Applicable Law, cumulate and will be carried forward (without interest) until the Bank Credit Termination Date (except to the extent paid pursuant to the immediately succeeding sentence). Interest otherwise payable to a Lender hereunder with respect to the applicable Loan or other obligation and under any Note for any subsequent period shall be increased by the maximum amount of the Interest Deficit that may be so added without causing such Lender to receive interest in excess of the maximum amount then permitted by Applicable Law.

         The amount of any Interest Deficit relating to any Loan or other obligation and any Note shall be treated as a prepayment penalty and shall, to the fullest extent permitted by Applicable Law, be paid in full at the time of any optional prepayment by the Borrower to the Lenders of all the Loans at that time outstanding pursuant to Section 2.9(a) hereof. The amount of any Interest Deficit relating to a Loan or other obligation and any Note at the time of any complete payment of the Loans at that time outstanding (other than an optional prepayment thereof pursuant to Section 2.9(a) hereof) shall be canceled and not paid.

         Section 2.17. Provisions Regarding Payments and Application of Payments. (a) Subject to Section 2.17(b) below, all payments of principal and interest by the Borrower or any other Loan Party in respect of the Loans shall be allocated pro rata among the Lenders holding the Loans in accordance with the then outstanding principal amounts of Loans held by them. All payments by the Borrower or any other Loan Party hereunder and under any Notes hereunder shall be made without offset, counterclaim, recoupment, defense, setoff or other deduction in Dollars, in Federal or other immediately available funds, at the office of Bank of America, N.A., Dallas, Texas, ABA No. 111000012, Account No. 1292000883, Attention: Account Name: Corporate Credit Services, for credit to Williams Communications LLC, no later than 1:00 p.m., Dallas, Texas time, on the date on which such payment shall be due. Any payment received at such office after such time shall be deemed received on the following Business Day. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof.

                  (b) To the extent not otherwise provided herein, if at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal on the Loans, unreimbursed payments made by an Issuing Bank (or the Revolving Letter of Credit Lenders) with respect to Letters of Credit (such unreimbursed payments being referred to in this Section 2.17(b) and Section 11.11 hereof as "L/C Disbursements"), interest and fees then due and payable hereunder, such funds shall be applied as follows: (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal on the Loans and L/C Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal on the Loans and L/C Disbursements then due to such parties.

                  (c) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or an Issuing Bank hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the applicable Issuing Bank, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or Issuing Banks, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

                                   ARTICLE 3

               REPRESENTATIONS AND WARRANTIES OF the LOAN PARTIES

         In order to induce the Agents, the Issuing Banks and the Lenders to enter into Amendment No. 9 to the Credit Agreement, to continue and combine the Existing Loans as provided herein and to issue or purchase participations in the Letters of Credit provided for herein, the Loan Parties, jointly and severally, make the following representations and warranties to, and agreements with, the Agents, the Issuing Banks and the Lenders, all of which shall survive the execution and delivery of this Credit Agreement, the issuance of any Notes, the continuation and combination of the Existing Loans and the issuance of Letters of Credit hereunder:

         Section 3.1. Existence and Power. (a) The Borrower is a limited liability company duly organized, validly existing and in good standing under the laws of Delaware and is qualified to do business and is in good standing in all other jurisdictions where both (i) the nature of its properties or business so requires and (ii) the failure to be in good standing could reasonably be expected to result in a Material Adverse Effect (a list of such jurisdictions as of the Amendment No. 9 Closing Date is attached hereto as Schedule 3.1(a)).

                  (b) Holdings is a corporation duly organized, validly existing and in good standing under the laws of Nevada and is qualified to do business and is in good standing in all other jurisdictions where both (i) the nature of its properties or business so requires and (ii) the failure to be in good standing could reasonably be expected to result in a Material Adverse Effect (a list of such jurisdictions as of the Amendment No. 9 Closing Date is attached hereto as Schedule 3.1(b)).

                  (c) Old WCG is a corporation duly organized, validly existing and in good standing under the laws of Delaware and is qualified to do business and is in good standing in all other jurisdictions where both (i) the nature of its properties or business so requires and (ii) the failure to be in good standing could reasonably be expected to result in a Material Adverse Effect (a list of such jurisdictions as of the Amendment No. 9 Closing Date is attached hereto as Schedule 3.1(c)).

                  (d) Each Loan Party (other than the Borrower, Holdings and Old
WCG) is a corporation, limited liability company, general partnership, limited partnership, or business trust duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and is qualified to do business and is in good standing in all other jurisdictions where both (i) the nature of its properties or business so requires and (ii) the failure to be in good standing could reasonably be expected to result in a Material Adverse Effect (a list of such jurisdictions as of the Amendment No. 9 Closing Date is attached hereto as Schedule 3.1(d)).

                  (e) Each of the Loan Parties has the corporate, company or partnership, as the case may be, power and authority (i) to own its respective properties and carry on its respective business as now being, or as now intended to be, conducted, (ii) to execute, deliver and perform, as applicable, its obligations under this Credit Agreement and the other Loan Documents and any other documents contemplated hereby or thereby to which it is or will be a party, and (iii) to grant to the Administrative Agent, for the benefit of the Secured Parties, a security interest in the Collateral and the Mortgaged Real Property Assets as contemplated, and as continued, by this Credit Agreement and the other Loan Documents to which it is or will be a party; and in the case of Pledgors, to pledge to the Administrative Agent for the benefit of the Secured Parties, the Pledged Collateral as contemplated by the Security Agreement; and in the case of the Borrower, to borrow and obtain Letters of Credit hereunder; and in the case of the Guarantors, to guaranty the Obligations as contemplated by Article 8 hereof.

         Section 3.2. Authority and No Violation. The execution, delivery and performance of this Credit Agreement and the other Loan Documents to which it is a party, by each Loan Party, the grant to the Administrative Agent for the benefit of the Secured Parties of the security interest in the Collateral and the Mortgaged Real Property Assets as contemplated, and as continued, by this Credit Agreement and the other Loan Documents to which it is or will be a party, by each Loan Party, and the pledge to the Administrative Agent for the benefit of the Secured Parties of the Pledged Collateral as contemplated by the Security Agreement by each Pledgor and, in the case of the Borrower, the Borrowings hereunder and the execution, delivery and performance of any Notes hereunder and, in the case of each Guarantor, the guaranty of the Obligations as contemplated in Article 8 hereof, (i) have been duly authorized by all necessary corporate, partnership or limited liability company (as applicable) action on the part of each such Loan Party and by all necessary stockholder, partner or member (as applicable) action, (ii) will not constitute a violation of any provision of Applicable Law that could reasonably be expected to result in a Material Adverse Effect, or a material violation of any material order of any Governmental Authority applicable to such Loan Party or any of its respective properties or assets, (iii) will not violate any provision of the Certificate of Incorporation, By-Laws, partnership agreement, limited liability company agreement, articles of organization or any other organizational document of any Loan Party, or any provision of any indenture, bond, note, mortgage, deed of trust, any similar instrument or agreement evidencing Indebtedness, or any

Material Agreement, to which such Loan Party is a party or subject or by which such Loan Party or any of its respective properties or assets are bound, (iv) will not be in conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under, or create any right to terminate, any such indenture, bond, note, mortgage, deed of trust, similar instrument or agreement evidencing Indebtedness or Material Agreement, or give rise to any right under any of the foregoing to require any payment to be made by any Loan Party, and (v) will not result in the creation or imposition of (or the obligation to create or impose) any Lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of any of the Loan Parties or any Subsidiary of a Loan Party other than pursuant to this Credit Agreement or the other Loan Documents.

         Section 3.3. Governmental Approval. (a) All authorizations, approvals, orders, consents, licenses, registrations or filings from or with any Governmental Authority required for the execution, delivery and performance by any Loan Party of this Credit Agreement or any of the other Loan Documents to which it is a party, and the execution and delivery by the Borrower of any Notes hereunder, have been duly obtained or made, and are in full force and effect.

                  (b) Each Loan Party has obtained and holds in full force and effect all governmental authorizations, orders, consents, licenses, franchises, permits, certificates, accreditations, easements, rights of way and other approvals necessary to own its respective property and assets and to carry on its respective business as now being, or as now intended to be, conducted, other than those the absence of which is not reasonably likely to result in a Material Adverse Effect.

                  (c) As of the Amendment No. 9 Closing Date, except as set forth on Schedule 3.3(c) hereto, no Loan Party has been notified by any Governmental Authority with respect to a material authorization, order, consent, license, franchise, permit, certificate, accreditation, easement, right of way or other approval to operate its business as currently being conducted, or intended to be conducted, of such authority's intention to rescind, or not renew, any such authorization, order, consent, license, franchise, permit, certificate, accreditation, easement, right of way or other approval.

         Section 3.4. Binding Agreements. Each Loan Party has duly executed and delivered this Credit Agreement and each other Loan Document to which it is a party. Each of this Credit Agreement and the other Loan Documents constitutes the legal, valid and binding obligation of each Loan Party that is a party thereto, enforceable against such Loan Party in accordance with its respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally and by general principles of equity, whether such enforceability is considered in a proceeding at law or in equity.

         Section 3.5. No Material Adverse Effect. (a) Except as set forth on
Schedule 3.5(a) hereto, since June 30, 2002, there has been no Material Adverse Effect.

                  (b) No Loan Party has entered or is entering into the arrangements contemplated hereby and by the other Loan Documents, or intends to make any transfer or incur any obligations hereunder or thereunder, with actual intent to hinder, delay or defraud either



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

present or future creditors. On and as of the Amendment No. 9 Closing Date, on a pro forma basis after giving effect to all Indebtedness (including, without limitation, the Loans) expected to be borrowed (if any), then outstanding and/or repaid or otherwise satisfied on the Amendment No. 9 Closing Date: (i) each Loan Party expects the cash available to such Loan Party, after taking into account all other anticipated uses of the cash of such Loan Party (including the payments on or in respect of debt referred to in clause (iii) of this Section 3.5(b)), will be sufficient to satisfy all final judgments for money damages which have been docketed against such Loan Party or which may be rendered against such Loan Party in any action in which such Loan Party is a defendant (taking into account the reasonably anticipated maximum amount of any such judgment and the earliest time at which such judgment might be entered); (ii) the sum of the present fair saleable value of the assets of each Loan Party will exceed the probable liability of such Loan Party on its debts (including its Guaranties); (iii) no Loan Party will have incurred or intends to, or believes that it will, incur debts beyond its ability to pay such debts as such debts mature (taking into account the timing and amounts of cash to be received by such Loan Party from any source, and of amounts to be payable on or in respect of debts of such Loan Party and the amounts referred to in clause (i)); and (iv) each Loan Party believes it will have sufficient capital with which to conduct its present and proposed business and the property of such Loan Party does not constitute unreasonably small capital with which to conduct its present or proposed business. For purposes of this Section 3.5(b), "debt" means any liability or a claim, and "claim" means any (y) right to payment whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured, or (z) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured.

         Section 3.6. Financial Information. (a) (i) The audited, consolidated balance sheet of Old WCG and its Consolidated Subsidiaries at December 31, 2001, together with the related statements of operations, stockholders' equity and cash flows and the related notes and supplemental information; (ii) the audited, consolidated balance sheet of the Borrower and its Consolidated Subsidiaries at December 31, 2001, together with the related statements of operations and cash flows and the related notes and supplemental information; (iii) the unaudited, consolidated balance sheets of Old WCG and its Consolidated Subsidiaries at March 31, 2002 and at June 30, 2002, together in each case with the related statements of operations and cash flows and the related notes and supplemental information, in the case of clauses (i), (ii) and (iii), in the forms which have previously been delivered to the Lenders, have been prepared in accordance with GAAP consistently applied, except as otherwise indicated in the notes to such financial statements and subject in the case of unaudited statements, to changes resulting from year-end and audit adjustments and the absence of footnote disclosure. All of such financial statements fairly present, in all material respects and in accordance with GAAP, the consolidated financial position, the results of operations and cash flows, as the case may be, of Old WCG and its Consolidated Subsidiaries or the Borrower and its Consolidated Subsidiaries (as appropriate), at the dates or for the periods indicated.

                  (b) As of the Amendment No. 9 Closing Date, none of the Borrower, Holdings, Old WCG, any other Loan Party or any Subsidiary of a Loan Party is obligated or otherwise liable for any Indebtedness (including, without limitation, any Guaranty) in a principal amount in excess of $1,000,000, other than as described on Schedule 6.1 hereto and Indebtedness permitted by Section 6.1(a) and/or Section 6.1(d).

                  (c) Except as disclosed in the financial statements referred to in clauses (i) and (ii) of Section 3.6(a) above or the notes thereto, none of Holdings, the Borrower, Old WCG or any Subsidiary of Holdings or the Borrower has, as of the Amendment No. 9 Closing Date, any material contingent liabilities, material long-term commitments or unrealized material losses.

                  (d) Each annual budget when delivered to the Administrative Agent pursuant to Section 5.1(g) hereof shall be and is based on good faith estimates and assumptions believed by Holdings and the Borrower to be reasonable at the time made (it being understood that such annual budget does not constitute a representation or warranty as to the future performance of the Loan Parties and that actual results may vary from the projected results).

         Section 3.7. Loan Parties, Subsidiaries and Joint Ventures and Partnerships. (a) Annexed hereto as Schedule 3.7(a) is a true and complete list as of the Amendment No. 9 Closing Date, of each Loan Party and each Subsidiary of a Loan Party showing, as to each, (i) its name, (ii) the jurisdiction in which it was incorporated or otherwise organized, (iii) in the case of a Loan Party (other than Holdings) which is a corporation, its authorized capitalization, the number of shares of its capital stock outstanding and the ownership of such capital stock, (iv) in the case of a Loan Party which is a limited partnership, the general partners and limited partners of such Loan Party and the ownership of its partnership interests, and (v) in the case of a Loan Party which is a limited liability company, the members of such Loan Party and the ownership of its limited liability company interests.

                  (b) As of the Amendment No. 9 Closing Date, no Loan Party owns any Equity Interest, either directly or indirectly, in any Person other than (i) another Loan Party or a Subsidiary of a Loan Party (as set forth on Schedule 3.7(a) hereto) and (ii) such Persons as set forth on Schedule 3.7(b) hereto.

                  (c) As of the Amendment No. 9 Closing Date, no Loan Party is a general or limited partner in any joint venture or partnership, except as described in Schedule 3.7(c) hereto.

                  (d) As of the Amendment No. 9 Closing Date, CGI does not conduct any operations or own or hold assets with a fair market value in excess of $250,000.

         Section 3.8. Patents, Trademarks, Copyrights and Other Rights. (a) The Loan Parties possess all patents, patent rights and licenses, trademarks, service marks, tradenames, trademark rights and licenses, trade secrets, copyrights, copyright rights and licenses and any other similar rights (collectively the "Proprietary Rights"), free from burdensome restrictions, which are material to the conduct of their respective businesses and have duly recorded, registered or filed applications to record or register their interest in such material Proprietary Rights in the United States Patent and Trademark Office or the United States Copyright Office as applicable. Schedule 3.8 is a true and complete list as of the Amendment No. 9 Closing Date of all Proprietary Rights registered by, or granted to, a Loan Party, and all Proprietary Rights as to which an application has been made by a Loan Party, that are owned and used or held for use by any Loan Party, specifying as to each, as applicable: (i) the nature of such Proprietary Right;



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

(ii) the Loan Party thereof which owns such Proprietary Right; (iii) the jurisdictions by or in which such Proprietary Right has been issued or registered (or, if applicable, in which an application for such issuance or registration has been filed), including the respective registration or application numbers and (iv) all licenses, sublicenses and other agreements to which a Loan Party is a party and pursuant to which any Person is authorized to use any Proprietary Right including, as to licenses to a Loan Party, the identity of the licensor, and as to licenses granted by a Loan Party, the identity of the licensee. To the best of the Loan Parties' knowledge, a Loan Party is either (1) the sole and exclusive owner (excluding licenses granted by a Loan Party) of all right, title and interest in and to (free and clear of any Lien, other than Permitted Encumbrances) the Proprietary Rights described in
Schedule 3.8 hereto and has rights to the use thereof or the material covered thereby in connection with the services or products in respect of which they are being used, or (2) the licensee of (free and clear of any Lien, other than Permitted Encumbrances) the Proprietary Rights described in Schedule 3.8 hereto and has the rights to the use thereof or material covered thereby in connection with the services or products in respect of which they are being used.

                  (b) Except as set forth on Schedule 3.8 hereto, as of the Amendment No. 9 Closing Date (i) there is no claim, suit, action or proceeding pending, or to the Loan Parties' knowledge, threatened, against a Loan Party that involves a claim of infringement or misappropriation of any Proprietary Right owned and used or held for use by a Loan Party and (ii) no Loan Party has any knowledge of any existing infringement or misappropriation by any other Person of any Proprietary Right owned and used or held for use by a Loan Party.

                  (c) Except as set forth on Schedule 3.8 hereto, (i) there is no claim, suit, action or proceeding pending, or to the Loan Parties' knowledge, threatened, against a Loan Party that involves a claim of infringement or misappropriation of any Proprietary Right owned or used or held for use by a Loan Party which claim, suit, action or proceeding could reasonably be expected to be a Material Adverse Effect; and (ii) no Loan Party has any knowledge of any existing infringement or misappropriation by any other Person of any Proprietary Right owned and used or held for use by a Loan Party, that could reasonably be expected to be a Material Adverse Effect.

         Section 3.9. Title to Properties. (a) Except as set forth on Schedule 3.9(a) hereto and except for Permitted Encumbrances, the Loan Parties and their Subsidiaries have good title to (and with respect to Real Property Assets that are owned, fee simple title thereto), or for leasehold property, valid leasehold interests in, each of the properties and assets reflected on the financial statements referred to in Section 3.6(a) hereof, including, without limitation, the Real Property Assets listed on Schedules 3.19(a) and 3.19(b) hereto (other than such properties or assets disposed of since the date of such financial statements as permitted hereunder and excluding the Rights of Way); and all such properties and assets are free and clear of Liens, except Permitted Encumbrances.

                  (b) The Loan Parties own or lease all Rights of Way that are necessary for the conduct of their businesses, and all such Rights of Way are valid and enforceable, in either case, except to the extent that the failure to do so or to be valid and enforceable could not reasonably be expected to result in a Material Adverse Effect. To its knowledge, no Loan Party is in default under any Right of Way, has abandoned any Right of Way or has otherwise done or is aware of



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

any act or omission affecting any Right of Way that would permit the grantor of such Right of Way to terminate, subordinate or otherwise limit, restrict or disturb any Loan Party's rights to such Right of Way and that would otherwise materially and adversely impair or affect such Loan Party's ability to conduct its business or to use, operate, lease or own any material portion of the Collateral or the Real Estate Assets.

                  (c) Each lease of a Real Property Asset (excluding Rights of
Way) to which a Loan Party is a party is in full force and effect except to the extent that the absence of such lease could not reasonably be expected to result in a Material Adverse Effect. Each of the Loan Parties has complied in all respects with all leases to which it is a party and none of the Loan Parties is aware of any default(s) under any such lease or any conditions which would constitute an event of default thereunder, except for such non-compliance, defaults or events of default (in the aggregate) that do not constitute, and could not reasonably be expected to result in a Material Adverse Effect. Each of the Loan Parties which is a lessee under any such lease, enjoys peaceful and undisturbed possession of the asset leased pursuant to such lease, subject only to Permitted Encumbrances, except to the extent that the failure to enjoy such possession could not reasonably be expected to result in a Material Adverse Effect.

                  (d) No Loan Party is obligated under any right of first refusal, option or other contractual right to sell, assign or otherwise dispose of any Real Property Asset or any interest therein except (i) for such rights of first refusal, options or other contractual rights expressly permitted by
Section 6.2(q) hereof and contracts for the sale of assets permitted by Section
6.6 hereof and (ii) that a Loan Party may be subject to customary recapture rights or remedies of a landlord or grantor pursuant to the terms and provisions of a lease or Right of Way, respectively, under which such Loan Party is the tenant or grantee, as the case may be.

         Section 3.10. Litigation; Judgments. (a) Except as set forth on
Schedule 3.10 hereto, there are no actions, suits or other proceedings at law or in equity by or before any arbitrator or arbitration panel, or any Governmental Authority (including, but not limited to, matters relating to environmental liability) or to the best of each Loan Party's knowledge, any investigation by any Governmental Authority of the affairs of, or any threatened action, suit or other proceeding against or affecting, any Loan Party or of any of their respective properties or rights which either (A) could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, or (B) relate to this Credit Agreement, any other Loan Document, any of the transactions contemplated hereby or thereby, or (C) could reasonably be expected, individually or in the aggregate, to have a material adverse effect on a material portion of the Collateral or the Mortgaged Real Property Assets. No Loan Party is in default with respect to any order, writ, injunction, decree, rule or regulation of any Governmental Authority binding upon such Person, which default could reasonably be expected to result in a Material Adverse Effect.

                  (b) As of the Amendment No. 9 Closing Date, there are no final, nonappealable judgments or decrees in an aggregate amount of one hundred thousand dollars ($100,000) or more entered by a court or courts of competent jurisdiction against one or more of the Loan Parties or their Subsidiaries.

         Section 3.11. Federal Reserve Regulations. No Loan Party is engaged principally or as one of its important activities, in the business of extending credit for the purpose of purchasing



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

or carrying any Margin Stock. No part of the proceeds of the Loans have been or will be used, directly or indirectly, whether immediately, incidentally or ultimately (i) to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock, or (ii) for any other purpose, in each case, violative of or inconsistent with any of the provisions of any regulation of the Board, including, without limitation, Regulations T, U and X thereto.

         Section 3.12. Investment Company Act. No Loan Party is, or will during the term of this Credit Agreement be, (i) an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended, or (ii) subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act or any foreign, federal or local statute or any other Applicable Law of the United States of America or any other jurisdiction, in each case limiting its ability to incur indebtedness for money borrowed as contemplated hereby or by any other Loan Document.

         Section 3.13. Taxes. Each Loan Party has timely filed or caused to be timely filed all United States federal tax returns and other material tax returns and reports which are required to be filed with any Governmental Authority after giving effect to applicable extensions. To the best of the Loan Parties' knowledge, all such returns are complete and accurate in all material respects. Each Loan Party has paid or has caused to be paid all taxes due, as shown on said returns or on any assessment received by them, except as permitted by Section 5.8 hereof. No Loan Party knows of any material additional assessments or any basis therefor that has not been disclosed to the Lenders in writing. In the reasonable, good faith opinion of the Loan Parties, the charges, accruals and reserves on the books of the Loan Parties and their Subsidiaries in respect of taxes or other governmental charges are adequate.

         Section 3.14. Compliance with ERISA . (a) Each Plan has been maintained and operated in all material respects in accordance with all applicable laws, including ERISA and the Code, and each Plan intended to qualify under Section 401(a) of the Code so qualifies. Except as set forth on Schedule 3.14(a) hereto (which, in the event that any underfunding is scheduled, shall contain information regarding the level of underfunding, or in the case of Plans maintained by an entity that heretofore was an ERISA Affiliate but which is not maintained by any Loan Party or present ERISA Affiliate, shall contain other reasonably detailed information regarding actual or potential liabilities), no Reportable Event has occurred in the last five years as to any Plan, and the present value of all benefits under all Plans subject to Title IV of ERISA determined on a plan termination basis (based on those actuarial assumptions prescribed by the PBGC for purposes of Section 4044 of ERISA) did not, in the aggregate, as of the last annual valuation date applicable thereto, exceed the fair market value of the assets of such Plans allocable to such benefits. No material liability has been, and no circumstances exist pursuant to which any such material liability could be, imposed upon any Loan Party or ERISA Affiliate
(i) under Chapter 43 of the Code, Section 409, 502(i), 502(l) or 515 of ERISA, or, except as set forth on Schedule 3.14(a) hereto, under Title IV of ERISA with respect to any Plan or, to the Borrower's knowledge, any Multiemployer Plan, or with respect to any Plan heretofore maintained by any Loan Party or ERISA Affiliate, or any entity that heretofore was an ERISA Affiliate, or (ii) for the failure to fulfill any obligation to contribute to any Multiemployer Plan, or
(iii) except as set forth on Schedule 3.14(a) hereto (which shall as to this clause (iii) contain information regarding the level of liability), with respect to any Plan or welfare benefit plan



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

(within the meaning of Section 3(1) of ERISA) that provides post-retirement welfare coverage (other than as required pursuant to Section 4980B of the Code). All Loan Parties and ERISA Affiliates in the aggregate have not made or been required to make contributions in any year to Multiemployer Plans with respect to more than a total of six employees; and (i) neither any Loan Party nor any ERISA Affiliate has received any notification that any Multiemployer Plan is in reorganization or has been terminated within the meaning of Title IV of ERISA and (ii) to the Borrower's knowledge, no Multiemployer Plan is reasonably expected to be in reorganization or to be terminated and (iii) the aggregate liabilities of the Loan Parties and their ERISA Affiliates to all Multiemployer Plans in the event of a complete withdrawal therefrom, as of the close of the most recent fiscal year of each such plan then ended, would not be material.

                  (b) The execution, delivery and performance of the Loan Documents and the consummation of the transactions contemplated hereby and thereby does not involve any "prohibited transaction" within the meaning of
Section 406 of ERISA or Section 4975 of the Code.

         Section 3.15. Agreements. (a) No Loan Party is in breach of, or default with respect to, the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party or subject or by which it or any of its property or assets is bound in any respect and no Loan Party has any knowledge of any breach, default or anticipated by any other parties thereto, which breach or default, in either case, either individually or when aggregated with all other breaches or defaults, could result in a Material Adverse Effect.

                  (b) Schedule 3.15 hereto is a true and complete listing as of the Amendment No. 9 Closing Date of (i) all credit agreements, indentures, and other agreements related to any Indebtedness for borrowed money of any Loan Party or any Subsidiary of a Loan Party, other than the Loan Documents, (ii) all joint venture agreements to which any Loan Party or any Subsidiary of a Loan Party is a party and (iii) all Material Agreements.

         Section 3.16. Disclosure. Neither this Credit Agreement nor any other Loan Document nor any other agreement, document, certificate, report, statement or information furnished to any of the Agents, the Issuing Banks or any Lender by or on behalf of any Loan Party in connection with any of the Loan Documents or any of the transactions contemplated hereby, at the time it was furnished or delivered (when taken together with all other agreements, documents, certificates, reports, statements and information then in existence furnished by or on behalf of any Loan Party), contained any untrue statement of a material fact regarding the Loan Parties or their Subsidiaries or, omitted to state a material fact necessary under the circumstances under which it was made in order to make the statements contained herein or therein not misleading; provided, that, with respect to projected financial information, the Loan Parties represent only that such information was prepared in good faith based upon assumptions believed by the Loan Parties to be reasonable at the time made (it being understood that such projected financial information does not constitute a representation or warranty as to the future performance of the Loan Parties and that actual results may vary from such projected financial information). There is no fact known to any Loan Party (other than general industry conditions, or facts which have been disclosed to the Lenders in writing) that, individually or in the aggregate, could reasonably be expected in the future to be or result in a Material Adverse Effect.



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

         Section 3.17. Environmental Matters. Except as set forth on Schedule
3.17 hereto:

                  (a) There are no past, pending, or threatened Environmental Claims against, affecting or with respect to any Loan Party or any Subsidiary of any Loan Party or any Premises or portion thereof, and no Loan Party nor any Subsidiary of any Loan Party is aware of any facts or circumstances which could reasonably be expected to form the basis for any such Environmental Claim, except to the extent that any such Environmental Claims, individually or in the aggregate, would not be a Material Adverse Effect;

                  (b) No Premises or portion thereof is currently or, while owned or operated by a Loan Party or a Subsidiary of a Loan Party, was formerly used for the handling, storage, treatment, disposal, manufacture, processing or generation of Hazardous Materials in violation of any Environmental Laws or Environmental Permits, except to the extent that any such violation, individually or in the aggregate, would not be a Material Adverse Effect;

                  (c) Each Loan Party, each Subsidiary of any Loan Party and to the knowledge of each Loan Party and each Subsidiary of a Loan Party, any tenants, operators or occupants of any Premises, have obtained and hold all necessary Environmental Permits, except to the extent that any failure to hold any such Environmental Permit, individually or in the aggregate, would not be a Material Adverse Effect;

                  (d) Each Loan Party and each Subsidiary of each Loan Party is in compliance with all terms, conditions and provisions of all applicable (1) Environmental Permits, and (2) Environmental Laws, except to the extent that any such non-compliance, individually or in the aggregate, would not be a Material Adverse Effect;

                  (e) No Releases of Hazardous Materials have occurred at, from, in, to, on, or under any Premises while owned or operated by a Loan Party or a Subsidiary of a Loan Party, and no Hazardous Materials are present in, on, about or migrating to or from any Premises or portion thereof, while owned or operated by a Loan Party or a Subsidiary of a Loan Party, in violation of any Environmental Laws or Environmental Permits except to the extent that any such violations, individually or in the aggregate, would not be a Material Adverse Effect;

                  (f) Neither any Loan Party nor any Subsidiary of any Loan Party, nor any predecessor of any Loan Party or Subsidiary of any Loan Party, nor any entity previously owned by any Loan Party or Subsidiary of any Loan Party, has transported or arranged for the treatment, storage, handling, disposal, or transportation of any Hazardous Material to any location (other than any Premises) which could result in an Environmental Claim against any Loan Party or any Subsidiary of any Loan Party, except to the extent that any such activity, individually or in the aggregate, would not be a Material Adverse Effect;

                  (g) No Premises is a current, or to the knowledge of any Loan Party or any Subsidiary of any Loan Party, a proposed Environmental Clean-up Site, or is listed, proposed or nominated for listing on the National Priorities List pursuant to CERCLA or any other Environmental Law, except to the extent as would not be a Material Adverse Effect; and

                  (h) To the knowledge of any Loan Party, there are no (1) underground storage tanks (active or abandoned), (2) urea formaldehyde insulation, (3) polychlorinated biphenyl containing equipment, (3) asbestos-containing material, or (4) lead-based paint, located at any Premises, except to the extent that the presence of any of the foregoing, individually or in the aggregate, would not be a Material Adverse Effect.

         Section 3.18. Compliance with Laws. (a) No Loan Party nor any Real Property Asset is in violation of any Applicable Law (including, without limitation, any Environmental Law), any Environmental Permit or any restrictions of record or agreements affecting any Real Property Asset, except for such violations which in the aggregate are not reasonably likely to result in a Material Adverse Effect.

                  (b) No Loan Party nor any Real Property Asset is in violation of any zoning or building law, ordinance, rule, regulation or restriction affecting a Real Property Asset or any building permit, including, without limitation, any certificate of occupancy, where such violation could reasonably be expected to result in a Material Adverse Effect.

                  (c) The use of the proceeds of the Loans as contemplated by
Section 5.15 hereof, the issuance, amendment, renewal and/or extension of the Letters of Credit hereunder, and the performance of the Loan Documents will not violate any Applicable Law.

         Section 3.19. Real Property. (a) Schedule 3.19(a) is a true and complete list as of the Amendment No. 9 Closing Date of each Real Property Asset (excluding Rights of Way) owned by a Loan Party setting forth for each such owned Real Property Asset (i) the location (by state, county and street address (or in lieu of a street address, such other identification of such real property sufficient to identify it), (ii) the Loan Party which owns such Real Property Asset, (iii) any lease(s) to which such Real Property Asset is subject and (iv) if applicable, the name and address of the lessee of such Real Property Asset.

                  (b) Schedule 3.19(b) is a true and complete list as of the Amendment No. 9 Closing Date of each Real Property Asset (excluding Rights of
Way) leased by a Loan Party, setting forth for each such leased Real Property Asset (i) the location (by state, county and street address (or in lieu of a street address, such other identification of such leased property sufficient to identify it), (ii) the Loan Party which leases such Real Property Asset, (iii) the name and address of the owner/lessor of each such Real Property Asset, (iv) the term of the lease and the annual rental obligation to which each such Real Property Asset is subject, (v) any sublease(s) to which such Real Property Asset is subject and (vi) if applicable, the name and address of any sublessee of such Real Property Asset.

                  (c) To the respective knowledge of each of the Loan Parties, after due inquiry and investigation, Schedule 1 attached to that certain Rights of Way Certificate dated as of October 15, 2002 delivered to the Administrative Agent pursuant to Section 6(GG) of Amendment No. 9, is a true and complete list as of the Amendment No. 9 Closing Date of each Right of Way, setting forth for each such Right of Way (i) the location (by state, county and street address (or in lieu of a street address, such other identification of such Right of Way as is available to identify it)), (ii) the Loan Party which holds such Right of Way and (iii) the name of the grantor of such Right of Way.



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

         Section 3.20. Mortgages. (a) To the best of the Loan Parties' knowledge, (i) each of the Mortgages (excluding the Second Mortgage) executed prior to the Amendment No. 9 Closing Date creates in favor of the Administrative Agent, for the benefit of the Secured Parties, a legal, valid and enforceable first priority Lien on all of the Loan Parties' respective right, title and interest in and to the Real Property Assets described therein and the proceeds thereof, subject only to Permitted Encumbrances; and (ii) each of such Mortgages constitutes a fully perfected first priority Lien on, and fully perfected first priority security interest in, all right, title and interest of the Loan Parties' in the Real Property Assets described therein and the proceeds thereof, in each case subject only to Permitted Encumbrances.

                  (b) The Second Mortgage, when executed and delivered, will create in favor of the Administrative Agent, for the benefit of the Secured Parties, a legal, valid and enforceable second priority Lien on all of the Loan Parties' respective right, title and interest in and to the Real Property Assets described therein and the proceeds thereof, subject only to Permitted Encumbrances. When the Second Mortgage is filed in the real estate records of the county of Tulsa, Oklahoma, the proper amount of mortgage recording or similar taxes (if any) are paid and when the UCC-1 financing statements relating to fixtures are duly filed with the real estate records of the county of Tulsa, Oklahoma, the Second Mortgage shall constitute a fully perfected Lien on, and fully perfected second priority security interest in, all right, title and interest of the Loan Parties' in the Real Property Assets described therein and the proceeds thereof, in each case subject only to Permitted Encumbrances.

                  (c) Each of the Mortgages (excluding the Second Mortgage) to be delivered on or after the Amendment No. 9 Closing Date, when executed and delivered, will create in favor of the Administrative Agent, for the benefit of the Secured Parties, a legal, valid and enforceable first priority Lien on all of the Loan Parties' respective right, title and interest in and to the Real Property Assets described therein and the proceeds thereof, subject only to Permitted Encumbrances. When each of such Mortgages are filed in the appropriate offices specified by a Loan Party, the proper amount of mortgage recording or similar taxes (if any) are paid and when the UCC-1 financing statements relating to fixtures are duly filed with the filing offices specified by a Loan Party, each of such Mortgages shall constitute fully perfected first priority Lien on, and fully perfected first priority security interest in, all right, title and interest of the Loan Parties' in the Real Property Assets described therein and the proceeds thereof, in each case subject only to Permitted Encumbrances.

         Section 3.21. Existing Loans; Existing Hedging Agreements. (a) As of the Amendment No. 9 Closing Date, the aggregate outstanding principal amount of the Existing Loans is $375,000,000 (after giving effect to the $350 million payment of the Existing Loans which is a condition precedent to the effectiveness of Amendment No. 9).

                  (b) Annexed hereto as Schedule 3.21(b) is a true and complete list, as of the Amendment No. 9 Closing Date, of all Hedging Agreements then in effect entered into by a Loan Party.

         Section 3.22. Organizational Documents. The documents delivered pursuant to Section 5(D) of Amendment No. 9 constitute, as of the Amendment No. 9 Closing Date, all of the organizational documents (together with all amendments and modifications thereof) of the

Loan Parties as of the Amendment No. 9 Closing Date. The Loan Parties represent that they have delivered to the Administrative Agent true, correct and complete copies of each of the documents set forth in such Section 5(D) of Amendment No. 9.

         Section 3.23. Insurance. The Loan Parties currently maintain insurance in such amounts, covering such risks and liabilities and with insurers having an A.M. Best policyholders' rating of not less than A-V, or an S&P rating of A or the equivalent thereto, as is customary for companies of the same or similar size in the same or similar businesses. All premiums that are due and payable in respect of such insurance have been paid.

                                   ARTICLE 4

         CONDITIONS PRECEDENT TO THE ISSUANCE OF EACH LETTER OF CREDIT,
          AND TO CERTAIN AMENDMENTS TO AN OUTSTANDING LETTER OF CREDIT

         The obligation of an Issuing Bank to issue each Letter of Credit, or to amend an outstanding Letter of Credit to increase the face amount thereof, and of the Revolving Letter of Credit Lenders to participate in such Letter of Credit, are subject to the following conditions precedent:

                  (a) Notice; L/C Certificate. The Administrative Agent and the applicable Issuing Bank shall have received a notice with respect to the issuance or amendment of such Letter of Credit (as applicable) as required by
Section 2.4 hereof, and an L/C Certificate dated as of the date of issuance or amendment (as applicable) with respect to such Letter of Credit duly executed by a Financial Officer of the Borrower.

                  (b) Representations and Warranties. The representations and warranties set forth in Article 3 hereof, in the other Loan Documents or in any certificate or other document furnished by, or on behalf of, a Loan Party pursuant to, or in connection with, this Credit Agreement or any other Loan Document, shall be true and correct in all material respects on and as of the date of each issuance or amendment to increase the face amount, of a Letter of Credit hereunder (except to the extent that such representations and warranties expressly relate to an earlier date) with the same effect as if made on and as of such date.

                  (c) No Event of Default. On the date of each issuance or amendment to increase the face amount, of a Letter of Credit hereunder, no Default or Event of Default shall have occurred and be continuing, nor shall any such event occur by reason of the requested issuance or amendment.

                  (d) Cash Collateral. The Administrative Agent shall have received, and then hold, cash collateral (in Dollars, in immediately available funds) in an amount equal to 105% of the then current aggregate amount of L/C Exposure (including, without limitation, L/C Exposure attributable to the Letters of Credit then being requested to be issued or amended (as applicable)) which cash collateral is to be held pursuant to and in accordance with Section 2.4(i) hereof.

         Each request for the issuance, or amendment to increase the amount, of a Letter of Credit hereunder shall be deemed to be a representation and warranty by the Borrower on the date of



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

such issuance or amendment (as applicable) of a Letter of Credit hereunder as to the matters specified in paragraphs (b) and (c) of this Article 4.

                                   ARTICLE 5

                              AFFIRMATIVE COVENANTS

         From the date hereof and for so long as the Revolving Letter of Credit Commitments shall be in effect, any amount remains outstanding with respect to any Loan, any Letter of Credit shall remain outstanding, or any Obligation remains unpaid or unsatisfied, each Loan Party agrees that, unless the Required Lenders shall otherwise consent in writing, each of them will, and will cause each of its Subsidiaries (other than PowerTel) to:

         Section 5.1. Financial Statements and Other Information. Furnish or cause to be furnished to the Agents, the Issuing Banks and each of the Lenders (except as otherwise explicitly provided in this Section 5.1):

                  (a) As soon as available, but in any event within ninety (90) days after the end of each fiscal year of Holdings, (i) the audited, consolidated balance sheet of Holdings and its Consolidated Subsidiaries, in each case as at the end of, and the related audited statements of operations, stockholders' equity and cash flows for, such fiscal year (including Segment Reporting), and the corresponding figures as at the end of, and for, the preceding fiscal year, accompanied by an opinion of Ernst & Young LLP, or other independent public accountant of recognized national standing as shall be retained by Holdings and be reasonably satisfactory to the Required Lenders, which opinion shall be prepared in accordance with generally accepted auditing standards relating to reporting and which opinion shall contain no material exceptions or qualifications except for qualifications relating to accounting changes in response to FASB releases or other authoritative pronouncements; provided, however, that with respect to the report on the financial statements for the fiscal year ending December 31, 2002 only, such report may contain a going concern qualification; (ii) supplemental unaudited balance sheets and related unaudited statements of operations, stockholders' equity and cash flows as of the end of and for such fiscal year, setting forth in tabular form in each case the figures for the previous year for Holdings and the consolidating adjustments with respect thereto; (iii) segment reporting of EBITDA (setting forth in reasonable detail the calculation thereof) with respect to each business segment of Holdings and its Subsidiaries (which business segments shall be consistent with business segments reported on pursuant to clause (i) of this
Section 5.1(a) or shall be otherwise agreed to by the Administrative Agent in writing (such agreement not to be unreasonably withheld)); and (iv) a comparison of actual financial performance (as set forth on the income statement) of Holdings and its Consolidated Subsidiaries, for such year to the projected financial performance of Holdings and its Consolidated Subsidiaries for such year, as set forth in the budget delivered to the Administrative Agent and the Lenders (pursuant to Section 5.1(g) hereof in the case of any fiscal year after 2002), together with an explanation of any material variances;

                  (b) As soon as available, but in any event within forty-five
(45) days after the end of each of the first three fiscal quarters of each of the fiscal years of Holdings, (i) the unaudited, consolidated balance sheet of Holdings and its Consolidated Subsidiaries as at the end of, and the related unaudited, consolidated statements of operations and cash flows for, such quarter, and for the portion of the fiscal year through the end of such quarter, and the corresponding figures as at the end of such quarter, and for the corresponding period, in the preceding fiscal year (including Segment Reporting), together with a certificate signed by a Financial Officer of Holdings, on behalf of Holdings, to the effect that such financial statements, while not examined by independent public accountants, reflect, in the opinion of Holdings, all adjustments necessary to present fairly in all material respects, the financial position of Holdings and its Consolidated Subsidiaries as at the end of the fiscal quarter and the results of operations for the quarter then ended in conformity with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of any footnote disclosure; (ii) supplemental unaudited balance sheets and related unaudited statements of operations and cash flows as of the end of and for such fiscal quarter, setting forth in tabular form in each case the figures for the previous quarter for Holdings and the consolidating adjustments with respect thereto; (iii) segment reporting of EBITDA (setting forth in reasonable detail the calculation thereof) with respect to each business segment of Holdings and its Subsidiaries (which business segments shall be consistent with business segments reported pursuant to clause
(i) of Section 5.1(a) or shall be otherwise agreed to by the Administrative Agent in writing (such agreement not to be unreasonably withheld)); and (iv) a comparison of actual financial performance (as set forth on the income statement) of Holdings and its Consolidated Subsidiaries for such quarter and for the portion of the fiscal year through the end of such quarter, to the projected financial performance of Holdings and its Consolidated Subsidiaries for such quarter and for such portion of the year, respectively, as set forth in the applicable budget delivered to the Administrative Agent and the Lenders (pursuant to Section 5.1(g) hereof in the case of any fiscal year after 2002), together with an explanation of any material variances;

                  (c) Within twenty (20) Business Days after the end of each calendar month, (i) the unaudited, consolidated balance sheet of Holdings and its Consolidated Subsidiaries as at the end of, and the related unaudited, consolidated statements of operations and cash flows for, such month, and for the portion of the fiscal year of Holdings through the end of such month, together with a certificate signed by a Financial Officer of Holdings, on behalf of Holdings, to the effect that such financial statements, while not examined by independent public accounts, reflect, in the opinion of Holdings, all adjustments necessary to present fairly in all material respects, the financial position of Holdings and its Consolidated Subsidiaries as at the end of the calendar month and the results of operations for the month then ended in conformity with GAAP consistently applied, subject to normal year-end audit adjustments, quarter-end adjustments and the absence of any footnote disclosure; and (ii) a comparison of actual financial performance (as set forth on the income statement) of Holdings and its Consolidated Subsidiaries for such month and for the portion of fiscal year through the end of such month, to the projected financial performance of Holdings and its Consolidated Subsidiaries for such month and for such portion of the year, respectively, as set forth in the applicable budget to the Administrative Agent and the Lenders (delivered pursuant to Section 5.1(g) hereof in the case of any fiscal year after 2002), together with an explanation of any material variances;

                  (d) Simultaneously with the delivery of the statements referred to in paragraphs (a) and (b) of this Section 5.1, a certificate of a Financial Officer of Holdings in form and substance reasonably satisfactory to the Administrative Agent (i) stating whether or not such Financial Officer has knowledge, after due inquiry, of any condition or event which would constitute a Default or Event of Default and, if so, specifying each such condition or event and



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

the nature thereof and what action any Loan Party is taking or proposes to take with respect thereto, (ii) demonstrating in reasonable detail compliance with the provisions of Sections 6.8 through 6.11 hereof, and including the amount of Consolidated Capital Expenditures made pursuant to Section 6.8(a) hereof and those made pursuant to Section 6.8(b) hereof; and (iii) stating whether any change in GAAP or the application thereof has occurred since the date of Holdings' and the Borrower's audited financial statements referred to in Section
3.6 hereof and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

                  (e) Together with each set of audited financial statements required by paragraph (a) above, a letter from the independent public accountants rendering the report thereon stating whether, in connection with their audit, anything has come to their attention which would cause them to believe that any Default or Event of Default with respect to accounting matters existed on the date of such financial statements, and if such a condition or event has come to their attention, specifying the nature and period, if known, of existence thereof;

                  (f) Promptly upon their becoming available, copies of all financial audits, studies, reports or evaluations prepared for, or submitted to, any of the Loan Parties by any outside professional firm or service, including, without limitation, any comment letter submitted by Holdings' or the Borrower's accountants to management in connection with their annual audit and management's and/or a Loan Party's response thereto, if any;

                  (g) (i) No later than ten (10) days after approval by the Board of Directors of Holdings, a preliminary consolidated budget of Holdings and its Consolidated Subsidiaries for each fiscal year of Holdings (including, without limitation, projected consolidated balance sheets, statements of projected operations and cash flows as of the end of and for such fiscal year and segment information with respect to each of Holdings' and its Subsidiaries' respective business segments consistent with the business segments reported on pursuant to Section 5.1(a) above or as otherwise agreed to by the Administrative Agent in writing, together with projected EBITDA (and the calculation thereof in reasonable detail) for such business segments) provided, that the parties hereby agree that any budget delivered in the time frame set forth above, shall be subject to year end adjustments; and provided, further, that in all events, no later than ninety (90) days after the commencement of each fiscal year of Holdings, Holdings shall deliver a final budget (in the form required above) for such fiscal year; and (ii) promptly when available, any significant revisions of any budget delivered pursuant to clause (i) above;

                  (h) Promptly upon their becoming available, copies of all registration statements, proxy statements, notices, reports and other material which Holdings, the Borrower or any other Loan Party shall file with any securities exchange or with the Securities and Exchange Commission or any successor agency; provided, that quarterly or annual reports filed with the Securities and Exchange Commission by Holdings on Form 10-K or Form 10-Q, to the extent that such reports are available, at no cost or expense, at http://www.sec.gov/edgar.html (or any successor website) shall not be required to be delivered pursuant to this Section 5.1(h); and provided, further, that in lieu of providing hard copies of the documents required to be delivered pursuant to this Section 5.1(h), if such documents are available, at no cost or expense, on a



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public website, the Loan Parties may deliver a written notice specifying the documents available and the applicable website;

                  (i) Promptly upon the mailing thereof to the shareholders of Holdings, copies of all financial statements, reports, proxy statements and other material written communications so mailed; provided, that quarterly or annual reports filed with the Securities and Exchange Commission by Holdings on Form 10-K or Form 10-Q, to the extent that such reports are available, at no cost or expense, at http://www.sec.gov/edgar.html (or any successor website) shall not be required to be delivered pursuant to this Section 5.1(i); and provided, further, that in lieu of providing hard copies of the documents required to be delivered pursuant to this Section 5.1(i), if such documents are available, at no cost or expense, on a public website, the Loan Parties may deliver a written notice specifying the documents available and the applicable website;

                  (j) As soon as possible and, in any event, within ten (10) days after a Loan Party or an ERISA Affiliate knows or has reason to know of the occurrence of any of the following, a certificate of an Authorized Officer of the Borrower setting forth the full details as to such occurrence and the action, if any, that such Loan Party or such ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given or filed by such Loan Party, the Plan Administrator or such ERISA Affiliate to or with the PBGC or any other Governmental Authority, or a Plan or Multiemployer Plan participant, and any notices received by such Loan Party or ERISA Affiliate from the PBGC or any other Governmental Authority: that a Reportable Event has occurred (except to the extent that the Borrower has previously delivered a certificate and notices (if any) concerning such event pursuant to the next clause hereof); that a contributing sponsor (as defined in Section 4001(a)(13) of ERISA) of a Plan subject to Title IV of ERISA is subject to the advance reporting requirement of PBGC Regulation Section 4043.61 (without regard to subparagraph (b)(1) thereof), and an event described in subsection .62, .63, ..64, .65, .66, .67 or .68 of PBGC Regulation Section 4043 is reasonably expected to occur with respect to such Plan within the following 30 days; that an accumulated funding deficiency, within the meaning of Section 412 of the Code or
Section 302 of ERISA, has been incurred or an application may be or has been made for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under
Section 412 of the Code or Section 303 or 304 of ERISA with respect to a Plan or Multiemployer Plan; that any contribution required to be made with respect to a Plan or Multiemployer Plan has not been timely made; that a Plan or Multiemployer Plan has been or may be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA; that proceedings may be or have been instituted to terminate or appoint a trustee to administer a Plan which is subject to Title IV of ERISA; that a proceeding has been instituted pursuant to
Section 515 of ERISA to collect a delinquent contribution to a Multiemployer Plan; that a Loan Party or an ERISA Affiliate will or may incur any liability (including any indirect, contingent, or secondary liability) to or on account of the termination of or withdrawal from a Plan or Multiemployer Plan under Section 4062, 4063, 4064, 4069, 4201, 4204, or 4212 of ERISA or with respect to a Plan under Section 401(a)(29), 4971, 4975 or 4980 of the Code or Section 409, 502(i) or 502(1) of ERISA or with respect to a group health plan (as defined in Section 4980B(g)(2) of the Code) under Section 4980B of the Code; or that a Loan Party or Subsidiary of a Loan Party may incur any material liability pursuant to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) that provides benefits to retired



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

employees or other former employees (other than as required by Section 601 of ERISA) or any Plan;

                  (k) Promptly and in any event within five (5) Business Days after receipt of any material notice or correspondence from any company, or agent for any company, providing insurance coverage to any Loan Party relating to any loss, damage or injury in excess of $1,000,000 to any tangible property of any Loan Party, copies of such notices and/or correspondence;

                  (l) Without limiting any Loan Party's other obligations to give notice under the Loan Documents, within forty-five (45) days after the end of each calendar quarter, furnish to the Administrative Agent and FTI, (i) a certificate of a Financial Officer of Holdings (which certificate shall be in a form reasonably satisfactory to the Administrative Agent) that shall set forth
(A) each sale or other disposition of any asset of a Loan Party effected during such quarter pursuant to Sections 6.6(f), 6.6(i) and 6.6(n) which sale or disposition generated Net Cash Proceeds in excess of $250,000 and (B) the sales price with respect to each such asset sold or disposed of and the aggregate Net Cash Proceeds received during such quarter from all such sales and dispositions of any assets; and (ii) such information required by Section 5.11(d) hereof and
Section 6 of the Security Agreement.

                  (m) Furnish to the Administrative Agent and FTI, no later than fifteen (15) Business Days after the end of each calendar month, (i) a true and complete list of any and all cash deposits or pledges in excess of $25,000, made by the Loan Parties to third parties; (ii) a true and complete list of all Deposit Accounts and Securities Accounts or other similar accounts or instruments held by any Loan Party and including the following information: the correct legal name of the institution where such account is maintained, the Loan Party in whose name the account is maintained, the account number and the balance (which may not include interest income) as of the end of the immediately preceding calendar week and including a representation and warranty that to the extent required by the Loan Documents, all such Deposit Accounts, Securities Accounts, other accounts and instruments have been pledged to the Administrative Agent (for the benefit of itself and the Secured Parties) (all of the foregoing information shall, in each case, be in form and substance reasonably satisfactory to the Administrative Agent and FTI); and (iii) a statement, certified by a Financial Officer of Holdings or the Borrower, setting forth the amount of the aggregate cash balances in all Controlled Deposit Accounts;

                  (n) Together with each set of audited financial statements required by paragraph (a) of this Section 5.1, furnish to the Administrative Agent, an updated Perfection Certificate for each Loan Party or a certificate from an Authorized Officer of the Borrower certifying that there has been no change in the information set forth on the Perfection Certificate most recently delivered by or on behalf of such Loan Party and that all such information remains true and correct in all respects;

                  (o) Promptly, and in any event, within five (5) Business Days after the execution thereof, deliver to the Administrative Agent a fully executed, true and complete copy of any amendment, modification, supplement or waiver to any of the OTC Documents; and



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

                  (p) From time to time such additional information regarding
(i) the operations, business affairs and/or financial condition of any of the Loan Parties or any of their respective Subsidiaries, (ii) the compliance with the terms of any Loan Document, (iii) any Real Property Asset or (iv) any of the Collateral, in each case, as any of the Agents, any Issuing Bank or any Lender (acting through the Administrative Agent) may reasonably request including, without limitation, copies of all management projections prepared at the reasonable request of any of the Agents; and provided, that with respect to any request for information that is not then in existence, such information shall not be unduly burdensome for the Loan Parties to compile or prepare.

         All other notices and information required to be provided to the Issuing Banks and/or the Lenders pursuant to this Section 5.1 shall be deemed delivered pursuant to this Section 5.1 when delivered to the Administrative Agent; provided that the Borrower shall deliver paper copies of any notice or information to any Issuing Bank or Lender directly that requests such delivery.

         Section 5.2. Existence; Compliance with Laws. (a) Except as otherwise expressly permitted by Section 6.6 hereof, do or cause to be done all things necessary (i) to preserve, renew and keep in full force and effect its existence, Proprietary Rights, licenses, permits, privileges, franchises, certificates, authorization, accreditations, easements, rights of way and other rights, consents and approvals in each case, except to the extent any failure to do so (individually or in the aggregate) could not reasonably be expected to result in a Material Adverse Effect) and (ii) to comply in all respects with all applicable statutes, ordinances, laws, rules, regulations and orders of, and all applicable restrictions or requirements imposed by, any Governmental Authority (including, without limitation, Environmental Laws, Environmental Permits, all zoning and building codes and ERISA) or any other Requirements except to the extent any failure to so comply (individually or in the aggregate) could not reasonably be expected to result in a Material Adverse Effect; provided, in each case, that the applicable Loan Party or Subsidiary of a Loan Party shall have set aside on its books reasonable and appropriate reserves (the presentation of which is segregated to the extent required by GAAP) with respect thereto if such reserves are required by GAAP.

                  (b) Obtain or make all further authorizations, approvals, orders, consents, licenses, permits, registration or filings from or with any Governmental Authority and take any other action required for the performance by any Loan Party of this Credit Agreement and the other Loan Documents to which it is a party.

         Section 5.3. Maintenance of Properties. Keep its tangible properties (including, without limitation, all Real Property Assets) in good repair, working order and condition (ordinary wear and tear excepted) and, from time to time (i) subject to the terms hereof, make all necessary and proper repairs, renewals, replacements, additions and improvements thereto and (ii) comply at all times with the provisions of all leases and other material agreements to which it is a party so as to prevent any loss or forfeiture thereof or thereunder except to the extent any failure to so comply (individually or in the aggregate) could not reasonably be expected to result in a Material Adverse Effect.

         Section 5.4. Notice of Material Events. (a) Promptly upon, but in any event within fifteen (15) Business Days after, an Authorized Officer or any other executive officer of any



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Loan Party obtaining knowledge of (i) any Default or Event of Default, (ii) any
Material Adverse Effect, (iii) any action, event, development, condition or circumstance which could reasonably be expected to have a Material Adverse Effect, (iv) any other event which could reasonably be expected to materially decrease the value of the Collateral or the Real Property Assets, (v) any Person giving any written notice to any Loan Party or taking any other action to enforce remedies with respect to a claimed default or event or condition of the type referred to in paragraphs (g), (h) or (i) of Article 7 hereof, or (vi) any material portion of the Collateral or any material portion of the Mortgaged Real Property Assets is damaged or destroyed, give written notice thereof to the Administrative Agent and each Lender specifying the nature and period of existence of any such condition or event, or specifying the notice given or action taken by such Person and the nature of such claimed default or event or condition, and what action any Loan Party has taken, is taking and proposes to take with respect thereto.

                  (b) Promptly upon, but in any event within fifteen (15) Business Days after, an Authorized Officer or other executive officer of any Loan Party obtains knowledge of (i) the institution of, or threat of, any action, suit, proceeding, investigation or arbitration by any Governmental Authority or other Person against or affecting any Loan Party or any of its assets (excluding any Condemnation Event with respect to any Real Property Asset which would result in Condemnation Proceeds of less than $1,000,000) and (ii) any material development in any such action, suit, proceeding, investigation or arbitration (whether or not previously disclosed to the Administrative Agent and/or the Lenders and including, without limitation, any Environmental Claim), which, in the case of clause (i) or (ii) above, could reasonably be expected to have a Material Adverse Effect, give written notice thereof to the Administrative Agent and the Lenders and provide such other information as may be available to it to enable the Administrative Agent and the Lenders to evaluate such matters; and, in addition to the requirements set forth in this subsection (c), such Loan Party upon request shall promptly give notice to the Administrative Agent and the Lenders of the status of any action, suit, proceeding, investigation or arbitration covered by a report delivered to the Administrative Agent and the Lenders pursuant to this subsection (c) above and provide such other information as may be reasonably available to it to enable the Administrative Agent and the Lenders to evaluate such matters.

         Section 5.5. Insurance. (a) Keep its assets which are of an insurable character (including, without limitation, all Real Property Assets) insured at all times with financially sound and reputable insurance companies in accordance with Section 3.23 hereof, against such risks and in such amounts as is customary for companies of the same or similar size in the same or similar businesses. All such insurance maintained by a Loan Party shall (i) contain a Lender's Loss Payable Endorsement in favor of the Administrative Agent on behalf of the Secured Parties in all loss or damage insurance policies and have a severability of interest clause in all liability insurance policies, (ii) provide that no cancellation (except for specific policy provisions providing for automatic termination for acts of fraud committed by the insured), material reduction in amount or material change in coverage thereof shall be effective until at least thirty (30) days after written notice to the Administrative Agent thereof, (iii) name the Administrative Agent (for the benefit of the Secured Parties) as loss payee for physical damage insurance with respect to property which constitutes Collateral or a Mortgaged Real Property Asset as to which a Lien has been granted to the Administrative Agent, with the right, if an Event of Default has occurred and is then continuing, to adjust losses and claims with respect to such property, and as



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

an additional insured for liability insurance (provided, that with respect to property to which a Lien permitted hereunder has been granted to another creditor, such other creditor may also be named as loss payee, with payment to be made as their interests may appear and as an additional insured, with the Administrative Agent), (iv) state that none of the Agents, the Issuing Banks, the Lenders, or any other Secured Party shall be responsible for premiums, commissions, club calls, assessments or advances, and (v) be reasonably satisfactory in all other respects (including deductibles) to the Administrative Agent.

                  (b) Use its commercially reasonable efforts to obtain, in any new insurance or any renewal of any insurance in effect on the Amendment No. 9 Closing Date, a waiver of all rights of set-off, counterclaim, deduction or subrogation against the Agents and the other Secured Parties.

                  (c) Upon the request of the Administrative Agent, furnish to the Administrative Agent, an updated schedule describing all insurance maintained by the Loan Parties, which schedule shall set forth, for each insurance policy, the policy number, the type of coverage, the policy limits and deductibles, the insurer (and reinsurers, if applicable) and the expiration date.

                  (d) Furnish to the Administrative Agent, to the extent not previously delivered, original certificates of insurance for any property, liability or umbrella insurance maintained (and as renewed) by a Loan Party which certificates shall comply with the requirements of this Section 5.5 set forth above and contain signatures of duly authorized representatives of the insurer, at all times prior to policy termination, cessation or cancellation of such insurance.

                  (e) In addition to insurance required to be maintained pursuant to Section 5.5(a) above, maintain such other insurance or self insurance as may be required by Applicable Law or any agreement to which any Loan Party is a party (other than the Loan Documents), except to the extent the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

         Section 5.6. Books and Records. (a) Maintain or cause to be maintained at all times, in accordance with GAAP, true and complete books and records of its financial operations.

                  (b) Provide the Agents and the Issuing Banks and their respective representatives (at the Borrower's expense) or any Lender and its representatives (at such Lender's expense provided no Event of Default has occurred and is continuing, otherwise at the Borrower's expense) access to such books and records and to any of its properties or assets upon reasonable prior notice and during regular business hours in order that such Agent, such Issuing Bank and/or such Lender (as applicable) may make such audits and examinations and make abstracts from such books, accounts, records and other papers of a Loan Party or a Subsidiary of a Loan Party pertaining to the Collateral or any Real Property Asset, and upon reasonable prior notification to the Borrower, permit such Agent, such Issuing Bank or such Lender (as applicable) or its respective representatives to discuss the affairs, finances and accounts with, and be advised as to the same by, officers and independent accountants, all as such Agent, such Issuing Bank or such Lender (as applicable) may deem reasonably appropriate for the purpose of



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verifying any report delivered by any Loan Party to any of the Agents, the
Issuing Banks and/or the Lenders pursuant to this Credit Agreement or for otherwise ascertaining compliance with this Credit Agreement or any other Loan Document.

         Section 5.7. Observance of Agreements; Audit Rights. Duly observe and perform all material terms and conditions (except with respect to those terms or conditions that are disputed in good faith in a manner consistent with prudent business judgment) of any Material Agreement, and diligently protect and enforce the rights of the Loan Parties and their Subsidiaries under all such agreements in a manner consistent with prudent business judgment and subject to the terms and conditions of such agreements

         Section 5.8. Taxes and Charges; Obligations in the Ordinary Course of Business. (a) Duly pay and discharge, or cause to be paid and discharged, before the same shall become in arrears (after giving effect to applicable extensions), all material taxes, assessments, levies and other governmental charges, imposed upon any Loan Party or its properties, sales and activities, or any part thereof, or upon the income or profits therefrom, as well as all claims for labor, materials or supplies which if unpaid might by law become a Lien upon any material property of any Loan Party, and all other material obligations; provided, however, that any tax, assessment, levy, governmental charge or material claim for labor, materials or supplies need not be paid if (x) the validity or amount thereof shall currently be contested in good faith by appropriate proceedings, (y) such Loan Party shall have set aside on its books reasonable reserves (the presentation of which is segregated to the extent required by GAAP) with respect thereto if such reserves are required by GAAP and
(z) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

                  (b) Each Loan Party shall also properly file on a timely basis all material tax returns, reports and statements applicable to them in all jurisdictions in which they are required to be filed.

         Section 5.9. Environmental Laws. (a) Promptly notify the Administrative Agent upon any Loan Party becoming aware of any violation or potential violation or non-compliance with, or liability or potential liability under, any Environmental Laws which, when taken together with all other pending violations of, or liability under, Environmental Law is reasonably be expected to have a Material Adverse Effect, and promptly furnish to the Administrative Agent all notices of any nature which any Loan Party or any Subsidiary of a Loan Party may receive from any Governmental Authority or other Person with respect to any violation, or potential violation or non-compliance with, or liability or potential liability under, any Environmental Laws which, in any case or when taken together with all such other notices, could reasonably be expected to have a Material Adverse Effect.

                  (b) Comply with and use reasonable efforts to ensure compliance by all tenants and subtenants with all Environmental Laws and Environmental Permits, and obtain and comply in all respects with and maintain and use reasonable efforts to ensure that all tenants and subtenants obtain and comply in all respects with and maintain any and all licenses, approvals, registrations or permits (including all Environmental Permits) required by Environmental Laws, except where failure to do so is not reasonably likely to have a Material Adverse Effect.



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

                  (c) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under all Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities, except where failure to do so would not have a Material Adverse Effect. Any order or directive whose lawfulness is being contested in good faith by appropriate proceedings shall be considered a lawful order or directive when such proceedings, including any judicial review of such proceedings, have been finally concluded by the issuance of a final non-appealable order; provided, however, that the appropriate Loan Party shall have set aside on its books reasonable reserves (the presentation of which is segregated to the extent required by GAAP) with respect thereto.

                  (d) Indemnify, defend and hold harmless the Administrative Agent, the other Agents, the Issuing Banks, the Lenders, and the Hedging Counterparties, and their respective Related Parties and shareholders, successors and assigns from and against any liability, fine, penalty, loss, damage, obligation, claim, suit, settlement, action, expense and cost (including, but not limited to, reasonable attorneys' fees and disbursements (including cost of in-house counsel), environmental consultant fees and expenses, investigation expenses, laboratory and litigation costs, all sums paid in settlement of claims and any fees and expenses incurred in enforcing this indemnity or collecting any sums permitted hereunder), arising out of or relating to: (A) the presence, use, generation, disposal, storage, handling, treatment, processing, transporting or Release of any Hazardous Materials at, to, on, under, from, or about any Premises; (B) any violation of any Environmental Law or Environmental Permit by any Loan Party or any Subsidiary of any Loan Party; (C) the transportation or the arrangement for the transportation, handling, treatment, or disposal of any Hazardous Materials to any location other than any Premises by or on behalf of any Loan Party or any Subsidiary of any Loan Party; (D) any Environmental Claim relating to any Premises or any activities conducted at any Premises; (E) any costs and expenses associated with any Premises being an Environmental Clean-Up Site; and (F) any breach of any environmental representation or covenant in this Credit Agreement or any other Loan Document (but excluding any such liability, fine, penalty, loss, damage, suit, settlement, action, expense or cost of an indemnified party to the extent primarily caused by the gross negligence or willful misconduct of such indemnified party as determined by a final judgment of a court of competent jurisdiction). The obligations of the Borrower under this Section 5.9(d) shall survive the Bank Credit Termination Date, the termination of this Credit Agreement, the payment of the Obligations and the expiration, termination and/or cancellation of the Letters of Credit hereunder indefinitely. This Section 5.9(d) supplements and does not modify the terms and provisions of the indemnity set forth in Section 11.5 hereof.

         Section 5.10. Subsidiaries. (a) Promptly (but in any event no later than ten (10) Business Days after such formation or acquisition) notify the Administrative Agent if (i) any Subsidiary is hereafter formed or acquired by any Loan Party or a Subsidiary of a Loan Party or (ii) CGI begins to conduct any business or operations or owns or holds assets with an aggregate fair market value in excess of $250,000.

                  (b) Deliver to the Administrative Agent reasonably promptly after formation or acquisition of any new Subsidiary or after delivering a notice pursuant to clause (ii) of Section 5.10(a) above, (i) an Instrument of Assumption and Joinder executed by such Subsidiary and as applicable, an Intellectual Property Security Agreement Supplement executed by such



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

Subsidiary, (ii) an executed Perfection Certificate with respect to such Subsidiary, (iii) appropriate Lien searches, (iv) organizational documents, (v) a written opinion of counsel (which may be provided by in house counsel at Holdings or the Borrower), (vi) Mortgages as and to the extent required by
Section 5.11 hereof, (vii) such other security documents as may be reasonably requested by the Administrative Agent or its counsel (all of the foregoing to be in form and substance reasonably satisfactory to the Administrative Agent and its counsel), and (viii) if applicable, certificates or other instruments (if any) representing 100% of the Equity Interests of such Subsidiary together with an undated stock power (or other appropriate document) executed in blank for each such certificate or other instrument; provided, however, that with respect to any Subsidiary of the Borrower that is a Foreign Subsidiary and does not conduct any operations within the United States, the Borrower may elect (i) to arrange for the pledge by the applicable Loan Parties of the Equity Interests of such Subsidiary owned by such Loan Parties; provided that no more than 66% of the total outstanding Equity Interests of such Subsidiary shall be required to be pledged by the Loan Parties pursuant to this Section 5.10 and (ii) not to include such Subsidiary as a Guarantor nor be required to deliver the items set forth in clauses (i) through (vi). The documents listed in clauses (i), (ii),
(iv), (v) and (viii) above shall be delivered no later than ten (10) Business Days (or such longer period of time as the Administrative Agent shall agree in writing) after formation or acquisition of the applicable Subsidiary and in all events prior to commencement of operations by such Subsidiary. Any document required to be delivered pursuant to clauses (iii) and (vii) above shall be delivered no later than fifteen (15) Business Days (or such longer period of time as the Administrative Agent shall agree in writing) after the request therefor.

         Section 5.11. Real Property Assets. (a) If, after the Amendment No. 9 Closing Date, (i) any Loan Party purchases, leases or otherwise acquires, any Real Property Asset (other than the OTC Real Property Assets acquired pursuant to the OTC Documents) with a fair market value, purchase price or annual base rent payment of $1,000,000 or more (and in the case of a leased Real Property Asset (other than a ground lease) or Right of Way only, to the extent such Real Property Asset can be encumbered by a Lien pursuant to the terms of the applicable lease or instrument pursuant to which such Right of Way was granted (such leased Real Property Asset being referred to herein as a "Mortgageable Leased Property/Right of Way")) or (ii) Holdings acquires the Real Property Asset described in clause (i) of the definition of "Permitted Holdings Activities" herein, then promptly, but in any event within ten (10) Business Days (or such longer period of time as the Administrative Agent shall agree in writing), after such purchase, lease or other acquisition, provide (1) written notice thereof to the Administrative Agent, setting forth in sufficient detail for the filing of a mortgage thereon, a description of such Real Property Asset purchased, leased or otherwise acquired and an appraisal or such Loan Party's good faith estimate of the current fair market value of such Real Property Asset; and (2) the applicable Loan Party shall promptly execute and deliver to the Administrative Agent, a Mortgage with respect to such Real Property Asset.

                  (b) (i) With respect to any owned Real Property Asset or Mortgageable Leased Property/Right of Way purchased, leased or otherwise acquired by a Loan Party after the Amendment No. 9 Closing Date, with a fair market value, purchase price or annual base rent payment of $2,000,000 or more, or (ii) with respect to any Real Property Asset described in clause (i) of the definition of "Permitted Holdings Activities" herein acquired by Holdings after the Amendment No. 9 Closing Date, promptly execute and deliver to the Administrative Agent



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

such other documents or instruments as the Administrative Agent shall reasonably request with respect to such Real Property Asset, including, without limitation, a Phase I environmental report, a Title Policy, a survey and a legal opinion as to the enforceability of the Mortgage, the Lien created by the Mortgage, any UCC financing statements filed and the perfection resulting from the filing of such UCC financing statements.

                  (c) With respect to any Right of Way purchased, leased or otherwise acquired after the Amendment No. 9 Closing Date, duly execute an instrument evidencing the ownership of such Right of Way, and record such instrument against the property it burdens in the appropriate recording office to effectuate such Lien.

                  (d) Notwithstanding the foregoing, within forty-five (45) days after the end of each calendar quarter, the Borrower shall provide to the Administrative Agent a list of all Real Property Assets acquired by any Loan Party during such calendar quarter that are not subject to a Mortgage (regardless of the fair market value attributed thereto).

                  (e) In the event that since the Amendment No. 9 Closing Date, the Loan Parties have acquired interests in owned Real Property Assets or Mortgageable Leased Property/Right of Way(s) with a fair market value in excess of $10,000,000 in the aggregate and the Loan Parties have not granted a Lien or Mortgage on such Real Property Assets in favor of the Administrative Agent (for the benefit of the Secured Parties), then promptly upon the written request of the Administrative Agent, the applicable Loan Parties shall promptly execute and deliver to the Administrative Agent a Mortgage and such other documents or instruments as the Administrative Agent shall reasonably request with respect to such Real Property Assets, including, without limitation, the documents listed at the end of Section 5.11(b) above.

         Section 5.12. Further Assurances; Security Interests. (a) Upon the request of the Administrative Agent, at the cost and expense of the Borrower, duly execute and deliver, or cause to be duly executed and delivered, such further agreements, documents, instruments, consents, authorizations or approvals (in form and substance reasonably satisfactory to the Administrative Agent), and take or cause to be taken such action, as may be necessary, or reasonably requested by the Administrative Agent or its counsel, to carry out the provisions and purposes of this Credit Agreement and the other Loan Documents including, without limitation, to perfect and/or maintain the Liens of the Administrative Agent (for the benefit of the Secured Parties).

                  (b) Upon the request of the Administrative Agent, promptly execute and deliver or cause to be executed and delivered, at the cost and expense of the Borrower, such further agreements, documents or instruments as may be appropriate in the reasonable judgment of the Administrative Agent or its counsel, to provide the Administrative Agent (for the benefit of the Secured Parties) a first perfected Lien in the Collateral and in the Real Property Assets to the extent required by the terms hereof and subject in each case to Permitted Encumbrances, and any and all documents (including, without limitation, an amendment or supplement of any financing statement, a continuation or other statement) for filing under the provisions of the Uniform Commercial Code and the rules and regulations thereunder, or any other Applicable Law of the United States or any other jurisdiction which the Administrative Agent may deem necessary or reasonably advisable, and perform or cause to be performed such other acts which



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

are necessary or reasonably advisable, from time to time, in order to grant, perfect and maintain in favor of the Administrative Agent (for the benefit of the Secured Parties) its security interest in the Collateral and its Lien on the Real Property Assets to the extent required by the terms of any Loan Document, subject only to Permitted Encumbrances.

                  (c) In addition to the obligations of the Loan Party pursuant to Sections 5.12(a) and 5.12(b) above, if, at any time one hundred eighty (180) days after any Loan Party acquires ownership of either of the Aircraft and such acquired Aircraft shall not have been refinanced as contemplated by Section 6.1(p) hereof, then such Loan Party will (i) promptly provide written notice thereof to the Administrative Agent, setting forth in sufficient detail for the filing of a Lien thereon, a description of such aircraft purchased or otherwise acquired and (ii) upon the request of the Administrative Agent, at the cost and expense of the Borrower, promptly execute and deliver such further agreements and documents (all in form and substance reasonably satisfactory to the Administrative Agent) and take such action, as may be necessary, or requested by the Administrative Agent or its counsel, to grant a first priority Lien and security interest in such Aircraft to the Administrative Agent (for the benefit of the Secured Parties), subject only to Permitted Encumbrances.

         Section 5.13. Liens. Defend the Collateral and the Mortgaged Real Property Assets against any and all Liens, claims and other impediments howsoever arising, other than Permitted Encumbrances, and in any event, defend the same against any attempted foreclosure or other enforcement proceeding.

         Section 5.14. Lender Meetings. From time to time as requested by the Administrative Agent or the Required Lenders, participate in, and cause an Authorized Officer of the Borrower and/or Holdings to be available for, and to participate in, a meeting of the Agents and the Lenders to be held, at reasonable intervals, at locations and at times reasonably requested by the Administrative Agent (or, if applicable, the Required Lenders).

         Section 5.15. Use of Proceeds of Loans. Use the proceeds of Loans for working capital and other general corporate purposes which are not otherwise prohibited by the terms of this Credit Agreement or any of the other Loan Documents.

         Section 5.16. Deposit Accounts; Securities Accounts; Other. (a) Maintain all cash of the Loan Parties in a Controlled Deposit Account or Controlled Securities Account with one of the Agents, a Lender which is a commercial bank or an Affiliate of such a Lender, except for the following: (i) cash deposited in one or more payroll accounts in the ordinary course of business and consistent with past practices, in an amount necessary to fund payroll and related payroll taxes which are becoming due within the two (2) Business Days immediately succeeding such deposit; (ii) cash deposits or pledges made by the Loan Parties with third parties (other than the Administrative Agent) in an amount not exceeding $30,000,000 which deposits or pledges constitute Permitted Encumbrances hereunder; and (iii) other cash balances not exceeding $1,000,000 in the aggregate; provided, that if any Agent or Lender with whom a Controlled Deposit Account or Controlled Securities Account is maintained ceases to be a Lender hereunder, such Loan Party, as applicable, shall, as soon as practicable, but no later than five (5) days after such Agent or Lender ceases to be a Lender hereunder (or such longer period of time as the Administrative Agent shall agree in writing), transfer the funds maintained in such



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

Controlled Deposit Account or Controlled Securities Account from such Controlled Deposit Account or Controlled Securities Account to a Controlled Deposit Account or Controlled Securities Account with an entity that meets the requirements set forth above.

                  (b) Cause substantially all of its available operating funds of any Loan Party to be concentrated in a concentration account which shall at all times be maintained with one of the Agents or a Lender.

                                   ARTICLE 6

                               NEGATIVE COVENANTS

         From the date hereof and for so long as the Revolving Letter of Credit Commitments shall be in effect, any amount remains outstanding with respect to any Loan, any Letter of Credit shall remain outstanding, or any Obligation remains unpaid or unsatisfied, each Loan Party agrees that, unless the Required Lenders shall otherwise consent in writing, it will not and will not allow any of its Subsidiaries (other than PowerTel with respect to all the provisions of this Article 6 and other than any of the Foreign Subsidiaries with respect to Sections 6.4, 6.6 and 6.13 only) to:

         Section 6.1. Limitations on Indebtedness. Incur, create, assume or permit to exist any Indebtedness, other than:

                  (a) the Indebtedness and other Obligations under this Credit Agreement and the other Loan Documents;

                  (b) Indebtedness refinancing a portion of the Indebtedness and/or other Obligations under this Credit Agreement, other than the Revolving Letter of Credit Commitments and Letters of Credit hereunder; provided, that the terms of any such Indebtedness refinancing only a portion of the Indebtedness and other Obligations under this Credit Agreement (including without limitation any security therefor and the Borrower(s) thereunder) shall have been approved in writing by the Administrative Agent and the Required Lenders;

                  (c) (i) existing Indebtedness described on Schedule 6.1 hereto and (ii) any extension, renewal, replacement or refinancing thereof (in whole or in part) if effected (X) on substantially the same terms or on substantially no less favorable substantive terms to the applicable Loan Party or Subsidiary thereof which is the obligor of such Indebtedness or (Y) on terms otherwise agreed to in writing by the Administrative Agent;

                  (d) Indebtedness in respect of intercompany advances constituting Investments permitted under Section 6.4 hereof, including without limitation, Indebtedness of a Loan Party (other than Holdings and Old WCG) owed to another Loan Party;

                  (e) subject to the provisions contained in the last paragraph of this Section 6.1, Indebtedness incurred by the Borrower or a Subsidiary of the Borrower in respect of secured purchase money financing (including, without limitation, Capital Leases) to the extent any Lien granted in respect thereof is permitted by Section 6.2(e);



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

                  (f) subject to the provisions contained in the last paragraph of this Section 6.1, Indebtedness of a Person which becomes a Subsidiary of the Borrower after the Amendment No. 9 Closing Date; provided, that (i) such Indebtedness existed at the time the Person became a Subsidiary and was not created in anticipation of the acquisition of such Person and (ii) immediately after giving effect to the acquisition of such Person by the Borrower or a Subsidiary Loan Party, no Default or Event of Default shall have occurred and be continuing;

                  (g) subject to the provisions contained in the last paragraph of this Section 6.1, Indebtedness secured by any asset at the time of acquisition of such asset by the Borrower or a Subsidiary of the Borrower (not in violation of any of the terms hereof) at any time after the Amendment No. 9 Closing Date; provided, that (i) such Indebtedness existed at the time the asset was acquired by the Borrower or such Subsidiary and was not created in anticipation of the acquisition thereof and (ii) such Indebtedness is recourse only to the specific asset acquired (together with accessions thereto and proceeds thereof);

                  (h) Indebtedness incurred by the Borrower or a Subsidiary of the Borrower in connection with any Interest Rate Protection Agreement; provided, that such agreement is entered into by the Borrower or the Subsidiaries of the Borrower for bona fide hedging purposes in the ordinary course of business and not for speculative purposes and provided, further, that the Borrower and the Subsidiaries of the Borrower shall not be permitted to enter into Interest Rate Protection Agreements (and incur Indebtedness in connection therewith) with respect to notional or similar amounts in excess of $250,000,000 in the aggregate at any time;

                  (i) Indebtedness incurred by the Borrower or a Subsidiary of the Borrower in connection with any Currency Agreement; provided, that such agreement is entered into by the Borrower or such Subsidiary of the Borrower for bona fide hedging purposes in the ordinary course of business and not for speculative purposes; and provided, further, that the Borrower and the Subsidiaries of the Borrower shall not be permitted to enter into Currency Agreements (and incur Indebtedness in connection therewith) with respect to notional or similar amounts in excess of $20,000,000 in the aggregate at any time;

                  (j) Indebtedness of the Borrower or Subsidiary of the Borrower incurred in connection with a Specified Security Hedging Transaction; provided, that the entering into, or performance under, such Specified Security Hedging Transaction by the Borrower or Subsidiary of the Borrower does not, on a net basis, require the payment of any cash or any other consideration whatsoever by a Loan Party;

                  (k) payment obligations of the Borrower or a Subsidiary of the Borrower to the owner or lessor of assets used in a Telecommunications Business for the use thereof pursuant to a lease, IRU or other similar arrangement with respect to such assets or a portion thereof entered into in the ordinary course of business;

                  (l) Guarantees permitted pursuant to Section 6.3 hereof;

                  (m) deferred payment obligations resulting from the adjudication or settlement of any litigation or from an arbitration or mediation award or settlement, in any case, involving a Loan Party or a Subsidiary of a Loan Party; provided that (i) the aggregate amount of such



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

obligations for all of the Loan Parties and their Subsidiaries shall not exceed $15,000,000 at any time (excluding (A) any judgment, award or settlement to the extent covered by insurance and (B) any judgment, award or settlement with respect to any suit, proceeding, arbitration or mediation commenced against a Loan Party prior to the Amendment No. 9 Closing Date, but only up to the aggregate amount of the reserves established by Holdings for contingent liabilities as set forth in Note 6 to the condensed consolidated financial statements contained in Holdings' Form 10-Q filed with the Securities and Exchange Commission for the quarter ended June 30, 2002), and (ii) the judgment(s), award(s) and/or settlement(s) to which such obligations relate would not be an Event of Default hereunder;

                  (n) obligations secured by Liens permitted by Section 6.2(b);

                  (o) (i) Indebtedness under the Existing Sale Leaseback Transaction; provided, that if the Escrow Release occurs, then such Indebtedness shall no longer be permitted under this Credit Agreement; and (ii) if the Escrow Release occurs, Indebtedness under the OTC Notes (as executed on the Amendment No. 9 Closing Date and escrowed pursuant to the Escrow Agreement or if applicable, as each such note has been amended, restated, renewed, replaced, restructured, supplemented or otherwise modified in accordance with the terms of this Credit Agreement);

                  (p) obligations under one or more Capital Leases entered into by the Borrower or a Subsidiary of the Borrower, with respect to one or more Sale Leaseback Transactions for the Aircraft; provided, that on any date, the aggregate capitalized amount of all such Capital Leases (determined in accordance with GAAP and as would appear on the consolidated balance sheet of Holdings and its Consolidated Subsidiaries if prepared on such date) shall not exceed $30,000,000 at any time;

                  (q) on or after September 7, 2005 and provided no Default or Event of Default has occurred and is then continuing, Indebtedness with respect to a letter of credit facility in an aggregate amount not to exceed $45,000,000 and having such terms and provisions as are reasonably acceptable to the Administrative Agent;

                  (r) Indebtedness of Holdings owed to a Permitted Investor; provided, that (i) such Indebtedness is unsecured and is subordinated to the Obligations on terms reasonably satisfactory to the Administrative Agent, (ii) such Indebtedness does not require the payment of any scheduled amortization, sinking fund requirement or other principal payment prior to the date which is six (6) months after the Maturity Date, (iii) such Indebtedness does not require the payment of any cash interest prior to the date which is six (6) months after the Maturity Date, (iv) the maturity date of such Indebtedness is not earlier than the date which is six (6) months after the Maturity Date, (v) the incurrence of such Indebtedness does not require the payment of any fee to the Permitted Investor prior to the date which is six (6) months after the Maturity Date and (vi) such Indebtedness is issued pursuant to written agreements containing covenants, defaults and other terms and provisions which are reasonably acceptable to the Administrative Agent;

                  (s) in addition to the Indebtedness permitted by other paragraphs of this Section 6.1, Indebtedness in an aggregate outstanding principal amount, not in excess of



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

$5,000,000 at any time; provided, that any Indebtedness incurred in connection with any Hedging Agreement or Specified Security Hedging Transaction shall not be permitted pursuant to this Section 6.1(s), but shall only be permitted pursuant to, and as provided in Sections 6.1(h), 6.1(i) or 6.1(j) above (as applicable).

         The aggregate outstanding principal amount of Indebtedness permitted by Sections 6.1(e), 6.1(f) and 6.1(g) may not exceed $35,000,000 at any time. Neither the accrual of interest, nor any accretion of accreted value shall be deemed to be an incurrence of Indebtedness for purposes of this Section 6.1. Notwithstanding anything in this Credit Agreement to the contrary, neither the Borrower nor any of the Subsidiary Loan Parties shall Guaranty any Indebtedness or other obligation of Holdings or Old WCG.

         Section 6.2. Limitations on Liens. Incur, create, assume or permit to exist any Lien on any of its revenue stream, property or assets (including, without limitation, any Proprietary Rights), whether now owned or hereafter acquired, or assign or sell any income or revenues or rights in respect of any thereof, except:

                  (a) pledges and deposits under worker's compensation, unemployment insurance and social security and similar laws, or to secure statutory obligations or surety, appeal, performance, completion or other similar bonds or obligations of a like nature, to secure performance as lessee under a lease of real or personal property (to the extent such lease is not prohibited hereunder), or to secure performance of tenders, bids, contracts (other than for the repayment of Indebtedness) and other obligations of a like nature, in each case incurred in the ordinary course of business;

                  (b) Liens customarily granted or incurred in the ordinary course of business with regard to services rendered by carriers, warehousemen, suppliers of materials and equipment, mechanics and repairmen and other Liens imposed by Applicable Law, in each case, not securing obligations which are more than forty-five (45) days past due (unless such obligations are being contested in good faith and with respect to which appropriate reserves have been established in accordance with GAAP and the applicable Loan Party or Subsidiary is in compliance with Section 5.8 hereof);

                  (c) the Liens of the Administrative Agent (for the benefit of the Secured Parties) under this Credit Agreement, the other Loan Documents and any other document contemplated hereby or thereby (including, without limitation, the Second Mortgage);

                  (d) existing Liens listed on Schedule 6.2 hereto;

                  (e) subject to clause (Z) of the proviso at the end of this
Section 6.2, Liens granted to a Person financing the acquisition or capital lease of property, plant or equipment if (i) the Lien is limited to the particular asset(s) acquired (and proceeds thereof); (ii) the Indebtedness secured by the Lien does not exceed the acquisition cost of the particular asset(s) for which such Lien is granted; and (iii) such transaction does not otherwise violate this Credit Agreement or any other Loan Document;

                  (f) Liens arising out of judgments, awards or settlements that would not constitute an Event of Default under Section 7(i) hereof;

                  (g) Liens for taxes, assessments or other governmental charges or levies (i) that are not yet due and payable or (ii) that are due and payable but are currently being contested in good faith and are not required to be paid pursuant to the proviso set forth in Section 5.8 hereof;

                  (h) Liens arising from Uniform Commercial Code financing statements filed in connection with an operating lease, in each case not prohibited hereunder; provided that no such financing statement covers any property or assets of a Loan Party or a Subsidiary thereof, other than the property or assets which are subject to such operating lease;

                  (i) easements (including, without limitation, reciprocal easement agreements and utility agreements), rights-of-way, Requirements, restrictions (including, without limitation, zoning restrictions), minor title defects, covenants, consents, reservations, encroachments, variations and other similar restrictions, charges, and other encumbrances (whether or not recorded) (but specifically excluding rights of first refusal, options and other contractual rights to sell, assign or otherwise dispose of any Real Property Asset or any interest therein) on any Real Property Asset which arise in the ordinary course of business, that do not secure any monetary obligations and which, in the aggregate, (i) do not materially interfere with the ordinary conduct of the business of the Loan Parties or any lessee under a lease, and
(ii) do not materially impair the use of, or access from and to, any material Real Property Asset by any Loan Party or any lessee under a lease;

                  (j) Liens arising by virtue of any statutory or common law provision relating to banker's liens, rights of set off or similar rights with respect to deposit accounts and/or securities accounts; and Liens with respect to a deposit account or securities account in favor of the bank or the securities intermediary (as applicable) where such account is maintained and incurred in connection with the maintenance of such deposit account or securities account in the ordinary course of business;

                  (k) Liens to secure Indebtedness permitted by Section 6.1(b) or a Guaranty permitted by Section 6.3(c) to the extent such Indebtedness or Guaranty (as applicable) is permitted to be secured pursuant to the terms of such Section 6.1(b) or such Section 6.3(c) (as applicable);

                  (l) Liens in favor of the Borrower or any other Loan Party (other than Holdings or Old WCG);

                  (m) any interest or title of a licensee or licensor under any license agreement entered into by the Borrower or any Subsidiary of the Borrower in the ordinary course of its business and covering only the assets so licensed provided, that any such interest or title permitted by this Section 6.2(m), could not reasonably be expected to be a Material Adverse Effect;

                  (n) any interest of a lessee or lessor under any lease entered into by the Borrower or any Subsidiary of the Borrower in the ordinary course of its business and relating solely to the assets subject to such lease, provided, that any such interest permitted by this Section 6.2(n) could not reasonably be expected to be a Material Adverse Effect;

                  (o) Liens on a Specified Security securing obligations under a Specified Security Hedging Transaction with respect to such Specified Security, to the extent such Specified Security Hedging Transaction is permitted pursuant to Section 6.1(j) hereof;

                  (p) subject to the provisions of the last paragraph of this
Section 6.2, cash deposits and pledges made by the Loan Parties to third parties (other than the Administrative Agent);

                  (q) rights of first refusal, options or other contractual rights to sell, assign or otherwise dispose of any Real Property Asset or interest therein which right of first refusal, option or contractual right (i) is described on Schedule 6.2 hereto, or (ii) is in connection with an asset sale permitted by Section 6.6 hereof;

                  (r) (i) the existing Liens in connection with the Existing Sale Leaseback Transaction; (ii) the Lien created pursuant to, and evidenced by, the OTC Mortgage as executed on the Amendment No. 9 Closing Date and escrowed pursuant to the Escrow Agreement or if applicable, as such document has been amended, restated, renewed, replaced, restructured, supplemented or otherwise modified in accordance with the terms of this Credit Agreement; and (iii) the Liens created pursuant to the OTC Pledge Agreements (as executed on the Amendment No. 9 Closing Date and escrowed pursuant to the Escrow Agreement or if applicable, as such agreements have been amended, restated, renewed, replaced, restructured, supplemented or otherwise modified in accordance with the terms of this Credit Agreement); provided, that in the case of (ii) and (iii) above, the Escrow Release has occurred; and provided, further, that such Liens pursuant to the OTC Pledge Agreements are subordinate to the Liens granted under the Loan Documents in accordance with the terms and provisions of the Intercreditor Agreement (PowerTel Collateral), and are otherwise subject to the terms and provisions of the Intercreditor Agreement (PowerTel Collateral);

                  (s) Liens securing Indebtedness permitted by clause (ii) in
Section 6.1(c), provided, that such Liens shall by their terms cover only such property or assets as is covered by the Liens securing the Indebtedness being extended, renewed, replaced or refinanced and no new or additional property or assets;

                  (t) Liens on the property or assets of a Person which becomes a Subsidiary of the Borrower after the Amendment No. 9 Closing Date securing Indebtedness permitted under Section 6.1(f) hereof; provided, that (i) such Liens existed at the time such Person became a Subsidiary of the Borrower and were not created in anticipation or contemplation of the acquisition of such Person, (ii) any such Lien does not by its terms cover any property or assets after the time such Person becomes a Subsidiary of the Borrower which were not covered immediately prior thereto, and (iii) any such Lien does not by its terms secure any Indebtedness other than Indebtedness existing immediately prior to the time such Person becomes a Subsidiary of the Borrower;

                  (u) Liens on an asset at the time of acquisition of such asset by the Borrower or a Subsidiary of the Borrower; provided, that (i) such Liens existed at the time of such acquisition and were not created in anticipation or contemplation of the acquisition of such asset, (ii) any such Lien does not by its terms cover any property or assets other than the asset acquired

(together with accessions thereto and proceeds thereof), and (iii) any such Lien does not by its terms secure any Indebtedness other than Indebtedness permitted pursuant to Section 6.1(g);

                  (v) Liens on either of the Aircraft, the engines attached to the Aircraft, and such other related assets as agreed to by the Administrative Agent to secure Indebtedness permitted by Section 6.1(p) hereof, provided, that the Escrow Release has occurred;

                  (w) Liens to secure Indebtedness permitted by Section 6.1(q); provided, that the assets subject to such Lien shall have been approved by the Administrative Agent in the exercise of its reasonable discretion; and

                  (x) Liens not otherwise permitted by other paragraphs of this
Section 6.2; provided that the aggregate amount of Indebtedness or other obligations secured by Liens permitted by this Section 6.2(x) shall not exceed $2,000,000 at any time;

provided, that (X) the Liens described in paragraphs (a), (b), (g), (h), (i),
(m), (n), (p) and (q) above shall not include any Lien securing Indebtedness;
(Y) notwithstanding the foregoing and anything to the contrary contained herein or in any other Loan Document, the Loan Parties will not permit the aggregate amount of cash deposits or pledges made by the Loan Parties to third parties (other than the Administrative Agent) to exceed $30,000,000 in the aggregate at any time whether made pursuant to paragraph (p) or any other paragraph of this
Section 6.2; and (Z) the aggregate amount of all Indebtedness secured by Liens permitted by Sections 6.2(e), 6.2(t) and 6.2(u) above may not exceed $35,000,000 at any one time outstanding for all of the Loan Parties and their Subsidiaries.

         Section 6.3. Limitation on Guaranties. Incur, create, assume or suffer to exist any Guaranty, either directly or indirectly, except:

                  (a) the endorsement of negotiable instruments for deposit or collection in the ordinary course of business;

                  (b) the Guaranties made by the Guarantors pursuant to Article 8 hereof;

                  (c) a Guaranty by a Loan Party of Indebtedness permitted to be incurred pursuant to Section 6.1(b) hereof; provided, that the terms of any such Guaranty and the Loan parties providing such Guaranty shall have been approved in writing by the Administrative Agent and the Required Lenders;

                  (d) Guaranties of obligations of a Loan Party (other than Holdings and Old WCG) which obligations are not prohibited hereunder;

                  (e) Guaranties set forth on Schedule 6.1 hereto; and

                  (f) Guaranties constituting Investments that are not prohibited by Section 6.4 hereof.

Notwithstanding anything in this Credit Agreement to the contrary, neither the Borrower nor any of the Subsidiary Loan Parties shall Guaranty any Indebtedness or other obligation of Holdings or Old WCG.

         Section 6.4. Limitations on Investments. Create, make, incur, purchase, acquire or hold (including, without limitation, pursuant to any merger with any Person) any Investment, except:

                  (a) cash and Cash Equivalents; provided, that Investments permitted by this Section 6.4(a), shall be held in accordance with Section 5.16 hereof and as required by the Security Agreement;

                  (b) in addition to any loans or advances outstanding on or prior to the Amendment No. 9 Closing Date and listed on Schedule 6.4 hereto, (i) loans and advances made after the Amendment No. 9 Closing Date, to officers and employees of Holdings, the Borrower or any Subsidiary Loan Party, all of the proceeds of which are used to pay relocation expenses of any such officer or employee and (ii) cash advances made after the Amendment No. 9 Closing Date, to officers and employees of Holdings, the Borrower and/or any Subsidiary Loan Party made in the ordinary course of business; provided that the aggregate outstanding principal amount of loans and advances permitted by this Section 6.4(b), (whether made pursuant to clause (i) or clause (ii)) shall not exceed $3,000,000 at any time; and provided, further, that the $3,000,000 amount set forth above in the immediately preceding proviso, shall be reduced, Dollar for Dollar, by the aggregate amount of any loans and advances which have been forgiven by a Loan Party or Subsidiary thereof or the amount of any loss on the sale or other disposition of any such loans or advances (as permitted by Section 6.6(i) hereof);

                  (c) Investments (whether as equity, loans, Guaranties permitted hereunder or other Investments) by a Subsidiary of the Borrower in the Borrower; provided, that any such Investment is subordinated to the extent required by Section 11.16 hereof;

                  (d) Investments (whether as equity, loans, Guaranties permitted hereunder or other Investments) by the Borrower or a Loan Party in another Loan Party (other than Holdings or Old WCG);

                  (e) Investments (whether as equity, loans, Guaranties permitted hereunder or other Investments) by the Borrower or a Subsidiary Loan Party in any Foreign Subsidiary or Existing International Joint Venture; provided, that the amount of all Investments made by the Loan Parties at any time on or after October 19, 2001 in Foreign Subsidiaries or Existing International Joint Ventures pursuant to this Section 6.4(e) or any other paragraph of this Section 6.4 shall not exceed $30,000,000 in the aggregate at any time;

                  (f) Investments by the Borrower in Holdings to the extent constituting a Restricted Payment permitted under Section 6.5(a)(v) hereof;

                  (g) (i) Investments consisting of delinquent accounts receivable arising in the ordinary course of business, and (ii) Investments received in connection with the bankruptcy or reorganization of, or in settlement of delinquent accounts or disputes with, customers and suppliers, created in the ordinary course of business and owing to any Loan Party or a Subsidiary of a Loan Party;

                  (h) (i) existing Investments described on Schedule 6.4 hereto and any extension or renewal of any such Investment, but not any increase in the amount thereof and (ii) existing Investments described on Schedule 6.4A hereto; provided that such Investments described on Schedule 6.4A shall not be permitted under this Section 6.4(h) after November 1, 2002;

                  (i) Investments made as a result of the receipt of non-cash consideration from an asset sale made in compliance with Section 6.6 hereof;

                  (j) Guaranties permitted by Section 6.3;

                  (k) Hedging Agreements permitted under Sections 6.1(h) and 6.1(i) hereof;

                  (l) Specified Security Hedging Transactions permitted under
Section 6.1(j) hereof;

                  (m) Capital Expenditures made in accordance with Section 6.8 hereof;

                  (n) Investments in a Person engaged in the Telecommunications Business; provided, that the amount of all Investments made on or after the Amendment No. 9 Closing Date pursuant to this Section 6.4(n) shall not exceed $10,000,000 in the aggregate in any calendar year, and shall not exceed $30,000,000 (as adjusted below, the "Threshold Amount") in the aggregate at any time outstanding; provided, that any loss on the sale or other disposition of any such Investment (as permitted by Section 6.6(i) hereof) shall reduce Dollar for Dollar such Threshold Amount; and any cash gain on any sale or disposition shall increase Dollar for Dollar such Threshold Amount, but in no event shall the aggregate amount of Investments made pursuant to this Section 6.4(n) and outstanding at any time ever exceed $30,000,000; and

                  (o) (i) the purchase or other acquisition of either of the Aircraft or all of the outstanding Equity Interests of the Aircraft Lessor in accordance with the OTC Documents (as such documents are escrowed pursuant to the Escrow Agreement or if applicable, as amended, restated, renewed, replaced, restructured, supplemented or otherwise modified in accordance with the terms of this Credit Agreement) and (ii) the purchase of the assets (other than the Aircraft) described in and pursuant to the OTC Purchase and Sale Agreement (as amended, restated, renewed, replaced, restructured, supplemented or otherwise modified in accordance with the terms of this Credit Agreement), provided, in the case of this clause (ii), that the Escrow Release has occurred.

In determining the aggregate amount of Investments made pursuant to any subsection of this Section 6.4, any such Investment shall be valued at the cost of acquisition thereof net, in case of each such Investment (but not below zero), of any cash distributions or cash proceeds received (whether upon the disposition thereof or otherwise) by the applicable Loan Party in respect of such Investment made by it (other than a disposition to another Loan Party of such Investment). In addition, notwithstanding anything in this Credit Agreement to the contrary, neither the Borrower nor any Subsidiary Loan Party shall make any Investment in Old WCG.

         Section 6.5. Restricted Payments; Certain Payments of Indebtedness; Disqualified Stock. (a) Pay, declare, make, or become obligated to make, any Restricted Payment, except:

                           (i) the declaration and payment of dividends and/or
distributions by any direct or indirect wholly-owned Subsidiary of a Loan Party to a Loan Party (other than to Holdings or Old WCG);

                           (ii) the declaration and payment of dividends and/or
distributions by any wholly-owned Foreign Subsidiary of a Loan Party to another Foreign Subsidiary of a Loan Party which is its direct parent;

                           (iii) the declaration and payment of dividends and/or
distributions by Holdings payable solely in additional shares of its ordinary common stock;

                           (iv) the declaration and payment of any dividend or
distribution by a Subsidiary of the Borrower which is not a wholly-owned Subsidiary to the holders of its Equity Interests described in clause (i) of such definition, on a pro rata basis; provided, that such declaration and payment have been consented to in writing by the Administrative Agent;

                           (v) to the extent permitted under Section 11.16
hereof, payments with respect to intercompany Indebtedness, intercompany receivables or intercompany advances constituting Investments permitted under
Section 6.4(c) or 6.4(d) hereof;

                           (vi) the issuance of shares of any class of Holdings'
stock in connection with the exercise of a stock option or similar right (however designated) issued pursuant to an employee benefit plan or program not prohibited hereunder; and

                           (vii) distributions, loans or advances to Holdings by
the Borrower in an amount sufficient to enable it to pay its income and other taxes, and reasonable, out of pocket operating and administrative expenses, including without limitation, directors' fees and expenses, legal and audit expenses, SEC compliance expenses and corporate franchise and other taxes, and for no other purposes.

                  (b) Make, directly or indirectly, any prepayment or other voluntary payment or distribution (whether in cash, securities or other property) in respect of Indebtedness under any of the OTC Documents, the Existing Sale Leaseback Transaction (except in connection with the transactions effected pursuant to the OTC Documents), or any Indebtedness incurred pursuant to Section 6.1(b) or 6.1(f) hereof (collectively, "Specified Indebtedness") or any prepayment or other voluntary payment or other distribution (whether in cash, securities or other property), including, without limitation, any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Specified Indebtedness (or enter into any transaction the economic effect of which is substantially similar to any of the foregoing), except, the Borrower and/or any of its Subsidiaries shall be permitted (i) to make payments of regularly scheduled principal and interest as and when due in respect of any Specified Indebtedness; (ii) to prepay the Indebtedness under any of the OTC Documents with the proceeds of the disposition or refinancing of either of the Aircraft as required by the terms and provisions of the OTC Documents as in effect on the Amendment No. 9 Closing Date or if applicable, as such documents have been amended, restated, renewed, replaced, restructured, supplemented or otherwise modified in accordance with the terms of this Credit Agreement; and (iii) to make prepayments or other voluntary payments or distributions (whether in cash, securities or other property) in respect of Indebtedness incurred pursuant to Section 6.1(f) hereof up to an aggregate principal amount of $10,000,000 over the term of this Credit Agreement, and provided that at the time of any such prepayment, voluntary payment or distribution, no Event of Default shall have occurred and then be continuing.

                  (c) (i) Directly or indirectly redeem, purchase or otherwise acquire any notes or other indebtedness issued by Holdings, Old WCG, the Borrower or any of their Subsidiaries or Affiliates, or

                           (ii) Except as expressly permitted by Section
6.5(a)(i) hereof, directly or indirectly pay any cash dividends in respect of, or redeem, purchase or otherwise acquire, any Equity Interests of Holdings, Old WCG, the Borrower or any of their Subsidiaries or Affiliates, or

                           (iii) Accept as payment on any account receivable or
other obligation, any notes, indebtedness or Equity Interest issued by Holdings, Old WCG, the Borrower or any of their Subsidiaries or Affiliates;

provided, however, that with respect to this Section 6.5(c), the Borrower may enter into transactions with a Subsidiary Loan Party or a Foreign Subsidiary, a Subsidiary Loan Party may enter into transactions with another Subsidiary Loan Party or a Foreign Subsidiary, and a Foreign Subsidiary may enter into transactions with another Foreign Subsidiary in each case in accordance with past practices and, provided that such transactions are expressly permitted by Sections 6.1, 6.4 and the other provisions hereof.

                  (d) Issue, or become obligated to issue, any Disqualified
Stock.

         Section 6.6. Merger, Sale of Assets, Purchases, etc. Whether in one transaction or a series of transactions, wind up, liquidate or dissolve its affairs, or enter into any transaction of merger or consolidation, or sell, transfer, lease or otherwise dispose of any of its property or assets (including, without limitation any capital stock of any Subsidiary) or in the case of any Loan Party (other than Holdings) or any Subsidiary of a Loan Party, issue additional Equity Interests, or agree to do or suffer any of the foregoing, except for:

                  (a) the merger by any Guarantor (other than Holdings) or solvent Subsidiary into the Borrower or another Guarantor (other than Holdings or Old WCG) if after such merger, no Default or Event of Default exists;

                  (b) (i) the transfer by any Guarantor (other than Holdings) or solvent Subsidiary of all of its assets to the Borrower or another Guarantor (other than Holdings or Old WCG) and the subsequent dissolution of such Guarantor or solvent Subsidiary if after such transactions, no Default or Event of Default exists; (ii) the transfer of assets from the Borrower to Holdings so long as the acquisition of any such assets by Holdings constitutes a Permitted Holdings Activity; and (iii) the transfer of assets from a Loan Party or a Subsidiary thereof to a Loan Party (other than Holdings or Old WCG);

                  (c) the liquidation of Old WCG in accordance with the terms and provisions of the Declaration of Trust, provided that the proceeds thereof are applied to repay outstanding Obligations in accordance with the Declaration of Trust;

                  (d) (i) the issuance to the Borrower or any other Subsidiary Loan Party of Equity Interests in any Subsidiary Loan Party other than the Borrower; and (ii) the issuance to Holdings by the Borrower of Equity Interests in the Borrower; provided, that in the case of clause (i) or clause (ii), simultaneously with the issuance of any such additional Equity Interests, the applicable Loan Party receiving such Equity Interests shall pledge or otherwise grant a Lien in such Equity Interests to the Administrative Agent (for the benefit of the Secured Parties) in accordance with the terms of the Security Agreement;

                  (e) sales, transfers, leases or other dispositions of fiber optic cable capacity (not involving the transfer of ownership of the applicable fiber optic cable), sales of investment units in undersea cable consortia, inventory, used and/or surplus assets, and Cash Equivalents, in each case in the ordinary course of business;

                  (f) Permitted Telecommunications Asset Dispositions;

                  (g) the transfer of assets to a Joint Venture, partnership or other Person to the extent permitted by Section 6.4(e) and Section 6.16 hereof;

                  (h) (i) the sale or other disposition of either of the Aircraft; or (ii) the sale of any property in connection with a Sale Leaseback Transaction permitted pursuant to Section 6.7 hereof;

                  (i) sales, transfers and dispositions of Non-Core Assets, any Investment held by a Loan Party and permitted under any of Sections 6.4(b), 6.4(g), 6.4(i) or 6.4(n) hereof, or any existing Investment listed in Schedule
6.4 hereto; provided that (A) the consideration received for each such asset sold or disposed of (or the asset(s) being received in exchange therefor, only in the case of any disposition of warehouse equipment pursuant to an exchange transaction) shall not be less than the fair value of such asset at the time of sale or disposition thereof (and, if the consideration received therefor is equal to or greater than $10,000,000 in a single transaction or a series of related transactions, then the fair value of such asset shall be determined in good faith and approved by the Board of Directors of Holdings); (B) prior to, or concurrently with, each such sale or disposition for which the consideration received (or the asset(s) being received in exchange therefor only in the case of any disposition of warehouse equipment pursuant to an exchange transaction) is equal to or greater than $10,000,000, the Borrower shall deliver to the Administrative Agent a certificate of an Authorized Officer of the Borrower setting forth the fair value at the time of sale or disposition of the asset being sold or disposed of as determined by the Board of Directors of Holdings, together with the material reviewed by the Board of Directors of Holdings in connection with making such determination; (C) not less than 80% of the consideration received for any asset sold or disposed of pursuant to this
Section 6.6(i) shall be payable in cash on the date of such sale or disposition; provided, however, that warehouse equipment, may be exchanged by the Borrower or a Subsidiary Loan Party for one or more asset(s) of equal value to be used in the regular course of its business; (D) the non-cash portion of the consideration received, if any, shall be evidenced by one or more promissory notes maturing no later than three (3) years after the date of such sale or disposition (which notes shall be pledged to the Administrative Agent (for the benefit of the Secured Parties)); (E) if such sale or disposition is to an Affiliate, it shall be made in compliance with Section 6.12 hereof and (F) the Net Cash Proceeds received (if any) shall be deposited in a Deposit Account that is with a Lender and that is subject to a Lien in favor of the Administrative Agent. The applicable Loan Party shall deliver to the Administrative Agent and FTI, no less than five (5) Business Days prior to the date of any expected sale or other disposition permitted under this Section 6.6(i) in which the consideration to be received is equal to or greater than $10,000,000, written notice of the identity of the purchaser or transferee, the expected date of the closing of such sale or other disposition, the expected date of receipt by the applicable Loan Party of the Net Cash Proceeds with respect thereto (or the asset(s) being received, if applicable), the principal terms of the sale or disposition and such other information as any of the Administrative Agent or FTI may reasonably request (which notice shall also contain a statement that the consideration (or the fair value of the asset(s) being received, if applicable) is greater than or equal to the fair value of the asset being sold or disposed
of);

                  (j) the Permitted Strategic Disposition; provided, that (A) the consideration received for the assets sold or disposed of shall not be less than the fair value of such assets at the time, as determined in good faith and approved by the Board of Directors of Holdings; (B) prior to, or concurrently with, such sale or disposition, the Borrower shall deliver to the Administrative Agent, a certificate of an Authorized Officer of the Borrower setting forth the fair value at the time of sale or disposition of the assets being sold or disposed of as determined by the Board of Directors of Holdings, together with the material reviewed by the Board of Directors of Holdings in connection with making such determination; (C) the consideration received for such asset sold or disposed of pursuant to this Section 6.6(j) shall be cash and shall be payable on the date of such sale or disposition; (D) if such sale or disposition is to an Affiliate, it shall be made in compliance with Section 6.12 hereof and (E) the Net Cash Proceeds received shall be applied to repay the Loans if required pursuant to Section 2.9(d) hereof. The applicable Loan Party shall deliver to the Administrative Agent and FTI, no less than ten (10) Business Days prior to the date of any expected sale or other disposition permitted under this Section 6.6(j), written notice of the identity of the purchaser or transferee, the expected date of the closing of such sale or other disposition, the expected date of receipt by the applicable Loan Party of the Net Cash Proceeds with respect thereto, the principal terms of the sale or disposition and such other information as any of the Administrative Agent or FTI may reasonably request (which notice shall also contain a statement that the consideration is greater than, or equal to, the fair value of the assets being sold or disposed of);

                  (k) subject to the terms and provisions of this Credit Agreement and the other Loan Documents, the use of cash;

                  (l) the granting of Permitted Encumbrances;

                  (m) the sale, transfer and/or disposition of any asset to the extent that such sale, transfer and/or disposition constitutes an Investment permitted by Section 6.4 or a Restricted Payment permitted by Section 6.5(a) hereof; and

                  (n) in addition to the transactions permitted by the other paragraphs of this Section 6.6, the sale, transfer and/or disposition over the term of this Credit Agreement, of assets having an aggregate fair market value not in excess of $5,000,000.

         Section 6.7. Sale Leaseback Transactions. Enter into any Sale Leaseback Transaction other than (a) one or more Sale Leaseback Transactions with respect to the Aircraft, provided, that (i) any lease entered into in connection with any such transaction shall be a Capital Lease, and (ii) the incurrence of Indebtedness in connection with all such transactions under this clause (a) shall be permitted pursuant to Section 6.1(p) hereof; (b) one or more Sale Leaseback Transactions that have been consented to in writing by the Administrative Agent, provided, that (1) the NPV Amount of all leases entered into with respect to all Sale Leaseback Transactions permitted pursuant to this clause (b) shall not exceed $25,000,000 at any time, and (2) the Net Cash Proceeds received by a Loan Party from any such Sale Leaseback Transaction permitted pursuant to this clause (b) shall be applied to prepay the Loans to the extent required by the provisions of Section 2.9(e) hereof; and (c) the Existing Sale Leaseback Transaction.

         Section 6.8. Limitation on Capital Expenditures. (a) Make or incur any obligation to make Consolidated Capital Expenditures (including obligations under Capital Leases) in an aggregate amount during each period set forth below (as measured on the last day of each such period), in excess of the amount for such period indicated below:

        PERIOD                                                                 AMOUNT
        ------                                                                 ------
        From January 1, 2002
             through and including December 31, 2002                        $166,600,000
        From April 1, 2002
             through and including March 31, 2003                           $162,100,000
        From July 1, 2002
             through and including June 30, 2003                            $178,300,000
        From October 1, 2002
             through and including September 30, 2003                       $174,800,000
        From January 1, 2003
             through and including December 31, 2003                        $195,300,000
        From April 1, 2003
             through and including March 31, 2004                           $200,700,000
        From July 1, 2003
             through and including June 30, 2004                            $206,000,000
        From October 1, 2003
             through and including September 30, 2004                       $211,400,000
        From January 1, 2004
             through and including December 31, 2004                        $216,700,000
        From April 1, 2004
             through and including March 31, 2005                           $225,700,000

        From July 1, 2004
             through and including June 30, 2005                            $234,700,000
        From October 1, 2004
             through and including September 31, 2005                       $243,700,000
        From January 1, 2005
             through and including December 31, 2005                        $252,700,000
        From April 1, 2005
             through and including March 31, 2006                           $253,200,000
        From July 1, 2005
             through and including June 30, 2006                            $253,800,000


                  (b) To the extent the amount of Consolidated Capital Expenditures permitted by Section 6.8(a) above for any fiscal year (pursuant to the chart set forth in such Section 6.8(a), and without regard to any carryover amount pursuant to this Section 6.8(b)) is in excess of the actual amount of Consolidated Capital Expenditures made or incurred in such fiscal year (all as determined on December 31st of such fiscal year), then the Borrower may make Consolidated Capital Expenditures in the immediately succeeding fiscal year only (in addition to those otherwise permitted under Section 6.8(a)) in an amount up to, but not exceeding 50% of such excess amount. Each certificate delivered pursuant to Section 5.1(d) hereof shall indicate the amount of Consolidated Capital Expenditures made pursuant to Section 6.8(a) and the amount made pursuant to Section 6.8(b) hereof.

         Section 6.9. Minimum Consolidated EBITDA. Permit Consolidated EBITDA for each period set forth below (as measured on the last day of such period), to be less than the amount set forth below opposite such period:

          PERIOD                                                              AMOUNT
          ------                                                              ------
          From October 1, 2002
                through and including March 31, 2003                     $  (65,000,000)
          From January 1, 2003
                through and including June 30, 2003                      $  (50,000,000)
          From January 1, 2003
                through and including September 30, 2003                 $  (45,000,000)
          From January 1, 2003
                through and including December 31, 2003                  $  (40,000,000)
          From April 1, 2003
                through and including March 31, 2004                     $  (35,000,000)
          From July 1, 2003
                through and including June 30, 2004                      $  (30,000,000)
          From October 1, 2003
                through and including September 30, 2004                 $  (25,000,000)

          From January 1, 2004
                through and including December 31, 2004                  $  (20,000,000)
          From April 1, 2004
                through and including March 31, 2005                     $  (15,000,000)
          From July 1, 2004
                through and including June 30, 2005                      $   (5,000,000)
          From October 1, 2004
                through and including September 30, 2005                 $   10,000,000
          From January 1, 2005
                through and including December 31, 2005                  $   30,000,000
          From April 1, 2005
                through and including March 31, 2006                     $   80,000,000
          From July 1, 2005
                through and including June 30, 2006                      $  150,000,000

         Section 6.10. Minimum Gross Margin from the Voice Business. Permit the Voice Gross Margin (determined on a Trailing Four Quarters basis, as of the last day of each fiscal quarter of Holdings), to be less than $80,000,000 for any such Trailing Four Quarters.

         Section 6.11. Fixed Charge Coverage Ratio. Permit the ratio, determined on a Trailing Four Quarters basis, as of the last day of each fiscal quarter of Holdings ending on or after March 31, 2006, of (i) Consolidated EBITDA for such period, plus without any duplication of amounts included in the calculation of Consolidated EBITDA, the aggregate amount of Net Cash Proceeds from asset sales actually received by the Loan Parties during such period, minus the aggregate amount actually paid in cash by the Loan Parties during such period on account of Consolidated Capital Expenditures, to (ii) the sum of (x) all scheduled principal payments of Indebtedness made by the Loan Parties in cash (including, without limitation, all payments with respect to the principal component of Capital Lease obligations) in each case during such period, (y) Consolidated Interest Expense paid in cash during such period and (z) income taxes paid in cash by the Loan Parties during such period, to be less than 1.10 to 1.00.

         Section 6.12. Transactions with Affiliates. Enter into any transaction with, or make any payment to, any of its Affiliates that is less favorable to a Loan Party than would have been the case if such transaction had been effected on an arm's-length basis with a Person other than an Affiliate except for (a) transactions required to be effected pursuant to, and on the terms provided for in, existing agreements as in effect on the Amendment No. 9 Closing Date and listed on Schedule 6.12 hereto, (b) Restricted Payments permitted pursuant to
Section 6.5 and/or Investments permitted pursuant to Section 6.4 hereof, (c) the Borrower may enter into transactions with Subsidiary Loan Parties (and not involving Holdings, Old WCG or any other Affiliate), and (d) Subsidiary Loan Parties may enter into transactions with other Subsidiary Loan Parties (and not involving Holdings, Old WCG or any other Affiliate).

         Section 6.13. Restrictive Agreements. Directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of any Loan Party or any Subsidiary of a Loan Party to create, incur or permit to exist any Lien upon any of its property or assets, or (b) the ability of any Loan Party or any Subsidiary of a Loan Party to pay dividends or make any other distributions with respect to any shares of its capital stock or any other equity interest or participation in its profits owned by a Loan Party or a Subsidiary of a Loan Party, or (c) the ability of any Loan Party or Subsidiary of a Loan Party to make or repay loans or advances to the Borrower or any other Loan Party or to Guarantee Indebtedness of the Borrower or any other Loan Party or to transfer any of its properties or assets to the Borrower or any other Loan Party; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by Applicable Law or by any Loan Document, (ii) the foregoing shall not apply to restrictions and conditions existing on the date hereof and identified on Schedule 6.13 (but shall apply to any amendment or modification expanding the scope of any such restriction or condition, but shall not apply to any extension or renewal thereof), (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale; provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder,
(iv) the foregoing Section 6.13(a) shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Credit Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness, and (v) Section 6.13(a) of the foregoing shall not apply to customary non-assignment and non-pledge provisions in any lease, license, or any agreement relating to an IRU or a Right of Way.

         Section 6.14. Amendment of Material Documents. (a) Consent to any amendment, modification, supplement or waiver of (i) the certificate of incorporation, by-laws or other organizational documents of any Loan Party or
(ii) any Material Agreement, in each of the foregoing cases, if such amendment, modification, supplement or waiver would or could reasonably be expected to result in a Material Adverse Effect.

                  (b) Notwithstanding the provisions of Section 6.14(a) above, consent to any amendment, modification, supplement or waiver of any of the provisions of any of the agreements making effective, or relating to, the Existing Sale Leaseback Transaction (other than the termination thereof in accordance with the OTC Documents (as such documents are escrowed pursuant to the Escrow Agreement or if applicable, as amended, restated, renewed, replaced, restructured, supplemented or otherwise modified in accordance with the terms of this Credit Agreement)), any of the OTC Documents, the Escrow Agreement or the Declaration of Trust, in each case, without the prior written consent of the Administrative Agent; provided, however, that such prior written consent of the Administrative Agent shall not be required in the case of any amendment, modification, supplement or waiver of any provision of the OTC Documents (other than the definition of "Mortgaged Property" set forth in the OTC Mortgage) which amendment, modification, supplement or waiver (as applicable) is beneficial to the Loan Parties.

         Section 6.15. Line of Business; Changes in Business. (a) In the case of the Borrower and its Subsidiaries, engage in any line of business other than the Telecommunications Business, subject to the various limitations contained in this Credit Agreement and the other Loan

Documents; nor substantially alter the character of the business of the Borrower and its Subsidiaries, taken as a whole, from that conducted on the Amendment No. 9 Closing Date.

                  (b) In the case of Holdings, (i) engage in any business or activity other than (V) Permitted Holdings Activities, (W) the ownership of all of the outstanding Equity Interests in the Borrower, (X) issuances of its Equity Interests (other than any Disqualified Stock), (Y) the incurrence of Indebtedness to the extent permitted hereunder, and (Z) with respect to each of the foregoing, activities directly related thereto; or (ii) own or acquire any assets other than (A) assets acquired or used in connection with, or pursuant to, Permitted Holdings Activities, (B) Equity Interests in the Borrower, (C) Indebtedness of the Borrower not in excess of $75,000,000 in the aggregate, at any time prior to January 1, 2003 and not in excess of $20,000,000 in the aggregate, at any time on or after January 1, 2003, and (D) cash and Cash Equivalents in an aggregate amount not exceeding $250,000 (it being understood that amounts in excess thereof shall be promptly contributed or otherwise distributed by Holdings to the Borrower as an additional capital contribution or used to satisfy obligations of Holdings described in Section 6.5(a)(vii)); or
(iii) incur any liabilities (other than liabilities under the Loan Documents, liabilities imposed by Applicable Law (including without limitation tax liabilities), and other liabilities incidental to its existence and business and activities permitted hereunder and under the other Loan Documents).

                  (c) In the case of Old WCG, engage in any business or activity other than (i) as contemplated by, and pursuant to, the Declaration of Trust or
(ii) activities directly related to its liquidation and dissolution in accordance with the Declaration of Trust.

                  (d) Permit any Joint Venture or partnership permitted by
Section 6.16 hereof to engage in any line of business which is not directly related to the businesses of the Borrower and the Subsidiary Loan Parties.

         Section 6.16. Joint Ventures or Partnerships. Enter into any Joint Venture (other than the Existing International Joint Ventures) or partnership (other than Williams Communications Procurement, LP, a Delaware limited partnership) (including, without limitation, by way of selling the capital stock or other Equity Interests of a Subsidiary) unless (a) such arrangement has been consented to by the Administrative Agent and the Required Lenders in writing,
(b) any interest received by a Loan Party in such Joint Venture or partnership is pledged to the Administrative Agent (for the benefit of the Secured Parties) pursuant to the Security Agreement and (c) the applicable Loan Party shall have prepaid the Loans hereunder as required by Section 2.9(f) hereof.

         Section 6.17. Receivables. Sell, discount or otherwise dispose of notes or other obligations (including, without limitation, any rental payments) owing to any Loan Party or any Subsidiary of a Loan Party except to the extent not prohibited under Section 6.6 or with the prior written consent of the Administrative Agent.

         Section 6.18. ERISA Compliance. Engage in a "prohibited transaction," as defined in Section 406 of ERISA or Section 4975 of the Code, with respect to any Plan or Multiemployer Plan or knowingly consent to any "party in interest" or any "disqualified person," as such terms are defined in Section 3(14) or ERISA and Section 4975(e)(2) of the Code, respectively, engaging in any "prohibited transaction," with respect to any Plan or Multiemployer Plan; or permit any Plan to incur any "accumulated funding deficiency," as defined in Section 302 of ERISA or Section 412 of the Code; or terminate any Plan in a manner which could result in the imposition of a Lien on any property of any Loan Party or any ERISA Affiliate pursuant to Section 4068 of ERISA; or breach or knowingly permit any employee or officer or any trustee or administrator of any Plan to breach any fiduciary responsibility imposed under Title I of ERISA with respect to any Plan; engage in any transaction which would result in the incurrence of a liability under Section 4069 of ERISA; or fail to make contributions to a Plan or Multiemployer Plan which could result in the imposition of a Lien on any property of any Loan Party or any ERISA Affiliate pursuant to Section 302(f) of ERISA or Section 412(n) of the Code, if the occurrence of any of the foregoing events described in this Section 6.18 (alone or in the aggregate) would result in a Material Adverse Effect.

         Section 6.19. Hazardous Materials. Cause or permit any of its properties or assets to be used to generate, manufacture, refine, transport, treat, store, handle, dispose, transfer, produce or process Hazardous Materials, except in compliance with all applicable Environmental Laws; nor cause or permit any Release on, under, above or in any such property or asset in violation of any Environmental Law or in a manner that could result in liability under any Environmental Law or in an Environmental Claim, except in each case, as are not reasonably likely to result in a Material Adverse Effect.

         Section 6.20. Use of Proceeds of Loans. (a) Use the proceeds of Loans hereunder other than for the purposes set forth in, and as required by, Section
5.15 hereof.

                  (b) Use, directly or indirectly, any portion of the proceeds of any Loan hereunder for the purpose (whether immediate, incidental or ultimate) of buying or carrying any Margin Stock or for any purpose that is in violation of any of the Regulations of the Board, including, without limitation, Regulations U and X.

         Section 6.21. Fiscal Year; Fiscal Quarter. Change its fiscal year from a fiscal year ending December 31 or change any of its fiscal quarters.

         Section 6.22. Deposit Accounts; Securities Accounts. Subject to in all cases the provisions of Section 5.16 hereof, establish any new Deposit Account, Securities Account or other similar account or instruments after the Amendment No. 9 Closing Date, without the prior written notice to the Administrative Agent and, provided in all cases, before any funds are deposited or transferred into any such account or before any instrument is created, such account or instrument, as applicable, shall be subject to an applicable Control Agreement.

         Section 6.23. Key Employee Retention Program; Other Programs for Senior Management. (a) Amend, supplement or otherwise modify or replace the Key Employee Retention Program (including, without limitation, to increase any existing benefits or to provide additional benefits thereunder).

                  (b) Adopt any employee benefit plan or other program which benefits the senior management of Holdings, the Borrower and/or any other Subsidiary thereof, (i) unless such plan or program has been approved by (A) the Board of Directors of Holdings and (B) those



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members of the Board of Directors of Holdings that have been selected and/or nominated by the Permitted Investors, provided, that the unwind has not occurred as contemplated by paragraph 5 of the Escrow Agreement and such members have, or should have, resigned from such Board of Directors in accordance with the terms and provisions of the Escrow Agreement; or (ii) unless it is an employee benefit plan or program in which officers and employees participate on the same basis and which does not favor senior management in any respect.

                                   ARTICLE 7

                                EVENTS OF DEFAULT

         In the case of the happening and during the continuance of any of the following events (herein called "Events of Default"):

                  (a) any representation, warranty, certification or statement made or deemed made by, or on behalf of, a Loan Party in this Credit Agreement or any other Loan Document to which it is a party (or any amendment, modification or waiver of any of the foregoing) or in connection with this Credit Agreement or any Loan Document (or any amendment, modification or waiver of any of the foregoing) or any representation, warranty, certification or statement made or deemed made by, or on behalf of, any Loan Party in any report, financial statement, certificate or other document furnished by, or on behalf of, any Loan Party, to the Administrative Agent, any of the Agents, any Issuing Bank or any Lender pursuant to, or in connection with, this Credit Agreement or any other Loan Document (or any amendment, modification or waiver of any of the foregoing or in connection with the effectiveness of any of the foregoing), shall prove to have been false or misleading in any material respect when made (or deemed made) or delivered;

                  (b) default shall be made in the payment of principal of any Loan or any reimbursement obligation with respect to a Letter of Credit as and when the same shall be due and payable, whether at the due date thereof, by reason of maturity, mandatory prepayment, acceleration or otherwise;

                  (c) default shall be made in the payment of interest on any Loan, the Commitment Fees, the Letter of Credit Fees or other amounts (other than an amount referred to in paragraph (b) above) payable to the Administrative Agent, any of the other Agents, any Issuing Bank or a Lender under this Credit Agreement, under any fee letter with respect to any Letter of Credit or under the Administration Fee Letter, when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise, and such default shall continue unremedied for three (3) Business Days;

                  (d) default shall be made in the due observance or performance of any covenant, condition or agreement contained in Sections 5.2 (but only with respect to the existence of Holdings and the Borrower), 5.4, 5.10, 5.11, 5.16 or in Article 6 (other than Section 6.1, Section 6.2 or Section 6.13) of this Credit Agreement;



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                  (e) (i) default shall be made in the due observance or
performance of any covenant, condition or agreement contained in Section 6.1,
Section 6.2 or Section 6.13 of this Credit Agreement; provided, that in the event that any such default described in this clause (i) is capable of being cured, then such default shall not be an Event of Default hereunder until such default shall have continued unremedied for five (5) Business Days after the earlier to occur of (X) a Loan Party receives notice thereof from the Administrative Agent, or (Y) after an Authorized Officer or other executive officer of a Loan Party obtains knowledge of such occurrence; or (ii) default shall be made in the due observance or performance of any agreement contained in
Section 4(c) of the Security Agreement and such default shall continue unremedied for thirty (30) days after the occurrence thereof;

                  (f) default shall be made by any Loan Party in the due observance or performance of any other covenant, condition or agreement to be observed or performed pursuant to the terms of this Credit Agreement or any other Loan Document (other than those covered by paragraphs (a), (b), (c), (d) or (e) of this Article 7), and such default shall continue unremedied for thirty
(30) days after the earlier to occur of (i) a Loan Party receives notice thereof from the Administrative Agent, or (ii) five (5) Business Days after an Authorized Officer or other executive officer of a Loan Party obtains knowledge of such occurrence;

                  (g) default shall be made with respect to any payment, when due, of any Material Indebtedness (other than the Obligations) of any Loan Party, or any other default shall occur, if the effect of such non-payment default is to accelerate the maturity of such Material Indebtedness or to permit the holder or holders thereof (or any trustee or agent of their behalf) to cause such Material Indebtedness to become due prior to its stated maturity, and such default shall not be remedied, cured, waived or consented to within the period of grace with respect thereto, or any other circumstance arises (other than the mere passage of time) by reason of which any Loan Party is required to prepay, repurchase, redeem or otherwise defease or offer to holders of Material Indebtedness of any such Person, the opportunity to have prepaid, repurchased, redeemed or defeased, any such Material Indebtedness; or any such Material Indebtedness shall become, or be declared to be, due and payable prior to its stated maturity (provided that the foregoing clause of this paragraph (g) shall not apply to secured Indebtedness permitted hereunder that becomes due prior to its stated maturity as a result of the voluntary sale or transfer as permitted hereunder of the property or assets securing such Indebtedness);

                  (h) any Loan Party shall generally not pay or shall become unable to pay its debts as they become due or shall admit in writing its inability to pay its debts, or shall make a general assignment for the benefit of creditors; or any Loan Party shall commence any case, proceeding or other action seeking to have an order for relief entered on its behalf as a debtor or to adjudicate it a bankrupt or insolvent or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property or shall file an answer or other pleading in any such case, proceeding or other action admitting the material allegations of any petition, complaint or similar pleading filed against it or consenting to the relief sought therein; or any Loan Party shall take any action to authorize, or in contemplation of, any of the foregoing;



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                  (i) any involuntary case, proceeding or other action against any Loan Party shall be commenced seeking to have an order for relief entered against it as debtor or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property, and such case, proceeding or other action (i) results in the entry of any order for relief against it, or (ii) shall remain undismissed for a period of sixty (60) days;

                  (j) one or more trial court judgment(s), arbitration or binding mediation award(s) and/or settlement(s) for the payment of money in excess of $15,000,000 in the aggregate, to the extent not covered by insurance (and excluding a judgment, award or settlement with respect to any suit, proceeding, arbitration or mediation commenced against a Loan Party prior to the Amendment No. 9 Closing Date, but only up to the aggregate amount of the reserves established by Holdings for contingent liabilities as set forth in Note 6 to the condensed consolidated financial statements contained in Holdings' Form 10-Q filed with the Securities and Exchange Commission for the quarter ended June 30, 2002) shall be rendered against, or entered into by, any Loan Party and either (i) within thirty (30) days from the entry of any such judgment or from the date of any such award or settlement (as applicable), the same shall not have been discharged or vacated, or in the case of a judgment or award, stayed pending appeal, or shall not have been discharged or vacated within thirty (30) days from the entry of a final order of affirmance on appeal or (ii) enforcement proceedings shall be commenced by any creditor to attach or levy upon any assets of a Loan Party with respect to any such judgment, award or settlement;

                  (k) (i) failure by any Loan Party or ERISA Affiliate to make any contributions required to be made to a Plan subject to Title IV of ERISA or a Multiemployer Plan, (ii) any accumulated funding deficiency (as defined in Section 302 of ERISA or Section 412 of the Code) shall exist with respect to any Plan (whether or not waived), (ii) the present value of all benefits under all Plans subject to Title IV of ERISA determined on a plan termination basis (based on those actuarial assumptions prescribed by the PBGC for purposes of Section 4044 of ERISA) materially exceeds, in the aggregate, as of the last annual valuation date applicable thereto, the fair market value of the assets of such Plans allocable to such benefits, (iii) any Loan Party or ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that it has incurred withdrawal liability to such Multiemployer Plan, or that a Multiemployer Plan is in reorganization or is being terminated, (iv) a Reportable Event with respect to a Plan shall have occurred, (v) the withdrawal by any Loan Party or ERISA Affiliate from a Plan during a plan year in which it was a substantial employer (within the meaning of section 4001(a)(2) or 4062(e) of ERISA), (vi) the termination of a Plan, or the filing of a notice of intent to terminate a Plan under section 4041(c) of ERISA, (vii) the institution of proceedings to terminate, or the appointment of a trustee with respect to, a Plan by the PBGC,
(viii) any other event or condition which could constitute grounds under section 4042(a) of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or (ix) the imposition of a Lien pursuant to section 412 of the Code or section 302 of ERISA as to any Loan Party or ERISA Affiliate, if the occurrence of any of the foregoing events described in this paragraph (k) (alone or in the aggregate) would result, or would be reasonably likely to result, in a Material Adverse Effect;



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                  (l) any Loan Party or any Subsidiary of any Loan Party is
liable for a payment under any Environmental Law or any Environmental Claim which is, or is reasonably likely to result in a Material Adverse Effect;

                  (m) (i) this Credit Agreement, the Security Agreement, any Mortgage, or any other Loan Document shall, for any reason, not be or shall cease to be in full force and effect (except in the case of any Loan Document other than this Credit Agreement or the Security Agreement, in accordance with the express terms and provisions hereof or of such document) or shall be declared null and void by a Governmental Authority with competent jurisdiction, or any of the Loan Documents shall not give or shall cease to give the Administrative Agent, the other Agents, the Lenders or any of the other Secured Parties (as applicable), the meaningful rights, powers and privileges purported to be created thereby or shall not give or shall cease to give the Administrative Agent the Liens, or the meaningful rights, powers and privileges purported to be created thereby in favor of the Administrative Agent for the benefit of the Secured Parties, superior to and prior to the rights of all third Persons and subject to no other Liens (other than Permitted Encumbrances), or
(ii) the validity or enforceability of the Liens granted, to be granted, or purported to be granted, by any of the Loan Documents shall be contested in writing or in a publicly issued statement by any Loan Party or any Subsidiary of a Loan Party; provided, that no such defects pursuant to clause (i) above with respect to a Lien granted or purported to be granted by any of the Loan Documents shall give rise to an Event of Default under this paragraph (m) unless such defects shall adversely affect the aggregate value of the Collateral or Mortgaged Real Property Assets (taken as a whole) by an aggregate amount of $10,000,000 or more;

                  (n) any event of default shall occur and be continuing under any of the OTC Documents;

                  (o) a Change in Control shall occur; or

                  (p) at any time, for any reason, any Loan Party shall (in writing or in a publicly issued statement) repudiate, or seek to repudiate, any of its Obligations, including without limitation, in the case of a Loan Party other than the Borrower, its Guarantee under any Loan Document;

then, in every such event and at any time thereafter during the continuance of such event, the Administrative Agent may, and if directed by the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (x) terminate forthwith the Revolving Letter of Credit Commitments and/or (y) declare the principal of and the accrued and unpaid interest on the Loans (and any Notes hereunder) and all other amounts payable hereunder (or thereunder) to be forthwith due and payable, whereupon the same shall become and be forthwith due and payable, without presentment, demand, protest, notice of acceleration or other notice of any kind, all of which are hereby expressly waived, anything in this Credit Agreement (or in any Note hereunder) to the contrary notwithstanding. If an Event of Default specified in paragraphs (h) or (i) above shall have occurred, without any notice to the Borrower, the Revolving Letter of Credit Commitments shall automatically terminate and the principal of, and accrued and unpaid interest on, the Loans (and any Notes hereunder) and all other amounts payable hereunder and thereunder shall automatically become



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due and payable without presentment, demand, protest, or other notice of any kind, all of which are hereby expressly waived, anything in this Credit Agreement or any Note hereunder to the contrary notwithstanding. Such remedies shall be in addition to any other remedy available to the Administrative Agent, the Lenders or any of the other Secured Parties pursuant to Applicable Law or otherwise.

                                   ARTICLE 8

                                    GUARANTY

         Section 8.1. Guaranty. (a) Each Guarantor unconditionally and irrevocably guarantees to the Secured Parties the due and punctual payment by, and performance of, the Obligations (including, without limitation, Post-Petition Interest). Each Guarantor further agrees that the Obligations may be increased, extended or renewed, in whole or in part, without notice or further assent from it (except as may be otherwise required herein), and it will remain bound upon this Guaranty notwithstanding any increase, extension or renewal of any Obligation.

                  (b) Each Guarantor waives acceptance hereof, presentation to, demand for payment from and protest to, as the case may be, any Loan Party or any other guarantor of any of the Obligations, and also waives notice of protest for nonpayment, notice of acceleration, notice of intent to accelerate and any other notice not expressly provided for herein. The obligations of each Guarantor hereunder shall not be released, discharged or otherwise affected by
(i) the failure of the Administrative Agent or any other Secured Party (as appropriate) to assert any claim or demand or to enforce any right or remedy against the Borrower or any Guarantor or any other guarantor under the provisions of this Credit Agreement, any Loan Document, any Lender Hedging Agreement or any other agreement or otherwise; (ii) any extension or renewal of any provision hereof or thereof; (iii) the failure of any Secured Party to obtain the consent of the Guarantor with respect to any rescission, waiver, compromise, acceleration, supplement, amendment or modification of any of the terms or provisions of this Credit Agreement, any Notes hereunder, any Loan Document, any Lender Hedging Agreement or of any other agreement; (iv) the release, exchange, waiver, foreclosure, impairment, non-perfection or invalidity of any security held by the Administrative Agent, or any guarantee or other liability of any third party, for the Obligations or any of them; (v) the failure of the Administrative Agent or any other Secured Party (as appropriate) to exercise any right or remedy against any other Guarantor or any other guarantor of the Obligations; (vi) the release or substitution of any Guarantor or guarantor; (vii) any change in the corporate existence, structure or ownership of the Borrower, any Guarantor or other guarantor or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Borrower, any Guarantor or other guarantor or its assets, or any resulting release or discharge of any obligation of the Borrower, any Guarantor or other guarantor contained in any Loan Document or Lender Hedging Agreement; (viii) the existence of any claim, set-off or other rights which any Guarantor may have at any time against the Borrower, any other Guarantor, any Agent, any Secured Party or any other Person, whether or not arising in connection herewith or any unrelated transaction (provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim); or (ix) any provision of Applicable Law or regulation purporting to prohibit the payment by the Borrower or any Guarantor of any amount payable by it under any Loan Document.



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                  (c) Each Guarantor further agrees that this Guaranty
constitutes a guaranty of performance and of payment when due and not just of collection, and waives any right to require that any resort be had by the Administrative Agent or any other Secured Party (as appropriate) to any security held for payment of the Obligations or to any balance of any deposit, account or credit on the books of the Administrative Agent or any other Secured Party in favor of the Borrower or any Guarantor, or to any other Person.

                  (d) Each Guarantor hereby expressly assumes all responsibilities to remain informed of the financial condition of the Borrower, the Guarantors and any other guarantors and any circumstances affecting the Collateral or the Mortgaged Real Property Assets or the ability of the Borrower to perform under this Credit Agreement, the other Loan Documents and any Lender Hedging Agreement.

                  (e) Each Guarantor's obligations under the Guaranty shall not be released, discharged or otherwise affected by the genuineness, validity, regularity or enforceability of the Obligations, any Notes hereunder or any other instrument evidencing any Obligations, or by the existence, validity, enforceability, perfection, or extent of any Lien on any Collateral or Real Property Asset securing any Obligation or by any other circumstance relating to the Obligations or otherwise which might otherwise constitute a defense to this Guaranty. None of the Agents, the Issuing Banks or the Lenders makes any representation or warranty with respect to any such circumstances or have any duty or responsibility whatsoever to any Guarantor in respect to the management and maintenance of the Obligations or any collateral security for the Obligations.

         Section 8.2. No Impairment of Guaranty, etc. The obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (except indefeasible payment and performance in full in cash of the Obligations), including, without limitation, any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor hereunder shall not be discharged or impaired or otherwise affected by the failure of the Administrative Agent or any other Secured Party to assert any claim or demand or to enforce any right or remedy under this Credit Agreement, any Loan Document, any Lender Hedging Agreement, or any other agreement, by any waiver or modification of any provision hereof or thereof, by any default, failure or delay, willful or otherwise, in the performance of the Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of such Guarantor or would otherwise operate as a discharge of such Guarantor as a matter of law, unless and until the Bank Credit Termination Date.

         Section 8.3. Continuation and Reinstatement, etc. (a) Each Guarantor further agrees that its Guaranty hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored or returned by any Secured Party upon the bankruptcy or reorganization of the Borrower or a Guarantor, or otherwise. In furtherance of the provisions of this Article 8, and not in limitation of any other right which any Secured Party may have at law or in equity against the Borrower, a Guarantor or any other Person by virtue hereof, upon failure of the Borrower to pay



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

any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice or otherwise, each Guarantor hereby promises to and will, upon receipt of written demand by the Administrative Agent (acting at the request of a Secured Party), forthwith pay or cause to be paid to the Administrative Agent for the benefit of the Secured Parties (as applicable) in cash an amount equal to the unpaid amount of such Obligation with interest thereon at a rate of interest equal to the rate specified in Section 2.10(a) hereof, and thereupon the Administrative Agent shall assign such Obligation, together with all security interests, if any, then held by the Administrative Agent in respect of such Obligation, to the Guarantor or Guarantors making such payment; such assignment to be subordinate and junior to the rights of the Administrative Agent on behalf of the Secured Parties with regard to amounts payable by the Borrower in connection with the remaining unpaid Obligations (including, without limitation, Post-Petition Interest) and to be pro tanto to the extent to which the Obligation in question was discharged by the Guarantor or Guarantors making such payments.

                  (b) All rights of a Guarantor against the Borrower, arising as a result of the payment by such Guarantor of any sums to the Administrative Agent for the benefit of the Secured Parties or directly to the Lenders hereunder by way of right of subrogation or otherwise, shall in all respects be subordinated and junior in right of payment to, and shall not be exercised by such Guarantor until and unless, the prior indefeasible payment in full in cash of all the Obligations (including, without limitation, Post-Petition Interest), all Revolving Letter of Credit Commitments shall have expired or otherwise been terminated in their entirety, all Letters of Credit shall have expired or been terminated, or cancelled and all Lender Hedging Agreements have been terminated. If any amount shall be paid to such Guarantor for the account of the Borrower, such amount shall be held in trust for the benefit of the Administrative Agent, segregated from such Guarantor's own assets, and shall forthwith be paid to the Administrative Agent on behalf of the Secured Parties to be credited and applied to the Obligations, whether matured or unmatured.

         Section 8.4. Limitation on Guaranteed Amount, etc. Notwithstanding any other provision of this Article 8, the amount guaranteed by each Guarantor hereunder shall be limited to the extent, if any, required so that its obligations under this Article 8 shall not be subject to avoidance under Section 548 of the Bankruptcy Code or to being set aside or annulled under any Applicable Law relating to fraud on creditors. In determining the limitations, if any, on the amount of any Guarantor's obligations hereunder pursuant to the preceding sentence, it is the intention of the parties hereto that any rights of subrogation or contribution which such Guarantor may have under this Article 8, any other agreement (including, without limitation, the Contribution Agreement) or Applicable Law shall be taken into account.

         Section 8.5. Stay of Acceleration. If acceleration of the time for payment of any amount payable by a Loan Party under any Loan Document is stayed upon the insolvency, bankruptcy or reorganization of such Loan Party, all such amounts otherwise subject to acceleration under the terms of such Loan Document shall nonetheless be payable by each of the Guarantors (other than the applicable Loan Party) under this Article 8 forthwith on demand by the Administrative Agent.



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                                   ARTICLE 9

                                 CASH COLLATERAL

         Section 9.1. Cash Collateral Account. In addition to the L/C Cash Collateral Account, there shall be established with the Administrative Agent an account (the "Cash Collateral Account") in the name of the Administrative Agent (for the benefit of the Secured Parties), into which the Borrower may from time to time deposit Dollars pursuant to, and in accordance with Section 2.9(l) hereof. Except to the extent otherwise provided in this Article 9, the Cash Collateral Account shall be under the sole dominion and control of the Administrative Agent.

         Section 9.2. Investment of Funds. (a) The Administrative Agent is hereby authorized and directed to invest and reinvest the funds from time to time deposited into the Cash Collateral Account or the L/C Cash Collateral Account, so long as no Event of Default has occurred and is continuing, on the instructions of the Borrower (provided that any such instructions given verbally shall be confirmed promptly in writing) or, if the Borrower shall fail to give such instructions upon delivery of any such funds, in the sole discretion of the Administrative Agent; provided that in no event may the Borrower give instructions to the Administrative Agent to, or may the Administrative Agent in its discretion, invest or reinvest funds in the Cash Collateral Account or the L/C Cash Collateral Account in any Investment other than cash held in a deposit account with Bank of America, N.A. or a time deposit issued by Bank of America, N.A.

                  (b) Any net income or gain on the investment of funds from time to time held in the Cash Collateral Account or the L/C Cash Collateral Account, shall be for the account of the Borrower and shall be promptly reinvested by the Administrative Agent as a part of the Cash Collateral Account or the L/C Cash Collateral Account (as applicable); and any net loss on any such investment shall be for the account of the Borrower and shall be charged against the Cash Collateral Account or the L/C Cash Collateral Account (as applicable).

                  (c) None of the Agents, the Lenders or other Secured Parties shall be a trustee for any of the Loan Parties, or shall have any obligations or responsibilities, or shall be liable for anything done or not done, in connection with the Cash Collateral Account or the L/C Cash Collateral Account, except as expressly provided herein and except that the Administrative Agent shall have the obligations of a secured party under the UCC. None of the Agents, the Lenders or the other Secured Parties shall have any obligation or responsibility or shall be liable in any way for any investment decision made in accordance with this Section 9.2 or for any decrease in the value of the investments held in the Cash Collateral Account or the L/C Cash Collateral Account.

         Section 9.3. Grant of Security Interest. For value received and to induce each of the Issuing Banks to issue Letters of Credit and the Lenders to enter into Amendment No. 9, to continue and combine the Existing Loans and to acquire participations in Letters of Credit from time to time as provided for in this Credit Agreement, as security for the payment of all of the Obligations, each of the Loan Parties hereby assigns to the Administrative Agent (for the benefit of the Secured Parties) and grants to the Administrative Agent (for the benefit of the Secured Parties), a first and prior Lien upon all of such Loan Party's rights in and to the Cash Collateral Account or the L/C Cash Collateral Account, all cash, documents, instruments, securities and



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other investment property from time to time held therein, and all rights pertaining to investments of funds in the Cash Collateral Account or the L/C Cash Collateral Account and all products and proceeds of any of the foregoing. All cash, documents, instruments, securities and other investment property from time to time on deposit in the Cash Collateral Account or the L/C Cash Collateral Account, and all rights pertaining to investments of funds in the Cash Collateral Account or the L/C Cash Collateral Account shall immediately and without any need for any further action on the part of any of the Loan Parties, the Administrative Agent or any other Secured Party, become subject to the Lien set forth in this Section 9.3, be deemed Collateral for all purposes hereof and the Security Agreement and be subject to the provisions of this Credit Agreement and the Security Agreement.

         Section 9.4. Remedies. At any time during the continuation of an Event of Default, the Administrative Agent may sell any documents, instruments, securities and other investment property held in the Cash Collateral Account and may immediately apply the proceeds thereof and any other cash held in the Cash Collateral Account in accordance with Section 10.2 hereof. The Administrative Agent may sell any documents, instruments, securities and other investment property held in the L/C Cash Collateral Account at any time in order to apply the proceeds thereof as provided in Section 2.4 hereof.

                                   ARTICLE 10

                        THE AGENTS AND THE ISSUING BANKS

         Section 10.1. Administration by the Administrative Agent. (a) The general administration of the Loan Documents and any other documents contemplated by this Credit Agreement or any other Loan Document shall be by the Administrative Agent or its respective designees. Except as otherwise expressly provided herein, each of the Issuing Banks and each of the Lenders hereby irrevocably authorizes the Administrative Agent, at its discretion, to take or refrain from taking such actions as agent on its behalf and to exercise or refrain from exercising such rights and/or powers under the Loan Documents, any Notes hereunder and any other documents contemplated by this Credit Agreement or any other Loan Document as are expressly delegated by the terms hereof or thereof, as appropriate, to the Administrative Agent together with all actions and all powers reasonably incidental thereto. None of the Agents shall have any duties, responsibilities or obligations except as expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (i) the Agents shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing, (ii) the Agents shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers contemplated by the Loan Documents that an Agent is expressly required to exercise after being directed to do so in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 11.11 hereof), and (iii) except as expressly set forth in the Loan Documents, the Agents shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to Holdings, the Borrower or any of their respective Subsidiaries that is communicated to, or obtained by, any institution serving as an Agent or any of its Affiliates in any capacity.



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                  (b) The Secured Parties hereby authorize the Administrative
Agent (in its sole discretion):

                           (i) in connection with (A) the sale, exchange or
other disposition of any asset included in the Collateral, of any Mortgaged Real Property Asset or of all of the Equity Interests of any Guarantor, or (B) any dissolution or liquidation of any Subsidiary, in each case to the extent undertaken in accordance with the terms of this Credit Agreement; and, provided no Default or Event of Default has occurred and is then continuing, to release a Lien granted to it (for the benefit of the Secured Parties) on such asset, Mortgaged Real Property Asset or Equity Interest and/or to release such Guarantor from its obligations hereunder and under any other applicable Loan Documents;

                           (ii) in connection with any refinancing of a portion
of the Indebtedness and/or the Obligations under this Credit Agreement to the extent permitted by Section 6.1(b) hereof, to release a Lien granted to it (for the benefit of the Secured Parties) on any Collateral or Real Property Asset which is to secure such refinancing Indebtedness;

                           (iii) in connection with the acquisition or lease of
any asset subject to a Lien permitted by Section 6.2(e), 6.2(t) or 6.2(u) hereof, where the applicable Loan Party acquiring or leasing such asset is prohibited by a contractual arrangement entered into in connection with such acquisition or lease, from allowing the Administrative Agent (for the benefit of the Secured Parties) to have a Lien on such asset; and provided that no Default or Event of Default has occurred and is then continuing, to release a Lien granted to the Administrative Agent (for the benefit of the Secured Parties) on such asset being acquired or leased;

                           (iv) to determine that the cost to the Borrower or
another Loan Party is disproportionate to the benefit to be realized by the Agents, the Issuing Banks, the Lenders and/or the other Secured Parties by perfecting a Lien in a given asset or group of assets included in the Collateral or in any Real Property Asset, and that the Borrower or other Loan Party should not be required to perfect such Lien in favor of the Administrative Agent (for the benefit of the Secured Parties);

                           (v) to appoint subagents to be the holder of record
of a Lien to be granted to the Administrative Agent (for the benefit of the Secured Parties) or to hold on behalf of the Administrative Agent such Lien, or Collateral or any instruments relating thereto;

                           (vi) to enter into and perform its obligations under
the other Loan Documents; and

                           (vii) to enter into intercreditor and/or
subordination agreements on terms acceptable to the Administrative Agent with Persons who have been granted Liens which are permitted pursuant to Section 6.2 hereof.

         The Administrative Agent hereby agrees to release the applicable Lien granted to it (for the benefit of the Secured Parties) pursuant to any Loan Document in the case of any event described in clause (b)(i), (b)(ii), or
(b)(iii) above. Upon the termination of any contractual obligation of the type described in clause (b)(iii) above, the applicable Loan Party owning or



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leasing the subject asset shall promptly give notice of such termination to the
Administrative Agent and shall promptly grant a Lien on the subject property or asset.

         Upon, or after giving effect to, the Bank Credit Termination Date, (i) the Liens created by the Loan Documents shall automatically and immediately terminate and all rights to the Collateral and the Mortgaged Real Property Assets shall revert to the applicable Loan Parties, and (ii) the Administrative Agent shall, upon the Borrower's request and at the Borrower's sole cost and expense, (X) return to the Borrower such of the Collateral in its possession as shall not have been sold or otherwise disposed of, or applied, pursuant to the terms of the Loan Documents and (Y) execute and deliver to the Borrower such agreements, instruments and other documents (including, without limitation, termination of Control Agreements, releases of Mortgages, UCC terminations and other releases) which shall all be in form and substance reasonably satisfactory to the Administrative Agent, as the Borrower shall reasonably request to evidence such termination. Such execution and delivery of documents by the Administrative Agent shall be without any representation, warranty or recourse whatsoever. The Secured Parties hereby agree to the provisions of this paragraph.

         Section 10.2. Application of Proceeds. As between the Administrative Agent on the one hand and the Secured Parties on the other hand, and notwithstanding anything else to the contrary contained in this Credit Agreement or any other Loan Document, (a) any amounts received by the Administrative Agent pursuant to the Declaration of Trust or otherwise in connection with the liquidation of Old WCG; or (b) if an Event of Default shall have occurred and be continuing, the balance in any account of any Loan Party with a Lender, all income on the Collateral and the Mortgaged Real Property Assets, and all proceeds of the Collateral or any Mortgaged Real Property Asset and all other amounts or payments received under this Credit Agreement or any other Loan Document (including as a result of or in connection with a proceeding under the Bankruptcy Code or any other similar state law proceeding involving the Borrower or any other Loan Party) shall be applied by the Administrative Agent to the payment of the Obligations in the following order:

         (i) FIRST, to pay all unreimbursed costs and expenses paid or incurred by the Administrative Agent in enforcing this Credit Agreement or any other Loan Document, in realizing on or protecting any Collateral or any Mortgaged Real Property Asset, and in enforcing or collecting any Obligations or any Guaranty thereof, including, without limitation, court costs, reasonable attorneys' fees and expenses and reasonable financial consultants' fees incurred by the Administrative Agent;

         (ii) SECOND, to pay all other unreimbursed costs and expenses of the Administrative Agent which are payable by the Borrower or any of the other Loan Parties pursuant to any of the Loan Documents, and then all unreimbursed costs and expenses of the Lenders which are payable pursuant to this Credit Agreement;

         (iii) THIRD, to pay the accrued but unpaid Commitment Fees, Letter of Credit Fees and unpaid interest on the Loans, on a pro rata basis determined in accordance with amounts owed with respect to the foregoing;



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         (iv)     FOURTH, to pay the principal outstanding balance of the Loans
                  (with amounts payable to each Lender to be determined in accordance with the amount of outstanding Loans owed to such Lender), to cash collateralize Letters of Credit in accordance with the terms of this Credit Agreement (to the extent not already done) and to pay L/C Disbursements, on a pro rata basis determined in accordance with amounts owed with respect to the foregoing;

         (v) FIFTH, to pay Hedging Obligations on a pro rata basis determined in accordance with amounts owed with respect to such obligations;

         (vi) SIXTH, to pay the remainder of the Obligations or any other amounts then due under this Credit Agreement or any other Loan Document; and

         (vii) SEVENTH, the balance, if any, after all Obligations have been paid in full in cash, shall be returned to the Borrower or paid over to such other Person as a court of competent jurisdiction shall direct.

         All amounts to be paid to any Lender or other Secured Party by the Administrative Agent shall be credited to that Lender or other Secured Party, after collection by the Administrative Agent, in immediately available funds either by wire transfer or deposit in such Lender's or other Secured Party's correspondent account with the Administrative Agent, or as such Lender or other Secured Party and the Administrative Agent shall agree in writing from time to time.

         Section 10.3. Right of Set-Off; Sharing of Set-offs; Defaulting Lender.
(a) If an Event of Default shall have occurred and be continuing, each Lender, each Issuing Bank and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by Applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender, Issuing Bank or Affiliate to or for the credit or the account of the Borrower, Holdings or any other Loan Party against any and all of the obligations of the Borrower, Holdings or any other Loan Party, as the case may be, now or hereafter existing under this Credit Agreement or any of the other Loan Documents held by such Lender, Issuing Bank or Affiliate, irrespective of whether or not such Lender, Issuing Bank or affiliate shall have made any demand under this Credit Agreement and although such obligations may be unmatured. The rights of each Lender, each Issuing Bank and each affiliate under this Section 10.3 are in addition to other rights and remedies (including other rights of setoff) which such Lender or Issuing Bank or affiliate may have. Any Lender or Issuing Bank agrees promptly to notify the applicable Loan Party after any such set-off; provided, that any failure to provide such notice shall not affect the validity or enforceability of any such set-off.

                  (b) If any Lender shall, by exercising any right of banker's lien, set-off or counterclaim (including, without limitation, a Secured Claim under Section 506 of the Bankruptcy Code or other security or interest arising from, or in lieu of, such secured claim and received by such Lender under any applicable bankruptcy, insolvency or other similar law) or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in Letters of Credit resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in Letters of Credit and



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

accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and participations in Letters of Credit of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in Letters of Credit; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to (X) any payment made by the Borrower pursuant to and in accordance with the express terms of this Credit Agreement (including, without limitation, pursuant to Section 2.9) and (Y) any payment obtained by a Lender as consideration for the assignment of, or sale of a participation in, any of its Loans or participations in Letters of Credit to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this Section 10.3(b) shall apply. The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under Applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of banker's lien, set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

                  (c) The Administrative Agent is hereby authorized at any time and from time to time, to the fullest extent permitted by Applicable Law and notwithstanding any provision herein to the contrary, to set off and apply any and all amounts received by the Administrative Agent for the account of a Defaulting Lender to the satisfaction of the unpaid obligations owing by such Defaulting Lender to the Administrative Agent or an Issuing Bank and the rights of such Defaulting Lender with respect to all such amounts shall be subject and subordinate to the rights of the Administrative Agent and the Issuing Banks, as the case may be, to be paid the amounts owing to it by such Defaulting Lender.

         Section 10.4. Notice to the Lenders. Upon receipt by the Administrative Agent or any Issuing Bank from any of the Loan Parties of any communication calling for an action on the part of the Lenders or the Revolving Letter of Credit Lenders, as the case may be, or upon written notice to the Administrative Agent of any Event of Default, the Administrative Agent or the applicable Issuing Bank (as appropriate) will in turn promptly inform the other Lenders or the Revolving Letter of Credit Lenders, as the case may be, in writing (which shall include facsimile communications) of the nature of such communication or of the Event of Default, as the case may be. No Agent or Issuing Bank shall be deemed to have knowledge of any Default or Event of Default unless and until written notice thereof is given to such Agent or such Issuing Bank by Holdings, the Borrower, the Administrative Agent or a Lender.

         Section 10.5. Liability of the Administrative Agent, the Other Agents and the Issuing Banks. (a) The Administrative Agent, any of the other Agents or any Issuing Bank, when acting on behalf of the Lenders (or in the case of the Administrative Agent, when acting on behalf of the Secured Parties), may execute any of its duties under this Credit Agreement or the other Loan Documents by or through its directors, officers, agents, or employees and none of the Administrative Agent, the other Agents, the Issuing Banks or their respective officers, agents or employees shall be liable to the Lenders (or in the case of the Administrative Agent and its



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directors, officers, agents or employees, the Secured Parties) or any of them for any action taken or omitted to be taken in good faith, nor be responsible to the Lenders (or in the case of the Administrative Agent and its directors, officers, agents or employees, the Secured Parties) or to any of them for the consequences of any oversight or error of judgment, or for any loss, unless the same shall happen through its gross negligence or willful misconduct as determined by a final and non-appealable order or judgment of a court of competent jurisdiction. The Administrative Agent, each of the other Agents, each Issuing Bank and their respective directors, officers, agents, and employees shall in no event be liable to the Lenders (or in the case of the Administrative Agent and its directors, officers, agents or employees, the Secured Parties) or to any of them for any action taken or omitted to be taken by it pursuant to instructions received by it from, or with the consent of, the Required Lenders, the Required Revolving Lenders or such number or percentage of the Lenders as shall be necessary as provided in Section 11.11, as the case may be, or in reliance upon the advice of counsel selected by it. Without limiting the foregoing, none of the Administrative Agent, the other Agent, the Issuing Banks or any of their respective directors, officers, employees, or agents shall be responsible to any of the Lenders (or in the case of the Administrative Agent and its directors, officers, agents or employees, the Secured Parties) for or have any duty to ascertain or inquire into the due execution, validity, genuineness, effectiveness, sufficiency, or enforceability of, or for any statement, warranty, or representation in, or for the perfection of any security interest or Lien contemplated by, this Credit Agreement, any other Loan Document or any related agreement, instrument, document or order, or for the contents of any certificate, report or other document delivered in connection with any Loan Document or for freedom of any of the Collateral or any of the Real Property Assets from prior Liens or security interests, or shall be required to ascertain or to make any inquiry concerning the performance or observance by the Borrower or any other Loan Party of any of the terms, conditions, covenants, or agreements of this Credit Agreement, any other Loan Document, or any related agreement, instrument, document, or order.

                  (b) None of the Administrative Agent (in its capacity as agent for the Lenders and the other Secured Parties), any other Agent (in its capacity as agent for the Lenders), any Issuing Bank or any of their respective directors, officers, employees, or agents shall have any responsibility to the Borrower or any other Loan Party on account of the failure or delay in performance or breach by any of the Lenders of any of such Lender's obligations under this Credit Agreement, the other Loan Documents or any related agreement or document or in connection herewith or therewith. No Lender or any of its directors, officers, employees or agents shall have any responsibility to the Borrower or any other Loan Party on account of the failure or delay in performance or breach by any other Lender of such other Lender's obligations under this Credit Agreement, the other Loan Documents, any Lender Hedging Agreement or any related agreement or document or in connection herewith or therewith.

                  (c) The Administrative Agent and each of the other Agents, in each case, as agent for the Lenders hereunder and the other Secured Parties, and each Issuing Bank shall be entitled to rely on, and shall not incur any liability for relying on, any notice, request, certificate, consent, statements, communication, instrument, document or other writing believed by it to be genuine or correct and to have been signed or sent by a Person or Persons believed by it to be the proper Person or Persons. The Administrative Agent, each other Agent and each Issuing Bank shall also be entitled to rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The




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Administrative Agent, each other Agent and each Issuing Bank may consult with legal counsel (who may be counsel for the Borrower), independent public accountants and other professional advisors and experts selected by it, and shall be entitled to rely on advice of, and shall not be liable for any action taken or not taken by it in accordance with the advice of, any such counsel, accountants, advisors or experts.

         Section 10.6. Reimbursement and Indemnification. Each of the Lenders agrees (i) to reimburse the Administrative Agent for such Lender's pro rata share (determined in accordance with such Lender's Percentage) of any expenses and fees incurred for the benefit of the Lenders under the Loan Documents, including, without limitation, counsel fees and compensation of agents, employees, financial advisors and other professionals paid for services rendered for the benefit of the Lenders, and any other expense incurred in connection with the operation or administration of the Loan Documents or the enforcement thereof not reimbursed by or on behalf of the Borrower and (ii) to indemnify and hold harmless the Administrative Agent, and any of its respective directors, officers, employees, or agents, on demand, in the amount of its pro rata share (determined in accordance with such Lender's Percentage), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against, it or any of them in any way relating to or arising out of any of the Loan Documents or any related agreement or document, or any action taken or omitted by it or any of them under any of the Loan Documents or any related agreement or document, to the extent not reimbursed by or on behalf of the Borrower or any other Loan Party (except such as shall result from the gross negligence or willful misconduct of the Person to be indemnified or held harmless (as applicable), as determined by a final and non-appealable order or judgment of a court of competent jurisdiction) and (iii) to indemnify and hold harmless each Issuing Bank and any of its directors, officers, employees, or agents, on demand, in the amount of its pro rata share (determined in accordance with such Lender's Percentage), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against it or any of them in any way relating to or arising out of the issuance of any Letters of Credit or the failure to issue Letters of Credit (except such as shall result from the gross negligence or willful misconduct of the Person to be indemnified or held harmless (as applicable), as determined by a final and non-appealable order or judgment of a court of competent jurisdiction). To the extent indemnification payments made by the Lenders pursuant to this Section 10.6 are subsequently recovered by the Administrative Agent or an Issuing Bank from a Loan Party, the Administrative Agent or such Issuing Bank, as applicable, will promptly refund such previously paid indemnity payments to the Lenders.

         Section 10.7. Rights of the Agents and Issuing Banks. It is understood and agreed that each of the Agents and each of the Issuing Banks shall have the same duties, rights and powers as a Lender hereunder (including the right to give instructions) as any of the other Lenders and may exercise such rights and powers, as well as its rights and powers under other agreements and instruments to which it is or may be party, and may engage generally in other transactions with (including, without limitation, accepting deposits from and lending money to) any Loan Party or Affiliate thereof, as though it were not an Agent or Issuing Bank (as applicable) under this Credit Agreement and the other Loan Documents.



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         Section 10.8. Independent Investigation by Lenders. Each of the Lenders
acknowledges that it has decided to enter into this Credit Agreement and the other Loan Documents (including, without limitation, Amendment No. 9), to combine and continue the Existing Loans and to participate in the Letters of Credit hereunder (as applicable) independently and without reliance upon any Agent, any Issuing Bank or any other Lender, based on such documents and information as it has deemed appropriate, and based its own analysis of the transactions contemplated hereby and Amendment No. 9 and of the creditworthiness of the Loan Parties; and each of the Lenders agrees that none of the Agents, the Issuing Banks or other Lenders shall bear any responsibility therefor. Each Lender also acknowledges that it will, independently and without reliance upon any Agent, any Issuing Bank or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Credit Agreement, any other Loan Document or related agreement or any document furnished hereunder or thereunder.

         Section 10.9. Delegation to Sub-Agents. Each Agent may perform any and all of its duties and exercise any of its rights and powers by or through any one or more subagents appointed by such Agent. The Agents and any such sub-agents may perform any and all of their duties and exercise rights and powers through their respective Related Parties. The exculpatory provisions of this Article 10 shall apply to any such sub-agent and to the Related Parties of each Agent and any such sub-agent.

         Section 10.10. Agreement of the Lenders. Upon any occasion requiring or permitting an approval, consent, waiver, election or other action on the part of the Required Lenders, action shall be taken by the Administrative Agent for and on behalf of, or for the benefit of, all Lenders upon the direction of the Required Lenders and any such action shall be binding on all Lenders. No amendment, modification, consent or waiver shall be effective except in accordance with the provisions of Section 11.11 hereof.

         Section 10.11. Notice of Transfer. The Administrative Agent, each other Agent and each Issuing Bank may deem and treat any Lender which is a party to this Credit Agreement as the owner of such Lender's respective portions of the Loans and participations in Letters of Credit for all purposes, unless and until a written notice of the assignment or transfer thereof executed by any such Lender shall have been received by the Administrative Agent and shall have become effective in accordance with Section 11.3 hereof.

         Section 10.12. Relations Among Lenders. Notwithstanding anything to the contrary contained herein or in any other Loan Document, each Lender in its capacity as a Lender hereunder agrees that it will not take any legal action, or institute any actions or proceedings, against the Borrower or any other Loan Party hereunder or under any other Loan Document, or with respect to any Collateral or any Real Property Asset, it being understood and agreed that all such actions are to be taken by the Administrative Agent on behalf of the Lenders. Without limiting the generality of the foregoing, no Lender may unilaterally terminate its Revolving Letter of Credit Commitment or accelerate, or otherwise enforce or seek to enforce any rights or remedies with respect to, any Loans or other Obligations owed to it, except pursuant to Section 10.3 hereof and statutory or common law rights of banker's liens and set-off with respect to accounts maintained with such Lender.



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         Section 10.13. Resignation of an Agent; Successor Administrative Agent.
Any Agent may resign at any time by giving written notice thereof to the Lenders, the other Agents, the Issuing Banks and the Borrower, but such resignation in the case of the Administrative Agent, shall not become effective until thirty (30) days after the giving of such written notice. Upon any such resignation, the retiring Administrative Agent shall promptly appoint a successor administrative agent from among the Lenders which successor shall be experienced and sophisticated in lending; provided that such replacement is reasonably acceptable (as evidenced in writing) to the Required Lenders, the Issuing Banks and the Borrower; provided, however, that such approval by the Borrower shall not be required at any time when a Default or Event of Default is continuing. If no successor administrative agent shall have been so appointed by the retiring Administrative Agent and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent's giving of notice of resignation, the Borrower may appoint a successor administrative agent; provided that any such successor must (a) be experienced and sophisticated in lending, (b) be reasonably acceptable to the Required Lenders and the Issuing Banks, (c) be either a Lender or a commercial bank organized under the laws of the United States of America or of any State thereof and (d) have a combined capital and surplus of at least $250,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor administrative agent, (a) such successor administrative agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent; (b) the retiring Administrative Agent shall be discharged from its duties and obligations under this Credit Agreement, the other Loan Documents and any other credit documentation; and (c) such successor administrative agent shall execute such documents as may reasonably requested by the retiring Administrative Agent, or required pursuant to the terms of any Loan Documents, in order to assume or confirm such successor administrative agent's rights, powers, privileges, duties and obligations under any such Loan Documents. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Article 10 shall inure to benefit of such retiring Administrative Agent, its sub-agents and its Related Parties as to any actions taken or omitted to be taken by any of them while it was Agent or acting on behalf of the Administrative Agent under this Credit Agreement and the other Loan Documents.

         Section 10.14. Lender Payments. (a) Except as otherwise provided herein, all payments by any Lender hereunder shall be made to the Administrative Agent at the office of Bank of America, N.A., Attention: Credit Services (wiring information: Bank of America, N.A., Dallas, Texas, ABA No. 111000012; Acct. No. 1292000883, Account Name: Corporate Credit Services; Ref: Williams Communications LLC) not later than 1:00 p.m., Central time. All payments received after such time shall be deemed received on the next succeeding Business Day. All payments shall be made in immediately available funds in lawful money of the United States of America.

                  (b) If the Administrative Agent, any Issuing Bank, any Lender or any other Secured Party is required at any time to return to the Borrower, or to a trustee, receiver, liquidator, custodian, or any official under any proceeding under any Debtor Relief Law, any portion of a payment made by the Borrower, each Lender or other Secured Party agrees that it shall, on demand of the Administrative Agent, return its share of the amount to be returned which was received by the applicable Lender or other Secured Party, plus interest thereon from



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the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate.

         Section 10.15. Syndication Agent and Co-Documentation Agents. Notwithstanding anything in this Credit Agreement or any Loan Document to the contrary, the Syndication Agent and each of the Co-Documentation Agents shall have no duty, obligation or responsibility as such hereunder.

                                   ARTICLE 11

                                  MISCELLANEOUS

         Section 11.1. Notices. (a) Except in the case of notices and other communications that are expressly permitted to be given only by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand, overnight courier, certified or registered mail or sent by facsimile addressed as follows:

(i) if to the Administrative Agent or Bank of America, N.A., to it as follows:

         Bank of America, N.A.
         901 Main Street - 66th Floor
         Dallas, Texas 75202-3714
         Attention: John W. Woodiel III, Managing Director
         Facsimile No.: (214) 209-3533

         and

         Bank of America, N.A.
         901 Main Street - 14th Floor
         Dallas, Texas 75202-3714
         Attention: Mickey McLean
         Facsimile No.: (214) 290-9508

         with a courtesy copy to:

         Clifford Chance US LLP
         200 Park Avenue
         New York, NY 10166-0153
         Attention: Margot B. Schonholtz, Esq.
                    Elizabeth L. Benda, Esq.
         Facsimile No.: (212) 878-8375



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

(ii)     if to Bank of America, N.A., as Issuing Bank, to it as follows:

         Bank of America, N.A.
         901 Main Street - 14th Floor
         Dallas, Texas 75202-3714
         Attention: Nita Gerstung
         Facsimile No.: (214) 290-9478

(iii)    if to JP Morgan Chase Bank, as Issuing Bank, to it as follows:

         JP Morgan Chase Bank
         10420 Highland Mn Dr-Bl 2
         Tampa, Florida 33610
         Attention: Richard Synder
         Facsimile No.: (813) 432-5162

(iv) if to any Lender, to it at its address (or telecopier number) set forth in its Administrative Questionnaire;

(v)      if to Holdings, the Borrower or any other Loan Party, to it as follows:

         Williams Communications, LLC
         One Technology Center, 15th Floor
         100 South Cincinnati
         Tulsa, Oklahoma 74103

         For other than administrative notices:
         Attention: Richard H. Martin, Jr.
         Facsimile No.: (918) 547-7084

                           or

         For administrative notices:
         Attention: Kerri Lyle
         Facsimile No.: (918) 547-4867

         In each case, with a copy to:

         Attention: Steve Heinen
         Facsimile No.: (918) 547-2360

         and if the Escrow Release has occurred, then in each case, with a courtesy copy to:

         Leucadia National Corporation
         315 Park Avenue South
         New York, New York  10010



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         Attention: Tom Mara
         Facsimile No. (212) 598-3241

or such other address as such party may from time to time designate by giving written notice to the other parties hereunder. Any failure of any Person giving notice pursuant to this Section 11.1 to provide a courtesy copy to a party as provided herein, shall not affect the validity of such notice. All notices and other communications given to any party hereto in accordance with the provisions of this Credit Agreement shall be deemed to have been given (x) on the fifth Business Day after the date when sent, postage prepaid, return receipt requested, if by certified or registered mail, (y) when delivered, if delivered by hand or overnight courier service, or (z) when receipt is acknowledged, if by facsimile, in each case addressed to such party as provided in this Section 11.1 or in accordance with the latest unrevoked written direction from such party.

                  (b) No notice to or demand on any of the Loan Parties on any occasion shall entitle such Loan Party or any other Loan Party to any other or further notice or demand in the same, similar or other circumstances, unless otherwise expressly required under this Credit Agreement.

         Section 11.2. Survival of Agreement, Representations and Warranties, etc. All warranties, representations, agreements and covenants made by any of the Loan Parties herein, in any other Loan Document or in any certificate or other instrument delivered by it or on its behalf in connection with or pursuant to this Credit Agreement or any other Loan Document shall be considered to have been relied upon by the Administrative Agent, the other Agents, the Issuing Banks and the Lenders and, except for any terminations, amendments, modifications or waivers thereof in accordance with the terms hereof, shall survive the execution and delivery of this Credit Agreement, the combination and continuance of the Existing Loans and the issuance of the Letters of Credit herein contemplated, and the execution and delivery of any Notes hereunder, in each case, regardless of any investigation made by the Administrative Agent, any of the other Agents, any Issuing Bank or any of the Lenders or on their behalf and notwithstanding the Administrative Agent, any other Agent, any Issuing Bank or any Lender may have had notice or knowledge of any Default or Event of Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect so long as any Obligation is outstanding and unpaid, any Letter of Credit is outstanding and so long as the Revolving Letter of Credit Commitments have not been terminated. All statements in any such certificate or other instrument delivered in connection with, or pursuant to this Credit Agreement or other Loan Document shall constitute representations and warranties by the Loan Parties hereunder. Notwithstanding the foregoing, any representation, warranty, agreement or covenant with respect to any tax shall survive at least until thirty (30) days after the expiration of the applicable statute of limitations with respect to such tax.

         Section 11.3. Successors and Assigns; Syndications; Loan Sales; Participations. (a) Whenever in this Credit Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and permitted assigns of such party (including, without limitation any affiliate of any Issuing Bank that issues any Letter of Credit); provided, however, that neither the Borrower or Holdings may assign or transfer any of its rights or obligations hereunder or under any other Loan Document without the prior written consent of the Administrative Agent, each Issuing Bank and all of the Lenders (and any attempted assignment



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

or transfer without such consent shall be null and void); provided, further, however, that none of Old WCG or any of the Subsidiary Loan Parties may assign or transfer any of its rights or obligations hereunder or under any other Loan Document (except as otherwise expressly provided herein or therein) without the prior written consent of the Administrative Agent, each Issuing Bank and all of the Lenders unless such assignment or transfer is expressly permitted in the applicable Loan Document (and any attempted assignment or transfer without such consent shall be null and void). All covenants, promises and agreements by or on behalf of any of the Loan Parties which are contained in this Credit Agreement or any other Loan Document shall inure to the benefit of the successors and assigns of the Administrative Agent, the Issuing Banks and the Lenders. Nothing in this Credit Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any affiliate of any Issuing Bank that issues any Letter of Credit) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Banks and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Credit Agreement or any other Loan Document.

                  (b) Each of the Lenders may (but, except to the extent otherwise expressly provided in Section 11.3(c) below, only with the prior written consent of the Administrative Agent and the Borrower and in the case of an assignment of a Revolving Letter of Credit Commitment and any obligations with respect to any L/C Exposure, the Issuing Banks, which consent in each case shall not be unreasonably withheld and which consent by the Borrower shall not be required if at the time of the applicable Assignment and Acceptance is delivered to the Administrative Agent for its acceptance and recording, an Event of Default has occurred and is then continuing) assign to one or more Eligible Assignees all or a portion of its interests, rights and obligations under this Credit Agreement (including, without limitation, all or a portion of any Loans at the time owing to it and any Note held by it evidencing such Loans, and/or all or a portion of its Revolving Letter of Credit Commitment, the same portion of its obligations with regard to Letters of Credit and any Note held by it evidencing such Revolving Letter of Credit Commitment); provided, however, that
(i) each assignment shall be of a constant, and not a varying, percentage of the assigning Lender's interests, rights and obligations under this Credit Agreement, (ii) each assignment shall (X) in the case of the Revolving Letter of Credit Commitment, be in a minimum amount of $1,000,000 (or such lesser amount
(1) as shall equal the assigning Lender's entire Revolving Letter of Credit Commitment or (2) as agreed to by the Administrative Agent and the Borrower), or
(Y) in the case of a Loan, be in a minimum Loan amount of $1,000,000 (or such lesser amount (1) as shall equal the assigning Lender's entire Loan or (2) as agreed to by the Administrative Agent and the Borrower) and (iii) after giving effect to such assignment, the assigning Lender's remaining Revolving Letter of Credit Commitment and/or outstanding Loans (as appropriate) shall each either be zero or an amount equal to $1,000,000 or more, (iv) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register (as defined below), an Assignment and Acceptance substantially in the form of Exhibit C hereto, together with the assigning Lender's original Note (if any) evidencing the Loans or Revolving Letter of Credit Commitment (as applicable) being assigned and a processing and recordation fee of $3,500 to be paid to the Administrative Agent by the assigning Lender or the assignee (provided, the amount of such fee shall be $1,500 in the case of an assignment by a Lender to an Affiliate of such Lender or a Related Fund hereunder), (v) if the assignee is not a Lender, it shall deliver to the Administrative Agent, an Administrative Questionnaire, and (vi) if the assignee is not



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incorporated under the laws of the United States of America or a state thereof, it shall deliver to the Borrower and the Administrative Agent the forms prescribed by the Internal Revenue Service of the United States certifying as to the assignee's exemption from United States withholding taxes with respect to all payments to be made to the assignee under the Credit Agreement or such other documents as are necessary to indicate that all such payments are subject to such tax at a rate reduced by any applicable tax treaty. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall not (unless otherwise agreed to by the Administrative Agent) be earlier than five (5) Business Days after the date of acceptance and recording by the Administrative Agent, (x) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and under the other Loan Documents and shall be bound by the provisions hereof and (y) the assigning Lender thereunder shall, to the extent provided in such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Credit Agreement except that, notwithstanding such assignment, any rights and remedies available to the Borrower for any breaches by such assigning Lender of its obligations hereunder while a Lender shall be preserved after such assignment, and such Lender shall not be relieved of any liability to the Borrower due to any such breach. In the case of an Assignment and Acceptance covering all of the remaining portion of the assigning Lender's rights and obligations under this Credit Agreement, such assigning Lender shall cease to be a party hereto (but shall be entitled to the benefits of Sections 2.4(h), 2.12, 2.13, 2.15, 11.4 and 11.5 hereof). It shall not be necessary for any Lender to sell the same percentage of its Revolving Letter of Credit Commitment and its Loans (as the case may be) (although each such percentage of its Revolving Letter of Credit Commitment (and its L/C Exposure) and its Loans must be a constant, not varying percentage). Each Lender that is an investment fund hereby agrees to notify the Administrative Agent of any change of the identity of the investment manager for such fund.

                  (c) Each Lender, in accordance with Section 11.3(b) above (other than the provisions of the first parenthetical phrase appearing therein), may at any time make an assignment of its interests, rights and obligations under this Credit Agreement, (i) solely with respect to an assignment of Loans only, without the consent of the Administrative Agent, any Issuing Bank or the Borrower, to any other Lender, to any Affiliate of such assigning Lender or to a Related Fund of such assigning Lender or (ii) solely with respect to an assignment of the Revolving Letter of Credit Commitment only, without the prior written consent of the Administrative Agent, the Borrower, and the Issuing Bank, to any other Lender which at the time of the assignment has a Revolving Letter of Credit Commitment hereunder.

                  (d) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby and that such interest is free and clear of any adverse claim, the assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Credit Agreement or any other Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any of the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (ii) such assignor Lender makes no representation or warranty and assumes no responsibility



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with respect to the financial condition of any of the Loan Parties or the performance or observance by any of the Loan Parties of any of their respective obligations under the Loan Documents or any other instrument or document furnished pursuant thereto; (iii) such assignee confirms that it has received a copy of this Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Sections 5.1(a) and 5.1(b) (or if none of such financial statements shall have then been delivered, then copies of the financial statements referred to in Section 3.6(a) hereof) and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee agrees that it will, independently and without reliance upon the assigning Lender, the Administrative Agent, the other Agents, the Issuing Banks, any other Lender or any other Secured Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Credit Agreement, any of the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (v) such assignee appoints and authorizes the Administrative Agent and each Issuing Bank to take such action as agent(s) on its behalf and to exercise such powers under this Credit Agreement and the other Loan Documents as are delegated to the Administrative Agent or such Issuing Bank (as applicable) by the terms hereof, together with such powers as are reasonably incidental thereto; and (vi) such assignee agrees that it will be bound by the provisions of this Credit Agreement and the other Loan Documents and will perform in accordance with their terms all of the obligations which by the terms of this Credit Agreement and the other Loan Documents are required to be performed by it as a Lender.

                  (e) The Administrative Agent, acting on behalf of the Borrower, shall maintain at one of its offices in any State of the United States, a copy of each Assignment and Acceptance and a register for the recordation of the names and addresses of the Lenders, the Revolving Letter of Credit Commitment of each Lender, the principal amount of the Loan owing to each Lender and any payments with respect to Letters of Credit which are owing to each Lender from time to time (the "Register"). The entries in the Register shall be conclusive, in the absence of manifest error, and the Loan Parties, the Administrative Agent, the other Agents, the Issuing Banks and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of the Loan Documents. The Register shall be available for inspection by any Loan Party, any Issuing Bank or any Lender at any reasonable time and from time to time upon reasonable prior notice. Any assignment of any Loan or Revolving Letter of Credit Commitment whether or not evidenced by a Note shall be effective only upon appropriate entries with respect thereto being made in the Register. Any assignment or transfer of all or part of a Loan or Revolving Letter of Credit Commitment evidenced by a Note shall be registered on the Register only upon surrender of the Note evidencing such Loan, accompanied by a duly executed Assignment and Acceptance, and thereupon one or more new Notes shall be issued to the assignee and the old Notes shall be returned by the Administrative Agent to the Borrower marked "cancelled".

                  (f) Subject to the foregoing, upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee together with the assigning Lender's original Note (if any) evidencing the Loan or Revolving Letter of Credit Commitment (as applicable) being assigned thereby, the processing and recordation fee, the assignee's completed Administrative Questionnaire (if applicable) and evidence of the Administrative Agent's, the Issuing Banks' and the Borrower's written consent to such assignment (as required),




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the Administrative Agent shall, if such Assignment and Acceptance has been completed and is substantially in the form of Exhibit C hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt written notice thereof to the Borrower. Within five (5) Business Days after receipt of the notice, the Borrower, at its own expense, shall execute and deliver to the Administrative Agent, in exchange for any surrendered Note, a new Note to the order of such assignee in an amount equal to the Revolving Letter of Credit Commitment or the principal amount of the Loan (as appropriate) assumed by the assignee Lender pursuant to such Assignment and Acceptance and if the assigning Lender has retained a Revolving Letter of Credit Commitment or any portion of the Loans (as appropriate) hereunder, a new Note to the order of the assigning Lender in an amount equal to the Revolving Letter of Credit Commitment or the principal amount of the Loan (as appropriate) retained by it hereunder. Such new Notes shall be in an aggregate principal amount equal to the aggregate principal amount of the surrendered Note (or if applicable, the outstanding principal amount of the applicable Loan owed to the assigning Lender immediately preceding the relevant assignment), shall be dated the date of the surrendered Note and shall otherwise be in substantially the form of the surrendered Note.

                  (g) Each of the Lenders may, without the consent of any of the Loan Parties, the Administrative Agent, the Issuing Bank or the other Lenders, sell participations to one or more banks, other financial institutions, investing companies or funds in all or a portion of its rights and obligations under this Credit Agreement (including, without limitation, all or a portion of the Loan at the time owing to it and any Note held by it evidencing such Loan, or all or a portion of its Revolving Letter of Credit Commitment, the same portion of its participation in Letters of Credit and any Note held by it evidencing such Revolving Letter of Credit Commitment); provided, however, that
(i) any such Lender's obligations under this Credit Agreement shall remain unchanged and it shall remain solely responsible to the other parties hereto for the performance of such obligations, (ii) any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce the Loan Documents and to approve any amendment, modification or waiver of any provision of the Loan Documents and that such participant shall not be granted any voting rights or any right to control the vote of such Lender under this Credit Agreement by the Lender selling a participation hereunder, except that such participant may be granted voting rights (or a right to control the vote of such Lender under this Credit Agreement) with respect to (A) proposed decreases to interest rates or fees, (B) changes to the amount of the Revolving Letter of Credit Commitments (except for a ratable decrease in the Total Revolving Letter of Credit Commitment of all Lenders holding Revolving Letter of Credit Commitments), (C) any extensions of the final maturity of any Loan or any reduction of fees (in each case, as applicable to such participant), (D) releases of all or substantially all the Collateral and the Mortgaged Real Property Assets and (E) any release of Holdings as a Guarantor hereunder, (iii) the participating banks or other entities shall be entitled to the cost protection provisions contained in Sections 2.4(h), 2.12, 2.13 and 2.14 hereof, but a participant shall not be entitled to receive pursuant to such provisions an amount larger than its share of the amount to which the Lender granting such participation would have been entitled to receive, unless the sale of the participation was made with the Borrower's prior written consent, (iv) the Loan Parties, the Administrative Agent, the other Agents, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's and its participants' rights and obligations under this Credit Agreement and (v) such Lender, acting for this purpose as an agent for the Borrower, shall



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maintain at one of its offices a copy of the agreement pursuant to which such participation is granted (the "Participation Agreement") and each agreement pursuant to which any interest in such participation is assigned by the participant, and a register for the recordation of the names and addresses of each participant (and any such assignee of such participation), its respective interests in the Revolving Letter of Credit Commitments and the principal amounts of the Loans and LC Disbursements owing to the Lender (the "Participant Register"). Each such Participation Agreement shall provide that such participation (and any assignment thereof) shall be effective upon recordation in such Participation Register.

                  (h) A Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 11.3, disclose to the assignee or participant or proposed assignee or participant (provided such assignee or participant or proposed assignee or participant is not a direct competitor of any material business of the Loan Parties) any information relating to any of the Loan Parties or their Subsidiaries furnished to the Administrative Agent, any other Agent, the Issuing Bank or such Lender by or on behalf of the Borrower or any other Loan Party; provided, that prior to any such disclosure, each such assignee or participant or proposed assignee or participant shall agree in writing to be bound by the provisions of Section 11.17 hereof.

                  (i) Any assignment pursuant to paragraph (b) or (c) of this
Section 11.3 shall constitute an amendment of the Schedule of Outstanding Term Loans and Revolving Letter of Credit Commitments as of the effective date of such assignment.

                  (j) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Credit Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section 11.3 shall not apply to any such pledge or assignment of a security interest; provided, however, that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

         Section 11.4. Expenses; Documentary Taxes. Whether or not the transactions hereby contemplated shall be consummated, the Borrower agrees to pay (a) all reasonable out-of-pocket expenses incurred by the Administrative Agent, the other Agents, the Issuing Bank and/or the other members of the steering committee in connection with, or arising out of, the performance of due diligence, the negotiation, preparation, execution, delivery, waiver or modification and administration of this Credit Agreement and any other documentation contemplated hereby, the Loans and the issuance of the Letters of Credit, the Collateral, any Real Property Asset or any Loan Document, including but not limited to, the reasonable out-of-pocket, costs and internally allocated charges of legal counsel or audit or field examinations of the Administrative Agent, the other Agents or the other members of the steering committee in connection with the preparation, negotiation and administration of this Credit Agreement, the verification of financial data or the transactions contemplated hereby, and the reasonable fees and disbursements of Clifford Chance US LLP, counsel for the Administrative Agent, Shearman & Sterling, counsel to the Co-Documentation Agents, Simpson Thacher & Bartlett, counsel to the Syndication Agent, and Haynes and Boone, LLP, counsel to Credit Lyonnais New York Branch, and FTI, financial advisors to Clifford Chance US LLP, (b) all reasonable out-of-pocket expenses incurred by any



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Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, and (c) all reasonable out-of-pocket expenses incurred by the Administrative Agent, any of the other Agents, any Issuing Bank or any Lender in connection with the enforcement or protection (as distinguished from administration) of its rights and remedies (or the rights and remedies of the Agents, the Issuing Bank, the Lenders or the other Secured Parties) in connection with this Credit Agreement, the other Loan Documents, the Letters of Credit, the Loans or any Notes hereunder, or as a result of any transaction, action or non-action arising from any of the foregoing, incurred during any workout, restructuring or negotiations in respect of the Loans or Letters of Credit, including but not limited to, the fees and disbursements of any counsel for any of the Agents, any Issuing Bank or any of the Lenders. Such payments shall be made on demand. The Borrower agrees that it shall indemnify the Administrative Agent, the other Agents, the Issuing Banks and the Lenders from and hold them harmless against any documentary, transfer, stamp, excise, property or similar taxes, assessments or charges made by any Governmental Authority by reason of any payment made by or on behalf of the Borrower or other Loan Party under the Credit Agreement or other Loan Documents or the execution, filing, recording, performance, release, discharge, amendment, enforcement and/or delivery of this Credit Agreement or any Notes hereunder or the issuance of Letters of Credit or any other Loan Document. The obligations of the Borrower under this Section shall survive the Bank Credit Termination Date, the termination of this Credit Agreement, the payment of the Loans, the expiration or termination of the Letters of Credit and/or the termination of any Lender Hedging Agreement.

         Section 11.5. Indemnity. The Borrower agrees to indemnify and hold harmless the Administrative Agent, the other Agents, the Issuing Banks and each Lender, and their respective Related Parties (each of the foregoing, an "Indemnified Party"), to the full extent permitted by Applicable Law, from and against any and all claims, demands, losses, judgments, damages, expenses and liabilities (including, without limitation, liabilities for penalties) incurred by or asserted against any of them as a result of, or arising out of, or in any way related to, or by reason of, any actual or prospective investigation, claim, litigation or other proceeding (whether based on contract, tort or other theory and regardless of whether or not any Indemnified Party is a party thereto) related to the entering into and/or performance of any Loan Document or any other agreement or instrument contemplated thereby (including, without limitation, any refusal by any Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit) or the use of the proceeds of any Loans hereunder or the issuance of any Letter of Credit or the consummation of any other transaction contemplated in any Loan Document, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation, claim, litigation or other proceeding (but excluding any such claims, demands, losses, judgments, damages, expenses and liabilities of an Indemnified Party to the extent incurred by reason of the gross negligence or willful misconduct of such Indemnified Party as determined by a final, non-appealable order or judgment of a court of competent jurisdiction). If any proceeding, including any governmental investigation, shall be instituted involving any Indemnified Party, in respect of which indemnity may be sought against the Borrower, such Indemnified Party shall promptly notify the Borrower in writing, and the Borrower shall assume the defense thereof on behalf of such Indemnified Party including the employment of counsel (reasonably satisfactory to such Indemnified Party) and payment of all reasonable fees and expenses. Any Indemnified Party shall have the right to employ separate



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counsel in any such proceeding and participate in the defense thereof, but the fees and expenses of such separate counsel shall be at the expense of such Indemnified Party unless (i) the employment of such separate counsel has been specifically authorized by the Borrower or (ii) the named parties to any such action (including any impleaded parties) include such Indemnified Party and the Borrower and such Indemnified Party shall have been advised by counsel that there may be one or more legal defenses available to such Indemnified Party which are different from or in addition to those available to the Borrower (in which case the Borrower shall not have the right to assume the defense of such action on behalf of such Indemnified Party). At any time after the Borrower has assumed the defense of any proceeding involving any Indemnified Party in respect of which indemnity has been sought against the Borrower, such Indemnified Party may elect, by written notice to the Borrower, to withdraw its request for indemnity and thereafter the defense of such proceeding shall be maintained by counsel of the Indemnified Party's choosing and at the Indemnified Party's expense. The foregoing indemnity agreement includes any reasonable costs incurred by an Indemnified Party in connection with any action or proceeding which may be instituted in respect of the foregoing by the Administrative Agent, one of the other Agents or the Issuing Banks or by any other Person either against the Administrative Agent, one of the other Agents, the Issuing Banks or the Lenders or in connection with which any officer or employee of the Administrative Agent, one of the other Agents, the Issuing Banks or the Lenders is called as a witness or deponent, including, but not limited to, the reasonable fees and disbursements of Clifford Chance US LLP, counsel to the Administrative Agent, Shearman & Sterling, counsel to the Co-Documentation Agents, Simpson Thacher & Bartlett, counsel to the Syndication Agent, and Haynes and Boone, LLP, counsel to Credit Lyonnais New York Branch, and any reasonable out-of-pocket costs incurred by the Administrative Agent, any other Agent, any Issuing Bank or any Lender in appearing as a witness or in otherwise complying with legal process served upon them. The obligations of the Borrower under this
Section 11.5 shall survive the Bank Credit Termination Date, the termination of this Credit Agreement, the payment of the Loans, the expiration or termination of the Letters of Credit and/or the termination of any Lender Hedging Agreement and shall inure to the benefit of any Person who was a Lender notwithstanding such Person's assignment of all its Loans and its Revolving Letter of Credit Commitment hereunder. Any amount due under this Section 11.5 shall be payable by the Borrower promptly after written demand therefor.

         If a Loan Party shall fail to do any act or thing which it has covenanted to do hereunder or under a Loan Document, or any representation or warranty of a Loan Party shall be breached, the Administrative Agent may (but shall not be obligated to) do the same or cause it to be done or remedy any such breach, and there shall be added to the Obligations hereunder the cost or expense incurred by the Administrative Agent in so doing, and any and all amounts expended by the Administrative Agent in taking any such action shall be repayable to it upon its demand therefor and shall bear interest at the rate per annum set forth in Section 2.10(a)(iii) from time to time in effect from the date advanced to the date of repayment.

         Section 11.6. CHOICE OF LAW. THIS CREDIT AGREEMENT, THE OTHER LOAN DOCUMENTS AND ANY NOTE HEREUNDER SHALL IN ALL RESPECTS BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES AND BY FEDERAL LAW TO THE EXTENT APPLICABLE; PROVIDED, HOWEVER, THAT WITH RESPECT TO ANY MORTGAGE FILED IN A




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JURISDICTION OUTSIDE THE STATE OF NEW YORK, THE LAWS OF SUCH JURISDICTION WHERE
SUCH MORTGAGE WAS FILED SHALL APPLY.

         Section 11.7. WAIVER OF JURY TRIAL. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH PARTY HERETO HEREBY WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON (WHETHER DIRECTLY OR INDIRECTLY) THIS CREDIT AGREEMENT, THE SUBJECT MATTER HEREOF, ANY OTHER LOAN DOCUMENT OR THE SUBJECT MATTER THEREOF, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER IN CONTRACT OR TORT OR OTHERWISE. EACH PARTY HERETO ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY THE OTHER PARTIES HERETO THAT THE PROVISIONS OF THIS SECTION CONSTITUTE A MATERIAL INDUCEMENT UPON WHICH SUCH OTHER PARTIES HAVE RELIED, ARE RELYING AND WILL RELY IN ENTERING INTO THIS CREDIT AGREEMENT AND ANY OTHER LOAN DOCUMENT. ANY PARTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 11.7 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF ANY OTHER PARTY TO THE WAIVER OF ITS RIGHTS TO TRIAL BY JURY.

         Section 11.8. WAIVER WITH RESPECT TO DAMAGES. EACH LOAN PARTY ACKNOWLEDGES THAT NONE OF THE ADMINISTRATIVE AGENT, THE OTHER AGENTS, THE ISSUING BANKS OR THE LENDERS HAS ANY FIDUCIARY RELATIONSHIP WITH, OR FIDUCIARY DUTY TO, ANY LOAN PARTY ARISING OUT OF OR IN CONNECTION WITH THIS CREDIT AGREEMENT OR ANY OTHER LOAN DOCUMENT AND THE RELATIONSHIP BETWEEN THE ADMINISTRATIVE AGENT, THE OTHER AGENTS, THE ISSUING BANKS AND THE LENDERS, ON THE ONE HAND, AND THE LOAN PARTIES, ON THE OTHER HAND, IN CONNECTION THEREWITH IS SOLELY THAT OF CREDITOR AND DEBTOR. TO THE EXTENT PERMITTED BY APPLICABLE LAW, NO LOAN PARTY SHALL ASSERT, AND EACH LOAN PARTY HEREBY WAIVES, ANY CLAIMS AGAINST THE ADMINISTRATIVE AGENT, ANY OTHER AGENT, ANY ISSUING BANK, ANY LENDER OR ANY OTHER INDEMNIFIED PARTY ON ANY THEORY OF LIABILITY, FOR SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES (AS OPPOSED TO DIRECT OR ACTUAL DAMAGES) ARISING OUT OF, IN CONNECTION WITH, OR AS A RESULT OF, THIS CREDIT AGREEMENT, ANY LOAN DOCUMENT, ANY AGREEMENT OR INSTRUMENT CONTEMPLATED HEREBY OR THEREBY, THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, ANY LOAN OR LETTER OF CREDIT OR THE USE OF THE PROCEEDS THEREOF.

         Section 11.9. No Waiver. No failure on the part of the Administrative Agent, any other Agent, any Issuing Bank or any Lender to exercise, and no delay in exercising, any right, power or remedy hereunder, under any Note hereunder, with regard to any Letter of Credit, or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy or any abandonment or discontinuance of steps to enforce any such right, power or remedy, preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All rights, powers and remedies hereunder and under the Loan Documents are cumulative and are not exclusive of any other rights, powers and remedies provided by Applicable Law or otherwise. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by Section 11.11 hereof, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the issuance of a Letter of Credit or the continuation or conversion of a Loan hereunder shall not be construed as a waiver of any Default or Event of Default, regardless of whether the Administrative Agent, any other Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default or Event of Default at the time.

         Section 11.10. Extension of Payment Date. Except as otherwise specifically provided in Article 2 hereof, should any payment or prepayment of principal of or interest on any of the Loans or any other amount due hereunder or under any other Loan Document, become due and payable on a day other than a Business Day, the due date of such payment, prepayment or other amount shall be extended to the next succeeding Business Day and, in the case of a payment or prepayment of principal, interest shall be payable thereon at the rate herein specified during such extension.

         Section 11.11. Amendments, etc. (a) Neither this Credit Agreement or any other Loan Document or any provision hereof or thereof may be waived, amended or modified except, in the case of this Credit Agreement, pursuant to an agreement or agreements in writing entered into by Holdings, the Borrower, the other Loan Parties and the Required Lenders or, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Loan Party or Loan Parties that are parties thereto, in each case with the consent of the Required Lenders; provided, that no such agreement shall (i) increase the Revolving Letter of Credit Commitment of any Revolving Letter of Credit Lender without the written consent of such Revolving Letter of Credit Lender, (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby,
(iii) postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Revolving Letter of Credit Commitment, without the written consent of each Lender affected thereby, (iv) change Section 2.17(b) or 10.3(b) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) change any of the provisions of this Section or the definition of "Required Lenders" or any other provision of any Loan Document specifying the number or percentage of Lenders (or Revolving Letter of Credit Lenders or Term Lenders, as applicable) required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender (or each Revolving Letter of Credit Lender or each Term Lender, as the case may be), (vi) release Holdings or substantially all of the Subsidiary Loan Parties from their respective Guarantees hereunder (except as expressly provided herein), or limit its liability in respect of such Guarantee, without the written consent of each Lender, (vii) change any provision of any Loan

Document in a manner that by its terms adversely affects the rights in respect of payments due to, or requirements to make loans by, Term Lenders differently than Revolving Letter of Credit Lenders, without the written consent of Term Lenders holding a majority in interest of the outstanding Loans, or (viii) change any provision of any Loan Document in a manner that by its terms adversely affects the rights in respect of payments due to, requirements to make Loans by or requirements for Letters of Credit (in which participations will be purchased in accordance with this Credit Agreement by,) Revolving Letter of Credit Lenders differently than Term Lenders, without the written consent of Revolving Letter of Credit Lenders holding a majority in interest of the outstanding L/C Exposure and unused Revolving Letter of Credit Commitments; provided, further, that (A) no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or any Issuing Bank without the prior written consent of the Administrative Agent or the affected Issuing Bank, as the case may be, and (B) any waiver, amendment or modification of this Credit Agreement that by its terms affects the rights or duties under this Credit Agreement of the Term Lenders (but not Revolving Letter of Credit Lenders) or Revolving Letter of Credit Lenders (but not Term Lenders) may be effected by an agreement or agreements in writing entered into by Holdings, the Borrower, the other Loan Parties and the requisite percentage in interest of the Term Lenders or Revolving Letter of Credit Lenders (as applicable) that constitute the affected class.

         (b) Each holder of a Loan, a Note or a Revolving Letter of Credit Commitment shall be bound by any amendment, modification, waiver or consent authorized as provided herein (whether or not any applicable Note shall have been marked to indicate such amendment, modification, waiver or consent); and any consent by any holder of a Loan, a Revolving Letter of Credit Commitment or a Note shall bind any Person subsequently acquiring such Loan, Revolving Letter of Credit Commitment or Note (whether or not any applicable Note is so marked).

         (c) Notwithstanding the foregoing provisions of Section 11.11(a) above, the Security Agreement may only be amended in accordance with the terms of
Section 11.11(a) above and Section 21 of the Security Agreement.

         Section 11.12. Severability. Any provision of this Credit Agreement or of any Note hereunder which is invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without invalidating the remaining provisions hereof, and any such invalidity, illegality or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         Section 11.13. SERVICE OF PROCESS. EACH LOAN PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS (FOR ITSELF AND ITS PROPERTY) TO THE JURISDICTION OF THE STATE COURTS OF THE STATE OF NEW YORK IN NEW YORK COUNTY AND TO THE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK SITTING IN NEW YORK COUNTY (AND TO ANY APPELLATE COURT FROM ANY THEREOF), FOR THE PURPOSES OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF, OR BASED UPON, THIS CREDIT AGREEMENT (INCLUDING, BUT NOT LIMITED TO, THE LETTERS OF CREDIT) THE SUBJECT

MATTER HEREOF, ANY OTHER LOAN DOCUMENT AND THE SUBJECT MATTER THEREOF, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE LOAN PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR, TO THE EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH LOAN PARTY TO THE EXTENT PERMITTED BY APPLICABLE LAW (A) HEREBY WAIVES, AND AGREES NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE, OR OTHERWISE, IN ANY SUCH SUIT, ACTION OR OTHER PROCEEDING BROUGHT IN THE ABOVE-NAMED COURTS, ANY CLAIM THAT IT IS NOT SUBJECT PERSONALLY TO THE JURISDICTION OF SUCH COURTS, THAT ITS PROPERTY IS EXEMPT OR IMMUNE FROM ATTACHMENT OR EXECUTION, THAT THE SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, THAT THE VENUE OF THE SUIT, ACTION OR PROCEEDING IS IMPROPER OR THAT THIS CREDIT AGREEMENT, THE SUBJECT MATTER HEREOF, ANY OTHER LOAN DOCUMENT OR THE SUBJECT MATTER THEREOF OR ANY JUDGMENT (AS APPLICABLE) MAY NOT BE ENFORCED IN OR BY SUCH COURT AND (B) HEREBY WAIVES THE RIGHT TO ASSERT IN ANY SUCH ACTION, SUIT OR PROCEEDING ANY OFFSETS OR COUNTERCLAIMS EXCEPT COUNTERCLAIMS THAT ARE COMPULSORY OR OTHERWISE ARISE FROM THE SAME SUBJECT MATTER. EACH PARTY HERETO AGREES THAT ITS SUBMISSION TO JURISDICTION AND CONSENT TO SERVICE OF PROCESS BY MAIL IS MADE FOR THE EXPRESS BENEFIT OF EACH OF THE OTHER PARTIES HERETO. FINAL JUDGMENT AGAINST ANY LOAN PARTY IN ANY SUCH ACTION, SUIT OR PROCEEDING SHALL BE CONCLUSIVE, AND MAY BE ENFORCED IN ANY OTHER JURISDICTION (X) BY SUIT, ACTION OR PROCEEDING ON THE JUDGMENT, A CERTIFIED OR TRUE COPY OF WHICH SHALL BE CONCLUSIVE EVIDENCE OF THE FACT AND OF THE AMOUNT OF INDEBTEDNESS OR LIABILITY OF THE LOAN PARTY THEREIN DESCRIBED OR (Y) IN ANY OTHER MANNER PROVIDED BY OR PURSUANT TO THE LAWS OF SUCH OTHER JURISDICTION; PROVIDED, HOWEVER, THAT THE ADMINISTRATIVE AGENT MAY AT ITS OPTION BRING SUIT, OR INSTITUTE OTHER JUDICIAL PROCEEDINGS AGAINST A LOAN PARTY OR ANY OF ITS ASSETS IN ANY STATE OR FEDERAL COURT OF THE UNITED STATES OR OF ANY COUNTRY OR PLACE WHERE SUCH LOAN PARTY OR SUCH ASSETS MAY BE FOUND. EACH PARTY HERETO HEREBY CONSENTS TO SERVICE OF PROCESS BY MAIL AT THE ADDRESS TO WHICH NOTICES ARE TO BE GIVEN TO IT PURSUANT TO SECTION 11.1 HEREOF.

         Section 11.14. Headings. Article and Section headings used herein and the Table of Contents are for convenience only and are not to affect the construction of, or be taken into consideration in interpreting, this Credit Agreement.

         Section 11.15. Execution in Counterparts. This Credit Agreement may be executed in any number of counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same instrument. Signature pages may be detached from counterpart documents and reassembled to form duplicate executed originals. Delivery of an executed signature page to this Credit Agreement by facsimile shall be as effective as delivery of a manually executed counterpart of this Credit Agreement.

         Section 11.16. Subordination of Intercompany Indebtedness, Receivables and Advances. (a) Each Loan Party hereby agrees that any intercompany Indebtedness or other intercompany receivables or intercompany advances directly or indirectly made by or owed to such Loan Party by any other Loan Party, of whatever nature at any time outstanding shall be completely subordinate in right of payment to the prior indefeasible payment in full in cash of the Obligations, and that no payment on any such Indebtedness, receivable or advance shall be made until after the Bank Credit Termination Date (i) except intercompany receivables, intercompany advances and intercompany Indebtedness permitted pursuant to the terms hereof may be paid or repaid, in each case so long as no Default or Event of Default, shall have occurred and be continuing and (ii) except as specifically consented to by the Administrative Agent and the Required Lenders in writing. Each Loan Party hereby agrees that it will not become obligated or otherwise liable for any intercompany Indebtedness, or other intercompany receivable or intercompany advance that is owed to any Subsidiary of the Borrower or Holdings that is not a Loan Party, unless such Subsidiary agrees that such Indebtedness, receivable or advance (as applicable) is subordinated to the Obligations to the extent set forth above in the immediately preceding sentence and agrees to be bound by Section 11.16(b) as if it were a Loan Party that received a payment on such Indebtedness, receivable or advance.

                  (b) In the event that any payment on any such Indebtedness receivable or advance shall be received by a Loan Party other than as permitted by Section 11.16(a) before the Bank Credit Termination Date, such Loan Party shall receive such payments and hold the same in trust for, segregate the same from its own assets and shall immediately pay over to, the Administrative Agent on behalf of the Secured Parties all such sums to the extent necessary so that the Secured Parties shall have been paid in full, in cash, all Obligations then owed.

         Section 11.17. Confidentiality. Each of the Agents, the Issuing Banks and the Lenders understands that some of the information furnished to it pursuant to this Credit Agreement and the other Loan Documents may be received by it prior to the time that such information shall have been made public, and each of the Agents, the Issuing Banks and the Lenders hereby agrees that it will keep all the Information (as defined below) received by it confidential except that a Lender shall be permitted to disclose Information (i) only to such of its officers, directors, employees, agents, representatives, auditors, consultants, advisors, trustees, investments advisors, lawyers and affiliates (other than affiliates that are direct competitors of any material business of the Loan Parties) as need to know such information in connection with this Credit Agreement or any other Loan Document and who will be advised of the confidential nature of such Information; (ii) to any other party to this Credit Agreement;
(iii) to a proposed assignee or participant in accordance with Section 11.3(h) hereof; (iv) to the extent required by Applicable Law and regulations or by any subpoena or other legal process; (v) to the extent requested by any bank regulatory authority or other regulatory authority; (vi) to the extent such information (A) becomes publicly available other than as a result of a breach of this Credit Agreement or (B) becomes available to such Lender on a nonconfidential basis from a source other than the Borrower or any of its Affiliates; (vii) to the extent the Borrower shall have consented to such disclosure; or (viii) in connection with the servicing of the Loans hereunder, in protecting, exercising or enforcing any rights and/or remedies in connection with any Loan Document or in any proceeding in connection with any Loan Document or any of the transactions contemplated thereby. For the purposes of this Section, "Information" means all information received from Holdings, the Borrower, any Loan Party or their respective officers, directors, employees, agents, representatives, auditors, consultants, advisors, trustees, investment advisors, lawyers and affiliates (collectively, "Loan Party Agents") relating to Holdings, the Borrower, any Loan Party, any Subsidiary of a Loan Party or any of their respective businesses, other than any such information that is available to the Administrative Agent, any other Agent, any Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by Holdings, the Borrower, any Loan Party, any Subsidiary of a Loan Party or Loan Party Agent; provided that, in the case of information received from Holdings, the Borrower, any Loan Party or Loan Party Agent after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

         Section 11.18. Entire Agreement. Each of this Credit Agreement (including the Exhibits and Schedules hereto), Amendment No. 9, the Administration Fee Letter, the Security Agreement, and any Loan Document relating to the grant of a Lien to the Administrative Agent (for the benefit of the Secured Parties), represents the entire agreement of the parties with regard to the subject matter hereof and thereof (as applicable).

         Section 11.19. Enforcement of Rights; No Obligation to Marshall Assets. In enforcing any rights under this Credit Agreement or any other Loan Document, neither the Administrative Agent nor any of the other Secured Parties shall be required to resort to any particular security, right or remedy through foreclosure or otherwise, or to proceed in any particular order of priority, or to otherwise act or refrain from acting; and, to the extent permitted by Applicable Law, each Loan Party hereby waives and releases any right to a marshaling of assets or a sale in inverse order of alienation.

         Section 11.20. Reproduction of Documents. The Credit Agreement, all documents constituting Schedules or Exhibits hereto, and all documents relating hereto received by a party hereto, including, without limitation: (a) consents, waivers, amendments and modifications that may hereafter be executed; (b) the Loan Documents; and (c) financial statements, certificates, and other information previously or hereafter furnished to any of the Agents, any Issuing Bank or any Lender may be reproduced by the party receiving the same by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. Each of the parties hereto agrees and stipulates that, to the extent permitted by Applicable Law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such party in the regular course of business) and that, to the extent permitted by Applicable Law, any enlargement, facsimile, or further reproduction of such reproduction shall likewise be admissible in evidence.

         Section 11.21. Acknowledgment by the Lenders with Regard to Hedging Agreements. Each Lender hereby acknowledges and agrees that in order for the obligations under any Hedging Agreement entered into by and between such Lender (or an affiliate of such Lender) and the Borrower or other Subsidiary Loan Party to constitute an "Obligation" hereunder, such Hedging Agreement must be permitted to be entered into by the Borrower or such Subsidiary Loan Party under Section 6.1 hereof and written notice thereof must be given to the Administrative Agent as provided in the definition of "Obligations" set forth in Article 1 of this Credit Agreement. In addition, each Lender agrees that by executing this Credit Agreement, it shall be bound by the terms hereof and that any of its affiliates that may become Hedge Counterparties after the Amendment No. 9 Closing Date, shall also be bound hereby to the extent applicable to such party as a Secured Party hereunder.

         Section 11.22. Change in GAAP. In the event of any change in generally accepted accounting principles required by the promulgation of any rule, regulation, opinion or other pronouncement of the Financial Accounting Standards Board or if applicable, the Securities and Exchange Commission (or any successor to either of them), and such change affects in the method of calculating the financial covenants or any of the defined terms used therein, then the Borrower and the Lenders agree to negotiate in good faith to amend the affected provisions of this Credit Agreement as necessary so that the covenant levels and/or the criteria for evaluating the consolidated financial condition of Holdings, the Borrower and the Subsidiary Loan Parties as set forth in the financial covenants shall be the same as if such change in generally accepted accounting principles had not occurred.

              [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

                  IN WITNESS WHEREOF, the parties hereto have caused this Credit Agreement to be duly executed as of the day and the year first above written.


                           BORROWER:

                           WILLIAMS COMMUNICATIONS, LLC

                           By: s/Howard S. Kalika
                               ------------------------------------------------
                               Name:  Howard S. Kalika
                               Title: Vice President and Group Executive,
                                      Corporate Development and Finance

                           OLD WCG:

                           WILLIAMS COMMUNICATIONS GROUP, INC.

                           By: s/Howard S. Kalika
                               ------------------------------------------------
                               Name:  Howard S. Kalika
                               Title: Vice President and Group Executive,
                                      Corporate Development and Finance

                           HOLDINGS:

                           WILTEL COMMUNICATIONS GROUP, INC.

                           By: s/Howard S. Kalika
                               ------------------------------------------------
                               Name:  Howard S. Kalika
                               Title: Vice President and Group Executive,
                                      Corporate Development and Finance

                           SUBSIDIARY LOAN PARTIES:

                           CG AUSTRIA, INC. (formerly known as WILLIAMS
                              GLOBAL COMMUNICATIONS HOLDINGS, INC.)
                           CRITICAL CONNECTIONS, INC.
                           WCS COMMUNICATIONS SYSTEMS, INC.
                           WILLIAMS COMMUNICATIONS EMERGING MARKETS, LLC WILLIAMS COMMUNICATIONS MANAGED SERVICES, LLC


                           By: s/Howard S. Kalika
                               ------------------------------------------------
                               Name:  Howard S. Kalika
                               Title: Vice President and/or Treasurer

                           WILLIAMS COMMUNICATIONS MANAGED SERVICES OF
                              CALIFORNIA, INC.
                           WILLIAMS COMMUNICATIONS OF VIRGINIA, INC.
                           WILLIAMS COMMUNICATIONS PROCUREMENT, L.L.C.
                           WILLIAMS LEARNING NETWORK, INC.
                           WILLIAMS LOCAL NETWORK, LLC


                           By: s/Howard S. Kalika
                               ------------------------------------------------
                               Name:  Howard S. Kalika
                               Title: Senior Vice President

                           WILLIAMS COMMUNICATIONS PROCUREMENT, LP
                           By: Williams Communications, LLC, as
                               General Partner

                           By: s/Howard S. Kalika
                               ------------------------------------------------
                               Name:  Howard S. Kalika
                               Title: Vice President and Group Executive,
                                      Corporate Development and Finance

                           WILLIAMS TECHNOLOGY CENTER, LLC
                           By: Williams Communications, LLC, as
                               Sole Member

                           By: s/Howard S. Kalika
                               ------------------------------------------------
                               Name:  Howard S. Kalika
                               Title: Vice President and Group Executive,
                                      Corporate Development and Finance

                           AGENTS AND LENDERS:

                           BANK OF AMERICA, N.A., individually, as Issuing Bank and as Administrative Agent

                           By: s/Patrick Honey
                               ------------------------------------------------
                               Name:  Patrick Honey
                               Title: Vice President

                           JP MORGAN CHASE BANK, individually,
                           as Issuing Bank and as Syndication Agent

                           By: s/Houston A. Stebbins
                               ------------------------------------------------
                               Name:  Houston A. Stebbins
                               Title: Managing Director

                           SALOMON SMITH BARNEY INC.,
                           as Co-Documentation Agent


                           By: s/Carlton B. Klein
                               ------------------------------------------------
                               Name:  Carlton B. Klein
                               Title: Managing Director

                           CITICORP USA, INC.


                           By: s/Carlton B. Klein
                               ------------------------------------------------
                               Name:  Carlton B. Klein
                               Title: Managing Director

                           MERRILL LYNCH PIERCE FENNER & SMITH INCORPORATED (d/b/a MERILL LYNCH & CO.), as Co-Documentation Agent


                           By: s/Anthony J. LaFaire
                               ------------------------------------------------
                               Name:  Anthony J. LaFaire
                               Title: Director


                           MERRILL LYNCH CAPITAL CORPORATION


                           By: s/Anthony J. LaFaire
                               ------------------------------------------------
                               Name:  Anthony J. LaFaire
                               Title: Vice President


                           ABN AMRO BANK N.V.


                           By:
                              -------------------------------------------------
                              Name:
                              Title:

                           By:
                              -------------------------------------------------
                              Name:
                              Title:



                           AHAB PARTNERS, L.P.


                           By: s/Jonathan Gallen
                               ------------------------------------------------
                               Name:  Jonathan Gallen
                               Title: Managing Member, Pequod LLC
                                      General Partner, Ahab Partners, L.P.

                           ARK II CLO 2001-1, LIMITED
                           By: Patriarch Partners II, LLC,
                               its Collateral Manager


                           By: s/Lynn Tilton
                               ------------------------------------------------
                               Name:  Lynn Tilton
                               Title: Manager


                           BANK AUSTRIA CREDITANSTALT CORPORATE FINANCE, INC.


                           By: s/Peter A. Halter
                               ------------------------------------------------
                               Name:  Peter A. Halter
                               Title: Vice President

                           By: s/Dieter H. Boehme
                               ------------------------------------------------
                               Name:  Dieter H. Boehme
                               Title: General Manager


                           BANK OF MONTREAL


                           By: s/Bin Laurence
                               ------------------------------------------------
                               Name:  Bin Laurence
                               Title: Director


                           THE BANK OF NEW YORK


                           By: s/James W. Whitaker
                               ------------------------------------------------
                               Name:  James W. Whitaker
                               Title: Senior Vice President


                           BANK OF OKLAHOMA N.A.


                           By: s/Robert D. Mattax
                               ------------------------------------------------
                               Name:  Robert D. Mattax
                               Title: Senior Vice President

                          BANK ONE, N.A.


                          By:
                              -------------------------------------------------
                              Name:
                              Title:


                          CANPARTNERS INVESTMENTS IV, LLC


                          By:
                              -------------------------------------------------
                              Name:
                              Title:


                          CERBERUS PARTNERS, L.P.
                          By: Cerberus Associates, L.L.C,
                              its General Partner


                          By:
                              -------------------------------------------------
                              Name:
                              Title:


                          CIBC INC.


                          By: s/Jacqueline Stewart
                              -------------------------------------------------
                              Name:  Jacqueline Stewart
                              Title: Executive Director
                                     CIBC Inc., as Agent


                          CONTRARIAN FUNDS, LLC
                          By: Contrarian Capital Management, LLC
                              as Manager


                          By: s/Janice M. Stanton
                              -------------------------------------------------
                              Name:  Janice M. Stanton
                              Title: Member

                          CREDIT LYONNAIS NEW YORK BRANCH


                          By: s/Sandra E. Horwitz
                              -------------------------------------------------
                              Name:  Sandra E. Horwitz
                              Title: Senior Vice President


                          CREDIT SUISSE FIRST BOSTON


                          By: s/David L. Sawyer
                              -------------------------------------------------
                              Name:  David L. Sawyer
                              Title: Director

                          By: s/Michael Criscito
                              -------------------------------------------------
                              Name:  Michael Criscito
                              Title: Director


                          DEUTSCHE BANK AG NEW YORK BRANCH AND/OR CAYMAN ISLANDS BRANCH


                          By: s/Anca Trifan
                              -------------------------------------------------
                              Name:  Anca Trifan
                              Title: Director

                          By: s/Alexander Richarz
                              -------------------------------------------------
                              Name:  Alexander Richarz
                              Title: Vice President


                          DEUTSCHE BANK TRUST COMPANY AMERICAS


                          By: s/Anca Trifan
                              -------------------------------------------------
                              Name:  Anca Trifan
                              Title: Director

                          DREYFUS HIGH YIELD STRATEGIES FUND


                          By:
                              -------------------------------------------------
                              Name:
                              Title:


                          FERNWOOD ASSOCIATES L.P.


                          By:
                              -------------------------------------------------
                              Name:
                              Title:


                          FLEET NATIONAL BANK


                          By: s/Matthew M. Speh
                              -------------------------------------------------
                              Name:  Matthew M. Speh
                              Title: Authorized Officer


                          FRANKLIN MUTUAL ADVISERS, LLC


                          By: s/Bradley Takahashi
                              -------------------------------------------------
                              Name:  Bradley Takahashi
                              Title: Vice President


                          GOLDMAN SACHS CREDIT PARTNERS L.P.


                          By:  s/Robert S. Fanelli
                               ------------------------------------------------
                               Name:  Robert S. Fanelli
                               Title: Authorized Signatory

                          HAMILTON CDO, LTD.
                          By: Stanfield Capital Partners LLC
                              as its Collateral Manager


                          By: s/Gregory L. Smith
                              -------------------------------------------------
                              Name:  Gregory L. Smith
                              Title: Partner


                          IBM CREDIT CORPORATION


                          By: s/Steven A. Flanagan
                              -------------------------------------------------
                              Name:  Steven A. Flanagan
                              Title: Manager, Global Special Handling


                          KBC BANK, N.V.


                          By: s/Robert Snauffer
                              -------------------------------------------------
                              Name:  Robert Snauffer
                              Title: First Vice President


                          By: s/Eric Raskin
                              -------------------------------------------------
                              Name:  Eric Raskin
                              Title: Vice President


                          LEHMAN COMMERCIAL PAPER INC.


                          By: s/James P. Seery, Jr.
                              -------------------------------------------------
                              Name:  James P. Seery, Jr.
                              Title: Authorized Signatory


                          LOEB PARTNERS CORPORATION


                          By: s/Gideon J. King
                              -------------------------------------------------
                              Name:  Gideon J. King
                              Title: Executive Vice President

                          MERRILL LYNCH GLOBAL ALLOCATION FUND, INC.


                          By: s/Lisa O'Donnell
                              -------------------------------------------------
                              Name:  Lisa O'Donnell
                              Title: Director MLIM
                                     Authorized Signatory


                          MERRILL LYNCH SERIES FUNDS, INC.
                          Global Allocation Strategy Portfolio


                          By: s/Lisa O'Donnell
                              -------------------------------------------------
                              Name:  Lisa O'Donnell
                              Title: Director MLIM
                                     Authorized Signatory


                          MERRILL LYNCH VARIABLE SERIES FUNDS, INC.
                          Global Allocation Focus Fund


                          By: s/Lisa O'Donnell
                              -------------------------------------------------
                              Name:  Lisa O'Donnell
                              Title: Director MLIM
                                     Authorized Signatory


                          MIZUHO CORPORATE BANK, LTD.


                          By: s/John D. Doyle
                              -------------------------------------------------
                              Name:  John D. Doyle
                              Title: Senior Vice President


                          MUZINICH CASHFLOW CBO LTD.


                          By:
                              -------------------------------------------------
                              Name:
                              Title:

                          MUZINICH CASHFLOW CBO II LTD.


                          By:
                              -------------------------------------------------
                              Name:
                              Title:



                          PACIFICA PARTNERS I, L.P.
                          By: Imperial Credit Asset Management
                              as Investment Manager


                          By:  s/Sean R. Walker
                               ------------------------------------------------
                               Name:  Sean R. Walker
                               Title: Vice President



                          PPM AMERICA SPECIAL INVESTMENTS FUND, L.P.
                          By: PPM America, Inc., On Behalf of its Accounts


                          By: s/Brian T. Schinderle
                              -------------------------------------------------
                              Name:  Brian T. Schinderle
                              Title: Senior Managing Director



                          R2 TOP HAT, LTD
                          By: Amalgamated Gadget, L.P., as Investment Manager
                          By: Scepter Holdings, Inc., its General Partner


                          By:
                              -------------------------------------------------
                              Name:
                              Title:


                          SALOMON BROTHERS HOLDING COMPANY, INC.


                          By:
                              -------------------------------------------------
                              Name:
                              Title:

                          SANKATY HIGH YIELD ASSET PARTNERS


                          By: s/Diane J. Exter
                              -------------------------------------------------
                              Name: Diane J. Exter
                              Title: Managing Director
                                     Portfolio Manager


                          SANKATY HIGH YIELD PARTNERS II LP


                          By: s/Diane J. Exter
                              -------------------------------------------------
                              Name:  Diane J. Exter
                              Title: Managing Director
                                     Portfolio Manager


                          SCOTIABANC INC.


                          By: s/William E. Zarrett
                              -------------------------------------------------
                              Name:  William E. Zarrett
                              Title: Managing Director


                          STANFIELD CLO, LTD.
                          By: Stanfield Capital Partners LLC
                              as its Collateral Manager


                          By: s/Gregory L. Smith
                              -------------------------------------------------
                              Name:  Gregory L. Smith
                              Title: Partner


                          STANFIELD/RMF TRANSATLANTIC CDO, LTD.
                          By: Stanfield Capital Partners LLC
                              as its Collateral Manager


                          By: s/Gregory L. Smith
                              -------------------------------------------------
                              Name:  Gregory L. Smith
                              Title: Partner

                          WACHOVIA BANK, NATIONAL ASSOCIATION


                          By: s/Tom Bohrer
                              -------------------------------------------------
                              Name:  Tom Bohrer
                              Title: Director


                          WINDSOR LOAN FUNDING, LIMITED
                          By: Stanfield Capital Partners LLC
                              as its Investment Manager


                          By: s/Gregory L. Smith
                              -------------------------------------------------
                              Name:  Gregory L. Smith
                              Title: Partner